UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Amgen Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 12, 2012

DEAR STOCKHOLDER:

You are invited to attend the 2012 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc. to be held on Wednesday, May 23, 2012, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

At this year’s Annual Meeting you will be asked to: (i) elect fourteen directors to serve for the ensuing year; (ii) ratify the selection of our independent registered public accountants; (iii) hold an advisory vote to approve our executive compensation; (iv) approve the proposed amendment to Amgen’s Restated Certificate of Incorporation, as amended, to authorize stockholder action by written consent; (v) consider four stockholder proposals, if properly presented at the Annual Meeting and (vi) transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and proxy statement describe these matters. We urge you to read this information carefully.

The Board of Directors unanimously believes that election of its nominees for directors, the ratification of its selection of independent registered public accountants, the advisory vote to approve our executive compensation and the amendment to Amgen’s Restated Certificate of Incorporation, as amended, are advisable and in Amgen’s best interests and that of its stockholders. Accordingly, the Board of Directors recommends a vote FOR the election of the fourteen nominees for directors, FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants, FOR the advisory vote to approve our executive compensation and FOR the approval of the proposed amendment to Amgen’s Restated Certificate of Incorporation, as amended. The Board of Directors unanimously believes that the stockholder proposals are not in the best interests of Amgen and its stockholders, and, accordingly, recommends a vote AGAINST the stockholder proposals. In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

If you plan to attend the Annual Meeting, you will need an admittance ticket or proof of ownership of our Common Stock as of the close of business on March 26, 2012. Please read “INFORMATION CONCERNING VOTING AND SOLICITATION—Attendance at the Annual Meeting” in the accompanying proxy statement.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting in person. We are pleased to use the Securities and Exchange Commission rule that permits companies to furnish proxy materials to certain of our stockholders over the Internet. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice Regarding the Availability of Proxy Materials previously mailed to you and the instructions listed on the Internet site. If you have received a paper copy of the proxy statement and proxy card, you may grant a proxy to vote your shares by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy electronically via the Internet or by telephone by following the instructions on the proxy card. If your shares are held in “street name,” which means shares held of record by a broker, bank, trust or other nominee, you should review the Notice Regarding the Availability of Proxy Materials or proxy statement and voting instruction form used by that firm to determine whether and how you will be able to submit your proxy by telephone or over the Internet. Submitting a proxy over the Internet, by telephone or by mailing a proxy card, will ensure your shares are represented at the Annual Meeting. Your vote is important, regardless of the number of shares that you own.

On behalf of the Board of Directors, I thank you for your participation. We look forward to seeing you on May 23.

Sincerely,

Kevin W. Sharer

Chairman of the Board and Chief Executive Officer

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 23, 2012

TO THE STOCKHOLDERS OF AMGEN INC.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders, or Annual Meeting, of Amgen Inc., a Delaware corporation, will be held on Wednesday, May 23, 2012, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362, for the following purposes:

1.

To elect fourteen directors to the Board of Directors of Amgen for a term of office expiring at the 2013 annual meeting of stockholders. The nominees for election to the Board of Directors are Dr. David Baltimore, Mr. Frank J. Biondi, Jr., Mr. Robert A. Bradway, Mr. François de Carbonnel, Dr. Vance D. Coffman, Dr. Rebecca M. Henderson, Mr. Frank C. Herringer, Dr. Tyler Jacks, Dr. Gilbert S. Omenn, Ms. Judith C. Pelham, Admiral J. Paul Reason, USN (Retired), Mr. Leonard D. Schaeffer, Mr. Kevin W. Sharer and Dr. Ronald D. Sugar;

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2012;

3.	To hold an advisory vote to approve our executive compensation;

4.	To approve the proposed amendment to Amgen’s Restated Certificate of Incorporation, as amended, to authorize stockholder action by written consent;

5.	To consider four stockholder proposals, if properly presented; and

6.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 26, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods: (i) by accessing the Internet site described in these voting materials or voting instruction form provided to you; (ii) by calling the toll-free number or (iii) by signing, dating and returning any proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation.

By Order of the Board of Directors

David J. Scott

Secretary

Thousand Oaks, California

April 12, 2012

AMGEN INC.

One Amgen Center Drive

Thousand Oaks, California 91320-1799

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

The enclosed proxy is solicited on behalf of the Board of Directors, or Board, of Amgen Inc., a Delaware corporation, for use at our 2012 Annual Meeting of Stockholders, or Annual Meeting, to be held on Wednesday, May 23, 2012, at 11:00 A.M., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders and any business properly brought before the Annual Meeting. Amgen may also be referred to as the Company, we, us or our in this proxy statement. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, California 91362.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this proxy statement available on the Internet and to mail the Notice, or to mail the proxy statement and proxy card, as applicable, on or about April 12, 2012 to all stockholders entitled to notice of and to vote at the Annual Meeting.

In this proxy statement when we refer to our fiscal year, we mean the twelve-month period ending December 31 of the stated year (for example, fiscal 2011 is January 1, 2011 through December 31, 2011), unless specifically stated otherwise.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Stockholder Meeting to Be Held on May 23, 2012.

This proxy statement, our 2011 annual report and our other proxy materials are available at: www.amstock.com/ProxyServices/Amgen. At this website, you will find a complete set of the following proxy materials: notice of 2012 annual meeting of stockholders; proxy statement; 2011 annual report to stockholders and form proxy card. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the meeting.

What Are You Voting On?

You will be entitled to vote on the following proposals at the Annual Meeting:

•	The election of fourteen directors to serve on our Board for a term of office expiring at the 2013 annual meeting of stockholders;

•	The ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2012;

•	The advisory vote to approve our executive compensation;

•	The proposed amendment to our Restated Certificate of Incorporation, as amended, to authorize stockholder action by written consent; and

•	Four stockholder proposals, if properly presented.

Who Can Vote

The Board has set March 26, 2012 as the record date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our common stock, $.0001 par value per share, or Common Stock, as of the close of business on March 26, 2012. You are entitled to one vote on each proposal for each share of Common Stock you held on the record date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference Between a Stockholder of Record and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below.

Shares Outstanding and Quorum

At the close of business on March 26, 2012, there were 782,409,949 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of a majority of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

•	you are present in person at the Annual Meeting; or

•	your shares are represented by a properly submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.

Voting Your Shares

You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (2) for shares held as a record holder and shares held in “street name.”

Shares Held as a Record Holder. If you hold your shares of Common Stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. You may request paper copies of the proxy statement and proxy card by following the instructions on the Notice. If you hold your shares of

Common Stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.

Shares Held in Street Name. If you hold your shares of Common Stock in street name, you will receive a Notice from your broker, bank, trust or other nominee that includes instructions on how to vote your shares. Your broker, bank, trust or other nominee may allow you to deliver your voting instructions over the Internet and may also permit you to submit your voting instructions by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker, bank, trust or other nominee.

The Internet and telephone voting facilities will close at 11:59 P.M., Eastern Time, on May 22, 2012. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the Annual Meeting.

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, you may request a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank, trust or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your broker, bank, trust or other nominee). Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below regarding “Attendance at the Annual Meeting.”

Changing Your Vote

As a stockholder of record, if you vote by proxy, you may revoke that proxy or change your vote at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy or change his or her vote prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Secretary of the Company at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, (ii) duly submitting a later-dated proxy over the Internet, by mail or by telephone or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

If You Receive More Than One Proxy Card or Notice

If you receive more than one proxy card or Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Notice you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on March 26, 2012 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS VERY IMPORTANT.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the proxy holder will vote your shares:

•	FOR the election of the fourteen nominees listed in this proxy statement to serve on our Board for a term of office expiring at the 2013 annual meeting of stockholders;

•	FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2012;

•	FOR the advisory vote to approve our executive compensation;

•	FOR the amendment to our Restated Certificate of Incorporation, as amended, to authorize stockholder action by written consent; and

•	AGAINST the four stockholder proposals, if properly presented.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of Ernst & Young LLP as our independent registered public accountants. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board, the advisory vote to approve our executive compensation, the amendment to our Restated Certificate of Incorporation or on any stockholder proposal.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. In addition, other than the stockholder proposals described in this proxy statement, no other stockholder proposal or nomination was received on a timely basis, so no such matters may be brought to a vote at the Annual Meeting.

Counting of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

Election of Directors. We have a majority voting standard for the election of directors in uncontested elections, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. In the election of directors, you may either vote “for,” “against” or “abstain.” Cumulative voting is not permitted. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee exceeds the number of votes cast “against” the nominee. For these purposes, abstentions will not count as a vote “for” or “against” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes will have no effect on the election of directors as brokers are not entitled to vote on this proposal. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a “holdover” director, but must tender his or her resignation to the Board promptly after certification of the election results of the stockholder vote. The Governance and Nominating Committee of the Board will then recommend to the Board whether to accept the resignation or whether other action should be taken. The Board will act on the tendered resignation, taking into account the recommendation of the Governance and Nominating Committee, and the Board’s decision will be publicly disclosed within 90 days after certification of the election results of the stockholder vote. A director who tenders his or her resignation after failing to receive a majority of the votes cast will not participate in the recommendation of the Governance and Nominating Committee or the decision of the Board with respect to his or her resignation.

Ratification of Auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the ratification. Because brokers have discretionary authority to vote on the ratification, we do not expect any broker non-votes in connection with the ratification.

Advisory Vote on Executive Compensation. The approval of the advisory vote on our executive compensation requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal. Brokers do not have discretionary authority to vote on this proposal. Broker non-votes, however, will have no effect on the proposal as brokers are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.

Amendment to Our Restated Certificate of Incorporation. The approval of the proposed amendment to our Restated Certificate of Incorporation, as amended, to authorize stockholder action by written consent requires the affirmative vote of the holders of not less than a majority of the outstanding shares of our Common Stock entitled to vote on the matter. In addition, the proposed amendment will be effective only if a Certificate of Amendment to the Restated Certificate of Incorporation, which includes the amendment to the Restated Certificate of Incorporation, as amended, approved by stockholders, is filed with the Secretary of State of the State of Delaware. Abstentions will have the same effect as votes against the proposed amendment to the Restated Certificate of Incorporation. Brokers do not have discretionary authority to vote on this proposal and broker non-votes will have the same effect as votes against the proposal.

Stockholder Proposals. The approval of each of the stockholder proposals, if properly presented at the Annual Meeting, requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions will have the same effect as votes “against” such proposal. Brokers do not have discretionary authority to vote on these proposals. Broker non-votes, therefore, will have no effect on the four stockholder proposals as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

Inspector of Election

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $200,000 plus distribution costs and other costs and expenses. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California, 91320-1799 for the ten days prior to the Annual Meeting, and also at the Annual Meeting.

Attendance at the Annual Meeting

To attend the Annual Meeting, you will need an admittance ticket and proof of ownership of our Common Stock as of the close of business on March 26, 2012. If you have received a paper copy of the proxy statement, to receive an admittance ticket you will need to complete and return the postage-paid reply card attached to this proxy statement. If you received electronic delivery of this proxy statement, you will receive an e-mail with instructions for obtaining an admittance ticket. If you are viewing the proxy statement over the Internet, please follow the instructions indicated on the website referred to in the Notice. Each stockholder is entitled to one admittance ticket. Directions to attend the Annual Meeting will be sent with your admittance ticket and are available at the website referred to in the Notice and www.amstock.com/ProxyServices/Amgen.

You must bring certain documents with you to be admitted to the Annual Meeting. The purpose of this requirement is to help us verify that you are actually a stockholder of the Company. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company’s Common Stock as of the close of business on March 26, 2012. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of the Company’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank, trust or other nominee, and the broker, bank, trust or other nominee is the record holder instead. All persons must bring a valid personal photo identification (such as a driver’s license or passport). If you are a record holder, at the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 26, 2012.

If a broker, bank, trust or other nominee was the record holder of your shares of Common Stock as of the close of business on March 26, 2012, then you must also bring to the Annual Meeting:

•	Proof that you owned shares of our Common Stock as of the close of business on March 26, 2012.

Examples of proof of ownership include the following: (1) an original or a copy of the voting information form from your bank or broker with your name on it; (2) a letter from your bank or broker stating that you owned shares of our Common Stock as of the close of business on March 26, 2012 or (3) a brokerage account statement indicating that you owned shares of our Common Stock as of the close of business on March 26, 2012.

If you are a proxy holder for a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 26, 2012, then you must also bring to the Annual Meeting:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of our Common Stock as of the close of business on March 26, 2012.

ITEM 1

ELECTION OF DIRECTORS

Under our Restated Certificate of Incorporation, as amended, or Certificate of Incorporation, and our Amended and Restated Bylaws, the Board of Directors, or Board, has the power to set the number of directors from time to time by resolution. The Board has currently fixed the number of directors at thirteen and increased it to fourteen contingent upon all of the nominees for director set forth below being elected, including Dr. Tyler Jacks, a new nominee for director. In October 2011, Robert A. Bradway was appointed to serve as a director and, as a result, we currently have thirteen directors in office. Based upon the recommendation of our Governance and Nominating Committee, the Board has nominated the directors set forth below to stand for re-election, each of whom is currently a director, and Dr. Jacks to stand for initial election, in each case for a one-year term expiring at our 2013 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier retirement, resignation, disqualification, removal or death.

Nominee	Age	Director Since	Audit	Governance and Nominating	Executive	Compensation and Management Development	Equity Award	Corporate Responsibility and Compliance
Dr. David Baltimore	74	1999	X	X
Mr. Frank J. Biondi, Jr.	67	2002	C		X
Mr. Robert A. Bradway	49	2011
Mr. François de Carbonnel	65	2008	X	X
Dr. Vance D. Coffman	68	2007		C	X	X	X
Dr. Rebecca M. Henderson	51	2009		X				X
Mr. Frank C. Herringer	69	2004		X	X	C	C
Dr. Tyler Jacks	51	n/a
Dr. Gilbert S. Omenn	70	1987	X					X
Ms. Judith C. Pelham	66	1995	X					X
Admiral J. Paul Reason, USN (Retired)	71	2001				X		X
Mr. Leonard D. Schaeffer	66	2004			X	X		C
Mr. Kevin W. Sharer	64	1992			C		X
Dr. Ronald D. Sugar	63	2010		X		X

“C” indicates Chair of the committee.

Vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled only by a majority of the directors remaining in office, even though less than a quorum. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the size of the Board) will serve until the next annual meeting of stockholders and until such director’s successor is elected and qualified, or until such director’s earlier retirement, resignation, disqualification, removal or death.

If any nominee should become unavailable for election prior to the 2012 Annual Meeting of Stockholders, or Annual Meeting, an event that currently is not anticipated by the Board, the proxies will be voted in favor of the election of a substitute nominee or nominees proposed by the Board or the number of directors may be reduced accordingly. Each nominee has agreed to serve if elected and the Board has no reason to believe that any nominee will be unable to serve.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our directors meet the qualifications and skills of our Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations in Appendix A. There are no family relationships among any of our directors or among any of our directors and our executive officers.

DAVID BALTIMORE

Dr. David Baltimore is President Emeritus and Robert Andrews Millikan Professor of Biology at the California Institute of Technology, or Caltech. He received the Nobel Prize in Medicine as a co-recipient in 1975. Dr. Baltimore was a director of BB Biotech, AG, a Swiss investment company, from 2004 to March 2011 and served as a director of MedImmune, Inc., a privately-held antibody formulation company, from 2003 to 2007. He has also been a director of Regulus Therapeutics Inc., a privately-held biopharmaceutical company, since 2008, and Immune Design Corp. (formerly Vaccsys), a privately-held vaccine company of which he is a founder, since 2008. Also in 2008, he became a founder of Calimmune, Inc., a privately-held company developing a stem-cell HIV/AIDS therapy and serves as Chairman of the board of directors.

Dr. Baltimore was President of Caltech from 1997 to 2006. Prior to this, he was a professor at the Massachusetts Institute of Technology, or MIT, and at The Rockefeller University where he also served as the President. During this time he was also the Chairman of the National Institutes of Health AIDS Vaccine Research Committee, a director and member of the Whitehead Institute for Biomedical Research, and a professor of microbiology and research professor of the American Cancer Society. He was a postdoctoral fellow at MIT and Albert Einstein College of Medicine and on the staff of The Salk Institute for Biological Studies. Dr. Baltimore has been awarded honorary degrees from numerous institutions, including Harvard, Yale and Columbia.

Dr. Baltimore holds leadership roles in a number of scientific and philanthropic non-profit organizations, currently serving as a director of the Broad Institute of MIT and Harvard, a director of the Foundation for Biomedical Research and a member of the Human Genome Organisation.

The Board concluded that Dr. Baltimore should serve on the Board because Dr. Baltimore has spent his career in scientific academia at a number of well-known and highly regarded institutions. This experience provides Dr. Baltimore with extensive scientific knowledge and a deep understanding of our industry and of the research and development activities and operations of our Company.

ROBERT A. BRADWAY

Mr. Robert A. Bradway has served as a director of the Company since October 2011. Mr. Bradway has been the Company’s President and Chief Operating Officer since May 2010 and will succeed to the role of Chief Executive Officer in May 2012. Mr. Bradway joined the Company in 2006 as Vice President, Operations Strategy and served as Executive Vice President and Chief Financial Officer from April 2007 to May 2010. Prior to joining the Company, he was a Managing Director and Head of International Banking at Morgan Stanley in London since 2001 where he had responsibility for the firm’s banking department and corporate finance activities in Europe and focused on healthcare.

Mr. Bradway has been a director of Norfolk Southern Corporation, a transportation company, since July 2011, serving on its Audit and Finance Committees.

The Board concluded that Mr. Bradway should serve on the Board due to Mr. Bradway’s knowledge of all aspects of our business, combined with his leadership and management skills having served as our President and Chief Operating Officer and formerly our Chief Financial Officer. During this time, Mr. Bradway provided strong leadership through a variety of challenges and this positions him well to serve as a director and provides the Board with a knowledgeable perspective with regard to the Company’s products and operations.

FRANK J. BIONDI

Mr. Frank J. Biondi, Jr. has served as Senior Managing Director of WaterView Advisors LLC, an investment advisor organization, since 1999. Prior to WaterView Advisors, Mr. Biondi was the Chairman and Chief Executive Officer of Universal Studios, Inc. from 1996 to 1998, the President and Chief Executive Officer of Viacom, Inc. from 1987 to 1996, Executive Vice President of Entertainment Business Sector of The Coca-Cola Company and Chairman and Chief Executive Officer of Coca-Cola Television from 1985 to 1987, Vice President of Time Inc. from 1978 to 1984 and Chairman and Chief Executive Officer of its subsidiary Home Box Office, Inc. in 1984, and Assistant Treasurer of the Children’s Television Workshop from 1974 to 1978.

Mr. Biondi has been a director of Cablevision Systems Corp., a telecommunications, media and entertainment company, since 2005, Hasbro, Inc., a toy and games company, since 1999, Seagate Technology, a manufacturer of hard disk drives, since 2005 and RealD Inc., a global licensor of three-dimensional technologies, since July 2010. He serves on the Compensation and Nominating and Governance Committees of Hasbro, on the Audit, Compensation and Finance and Strategic and Financial Transactions Committees of Seagate Technology and on the Compensation and Audit Committees of RealD. From 2008 until May 2010, Mr. Biondi was a director of Yahoo! Inc., a provider of Internet services, serving on its Compensation Committee. From 2002 to 2008, he was a director of Harrahs Entertainment, Inc., a gaming corporation, serving on its Compensation and Governance Committees, and from 1995 to 2008 he was a director of The Bank of New York Mellon Corporation, an asset management and securities services company, serving on its Compensation and Risk Committees. He has also been a director of Vail Resorts, Inc., a mountain resort operator, and The Seagram Company, a liquor and spirits company.

The Board concluded that Mr. Biondi should serve on the Board due to Mr. Biondi’s experience as chief executive officer of many large, public companies and his current role with WaterView Advisors which provide valuable management and leadership skills, as well as an understanding of the operations and financial results and prospects of our Company. Given his financial and leadership experience, Mr. Biondi has been determined to be an Audit Committee financial expert by our Board.

VANCE D. COFFMAN

Dr. Vance D. Coffman has been a director of 3M Company, a consumer and office products and services company, since 2002 and he has been a director of Deere & Company, a farm and construction machinery company, since 2004. He serves on the Compensation and Nominating and Governance Committees of 3M and the Compensation and Corporate Governance Committees of Deere. Dr. Coffman was also director of Bristol-Myers Squibb Company, a pharmaceutical company, and a member of its Audit, Governance and Compliance Committees, from 1998 to 2007.

Dr. Coffman was the Chairman of the Board and Chief Executive Officer of Lockheed Martin Corporation, an aerospace and defense company, from 1998 to 2005, and was ex officio member of all board committees. From 1997 to 1998, he was Vice Chairman of the Board and Chief Executive Officer of Lockheed Martin. He is currently on the Board of Trustees of the Naval Postgraduate School Foundation, the Advisory Board of Stanford University and the Board of Governors of the Iowa State University Foundation. Dr. Coffman has been a Member of the National Academy of Engineering since 1997 and a Fellow of the American Institute of Aeronautics and Astronautics and the American Astronautical Society since 1989 and 1997, respectively.

The Board concluded that Dr. Coffman should serve on the Board as during his service as Chairman of the Board and Chief Executive Officer of Lockheed Martin, Dr. Coffman acquired important leadership and management skills that provide insight into the operations of our Company and the challenges of managing a complex organization.

FRANÇOIS DE CARBONNEL

Mr. François de Carbonnel is a director of corporations and corporate advisor. Mr. de Carbonnel was a director of Thomson S.A., a French multimedia corporation, from 2007 to January 2010, serving as Chairman of the Audit Committee since April 2007 and as non-executive Chairman of the Board from April 2008 to April 2009. He has also been a director and Chairman of the Remuneration and Nominating Committee of Pages Jaunes S.A., a French company which publishes directories and internet band advertising, since 2004, and of Quilvest S.A., a Luxembourg company which provides wealth management and private equity services, since 2006. Mr. de Carbonnel has been a director of a number of funds managed by Ecofin, a privately-held investment management firm that provides discretionary fund management services and advice to institutions, utilities and infrastructure industries since 2004 and of Mazars Group, a privately-held international organization specializing in audit, accountancy, tax, legal and advisory services since December 2011.

Mr. de Carbonnel was the Senior Advisor of the Global Corporate and Investment Bank of Citigroup from 2004 to 2006, and its Managing Director from 1999 to 2004. He was the Chairman and Chief Executive Officer of Midial S.A., a French company, from 1994 to 1998, Chairman of General Electric Capital SNC from 1996 to 1998. He was a corporate Vice President of General Electric Company and President of General Electric Capital-Europe from 1990 to 1992, President of Strategic Planning Associates, an international consulting company, from 1981 to 1990 and Vice President of Boston Consulting Group from 1971 to 1981. He has been a member of the business board of advisors of the Carnegie Mellon Tepper School of Business since 1984. Mr. de Carbonnel is a French citizen and resides in Europe.

The Board concluded that Mr. de Carbonnel should serve on the Board because Mr. de Carbonnel has acquired knowledge, skills and brings a strong vantage point through his international career as an executive officer of well-known consulting companies as well as a number of public companies. This perspective is important as the Company undertakes further global expansion plans. Given his experience in the financial industry, Mr. de Carbonnel has been determined to be an Audit Committee financial expert by our Board.

REBECCA M. HENDERSON

Dr. Rebecca M. Henderson has been the John and Natty McArthur University Professor at Harvard University since September 2011 and has been on the faculty of the Harvard Business School serving as the Senator John Heinz Professor of Environmental Management since July 2009. Prior to this, she was a professor of management at MIT for 21 years, having been the Eastman Kodak LFM Professor of Management since 1999. Since 1995, she has also been a Research Associate at the National Bureau of Economic Research. She specializes in technology strategy and the broader strategic problems faced by companies in high technology industries. Dr. Henderson has been a director of IDEXX Laboratories, Inc., a company which develops and commercializes technology-based products and services for veterinary, food and water applications, since 2003, serving on its Finance and Nominating and Governance Committees.

Dr. Henderson has also served as a director of the Ember Corporation, a privately-held semiconductor chip manufacturer, and on its Compensation Committee, from 2001 to July 2009. She has further been a director of Linbeck Construction Corporation, a privately-held facility solutions company. In May 2011, Dr. Henderson was appointed to the U.S. Department of Commerce Innovation Advisory Board which was established as a result of the America COMPETES Reauthorization Act of 2010 signed into law by President Obama on January 4, 2011 and will guide a study of U.S. economic competitiveness and innovation to help inform national policies at the heart of U.S. job creation and global competitiveness. Dr. Henderson has published articles, papers and reviews in a range of scholarly journals, and sits on the editorial board of Research Policy, a multi-disciplinary journal.

The Board concluded that Dr. Henderson should serve on the Board because Dr. Henderson’s study of the complex strategy issues faced by high technology companies provides unique insight into the Company’s strategic and technology issues.

FRANK C. HERRINGER

Mr. Frank C. Herringer has been Chairman of the Board of Transamerica Corporation, a financial services company, since 1995. Mr. Herringer was an executive with Transamerica for 20 years, including its Chief Executive Officer from 1991 until its acquisition by Aegon N.V. in 1999, subsequently serving on Aegon’s Executive Board for one year and he is currently a director of Aegon US Holding Corporation. Mr. Herringer has been a director of The Charles Schwab Corporation, a brokerage and banking company, since 1996, serving on its Compensation, Nominating and Corporate Governance Committees, and of Safeway Inc., a food and drug retailer, since 2008, serving on its Executive Compensation and Nominating and Corporate Governance Committees. From 2002 to 2005, Mr. Herringer was a director of AT&T Corporation, and a member of its Audit and Compensation Committees. He is also currently a director of Cardax Pharmaceuticals, Inc., a privately-held biotechnology company, and sat on the Board of Trustees of the California Pacific Medical Center, a privately-held not-for-profit academic medical center, from 1983 until 2009. In 2004, Mr. Herringer was named an Outstanding Director of the Year by the Outstanding Director’s Exchange.

The Board concluded that Mr. Herringer should serve on the Board due to Mr. Herringer’s career as Transamerica’s Chief Executive Officer and Chairman of the Board which developed Mr. Herringer’s management and leadership skills and provides an informed perspective on our financial performance, prospects and strategy.

TYLER JACKS

The Governance and Nominating Committee has recommended Dr. Tyler Jacks as a new nominee to stand for initial election to the Board at the Annual Meeting. Dr. Jacks was first identified to the Governance and Nominating Committee as a potential director candidate by Dr. David Baltimore, a member of the Company’s Board. Dr. Jacks joined the Massachusetts Institute of Technology in 1992 and is currently the David H. Koch Professor of Biology and director of the David H. Koch Institute for Integrative Cancer Research, which brings together biologists and engineers to improve detection, diagnosis and treatment of cancer. Dr. Jacks has been an investigator with the Howard Hughes Medical Institute, a nonprofit medical research organization, since 2002. Dr. Jacks has been a director of Thermo Fisher Scientific, Inc., a life sciences supply company, since May 2009 and was a founder of T2 Biosystems, Inc., a privately-held biotechnology company, since 2006. Dr. Jacks serves on numerous scientific advisory boards including Epizyme, Inc., a privately-held biopharmaceutical company, since 2007 and Aveo Pharmaceuticals Inc., a cancer therapeutics company, since 2001. Dr. Jacks was appointed to the National Cancer Advisory Board, which advises and assists the Director of the National Cancer Institute with respect to the National Cancer Program, in October 2011. Dr. Jacks was a director of the Massachusetts Institute of Technology’s Center for Cancer Research from 2001 to 2008 and received numerous awards including the Paul Marks Prize for Cancer Research and the American Association for Cancer Research Award for Outstanding Achievement. He was elected to the National Academy of Sciences as well as the Institute of Medicine in 2009.

The Board concluded that Dr. Jacks should serve on the Board due to Dr. Jacks’ extensive scientific expertise relevant to our industry, including his broad experience as a cancer researcher and service on several scientific advisory boards. His expertise in the field of oncology, which includes pioneering the use of technology to study cancer-associated genes and to construct animal models of many human cancer types, is evidenced by his recent appointment to the National Cancer Advisory Board and by his numerous awards for cancer research. Dr. Jacks’ scientific knowledge and thorough understanding of our industry positions him to provide valuable insights into the scientific activities of our Company.

GILBERT S. OMENN

Dr. Gilbert S. Omenn has been Professor of Internal Medicine, Human Genetics and Public Health and Director of the Center for Computational Medicine and Bioinformatics at the University of Michigan since 1997. From 1997 to 2002, he was the Chief Executive Officer of the University of Michigan Health System and Executive Vice President of the University of Michigan for Medical Affairs. Previously he was a professor of medicine and of environmental health and Dean of the School of Public Health and Community Medicine at the University of Washington, as well as a senior member of the Fred Hutchinson Cancer Research Center. He has been an affiliate faculty member of the Institute for Systems Biology in Seattle since June 2009.

Dr. Omenn was a director of Rohm & Haas Co., a manufacturer of specialty chemicals (now a wholly-owned subsidiary of The Dow Chemical Company) from May 1987 until March 2009, where he served on the Audit, Nominating, and Sustainability Committees, and of OccuLogix, Inc., an early-stage eye disease therapy company, from 2005 until 2008, serving on its Finance and Compensation Committees. Dr. Omenn has been a member of the scientific advisory boards of: Motorola, Inc., an electronics and equipment company, from 1998 to December 2010; Galectin Therapeutics, Inc. (formerly Pro-Pharmaceuticals Inc), an early-stage pharmaceutical company, since July 2009; Compendia Biosciences Inc., a privately-held bioinformatics firm, since February 2007; Innocentive Innovation Inc., a privately-held information technology firm, since 2006, and Armune BioSciences, Inc. a privately-held early-stage in vitro diagnostic company, since February 2008, as well as a director of the latter.

Dr. Omenn’s civic, scientific and non-profit leadership roles include serving as a director of the Harvard Medical Alumni Association, Hastings Center, the Center for Public Integrity, the U.S. Civilian R&D Foundation CRDF-Global, Population Services International, Center for Naval Analysis (CNA) and the Salzburg Global Seminar. Previously, he served as a director of United Way, the Fred Hutchinson Cancer Research Center, and the American Association for the Advancement of Science. Earlier he served as Associate Director of the Office of Science and Technology Policy and Associate Director of the Office of Management and Budget in the Executive Office of the President of the United States from 1977 to 1981 and Chair of the Presidential/Congressional Commission on Risk Assessment and Risk Management from 1994 to 1997. Dr. Omenn has received several honors and awards and has published many significant papers, reviews and books.

The Board concluded that Dr. Omenn should serve on the Board due to Dr. Omenn’s broad scientific, medical and research experience, including his leadership roles at the University of Michigan and the University of Washington, which provides perspectives on the requirements and behaviors of the medical community as well as special insight into the research and development, risk management, and compliance activities of our Company.

JUDITH C. PELHAM

Ms. Judith C. Pelham is the President Emeritus of Trinity Health, a national system of healthcare facilities, including hospitals, long-term care, home care, psychiatric care, residences for the elderly and ambulatory care, and one of the largest Catholic healthcare systems in the U.S. Prior to her current position at Trinity Health, she was the President and Chief Executive Officer of Trinity Health from 2000 to 2004, the President and Chief Executive Officer of Mercy Health Services, a system of hospitals, home care, long-term care, ambulatory services and managed care, from 1993 to 2000, the President and Chief Executive Officer of the Daughters of Charity Health Services, a network of hospitals, home care and ambulatory services, from 1982 to 1992, and the Assistant Vice President of Brigham and Women’s Hospital from 1976 to 1980.

In February 2011, Ms. Pelham became a director of Zoll Medical Corporation, a medical products and software solutions company. Ms. Pelham was a director of Eclipsys Corporation, a healthcare IT solutions company, from 2009 to August 2010 when it merged with AllScripts and was a member of its Compensation Committee. In addition, from 2005 to 2006 she was a director of Hospira, Inc., a specialty pharmaceutical delivery company, and a member of its Audit and Public Policy and Compliance Committees. She also sits on the board of trustees of Smith College and is a member of its Audit, Finance, and Buildings and Grounds and Advancement Committees.

Ms. Pelham has received numerous honors for her civic and healthcare systems leadership, including the CEO IT Achievement Award in 2004 from Modern Healthcare and the Healthcare Information Management Systems Society for her leadership in implementing information technology in healthcare provider organizations and the National Quality Healthcare Award in 2004 from the National Committee for Quality Healthcare, for innovation and implementation of clinical quality and patient safety systems. She received the American Hospital Association Partnership for Action Grassroots Advocacy Award in 1992 in recognition of her work in healthcare reform.

The Board concluded that Ms. Pelham should serve on the Board due to Ms. Pelham’s career as an executive leader at a number of large healthcare systems, as well her extensive experience developing programs to improve the health status of communities and championing innovation and advances in the delivery of, access to and financing of healthcare, provide an understanding of the nation’s healthcare system, the patient populations served by our Company’s products and the operations of our Company.

J. PAUL REASON

Admiral J. Paul Reason, USN (Retired) served as Commander-in-Chief of the U.S. Atlantic Fleet, as Naval Aide to the President of the United States and in numerous other roles and assignments in his 34 years career in the U.S. Navy. Upon leaving the Navy, Admiral Reason was an executive at SYNTEK Technologies, Inc., a consulting and professional services company, then served as the President and Chief Operating Officer of Metro Machine Corporation, a shipyard operator, from 2000 to 2005, and its Vice Chairman and President from 2005 to 2006. Since 2006, he has been an independent consultant.

Admiral Reason has served as a director of Norfolk Southern Corporation, a transportation company, and on its Audit, Finance and Compensation Committees since 2002. Admiral Reason was a director of Todd Shipyards Corporation, a shipbuilding company, from 2007 until February 2011, when it ceased to be a public company and became a wholly-owned subsidiary of Vigor Industrial LLC, and served on its Compensation Committee since 2007. From 2001 to 2006, he was a director of Wal-Mart Stores, Inc., a retail company, and served on its Audit Committee. In addition to his active service in the U.S. Navy, Admiral Reason is a member of the National War Powers Commission and was Chairman of the U.S. Navy Memorial Foundation. He authored Sailing New Seas, a blueprint for the governance of maritime forces in the 21st century. He has been the Chairman of ORAU Foundation, which provides educational and technical support to the Oak Ridge National Laboratory, and a member of the Naval Studies Board of National Academics NRC-NSB, both since 2007.

The Board concluded that Admiral Reason should serve on the Board due to Admiral Reason’s leadership in the U.S. Navy and in executive positions at Metro Machine Corporation which provides broad leadership and strategic skills and perspective, particularly with regard to interaction with government agencies in our heavily regulated industry.

LEONARD D. SCHAEFFER

Mr. Leonard D. Schaeffer has been a Senior Advisor for TPG Capital, a private investment firm, since 2006 and a partner at North Bristol Partners LLC, a privately-held consulting company since 2006. From 2007 to 2011, Mr. Schaeffer served as the Chairman of the Board of Surgical Care Affiliates, LLC, a privately-held company operating a national network of ambulatory surgical centers and surgical hospitals. From November 2004 to November 2005, Mr. Schaeffer served as Chairman of the Board of WellPoint, Inc., the largest health insurance company in the United States created by the combination of WellPoint Health Networks, Inc. and Anthem, Inc. From 1992 until 2004, Mr. Schaeffer served as Chairman of the Board and Chief Executive Officer of WellPoint Health Networks, Inc. He was a director of Allergan, Inc., a specialty pharmaceutical company, from 1993 to May 2011, serving as Chair of its Organization and Compensation Committee and as a member of its Corporate Governance Committee, and serves as a director of Quintiles Transnational Corp., a privately-held clinical research and consulting services company, since 2008, serving as Chair of its Corporate Governance and Compliance Committee and on its Audit Committee. Mr. Schaeffer was a director of the National Institute for Health Care Management from 1993 to 2005 and has served on its Advisory Board from 2005 to present.

Mr. Schaeffer has been the Chairman of the Board, from 1989 to 2004, and Chief Executive Officer, from 1986 to 2002, of Blue Cross of California, President and Chief Executive Officer of Group Health, Inc., a health maintenance organization, from 1983 to 1986, Executive Vice President and Chief Operating Officer of the Student Loan Marketing Association (Sallie Mae) from 1980 to 1982, and Administrator of the Centers for Medicaid and Medicare Services, or CMS (formerly the Health Care Financing Administration), from 1978 to 1980. Prior to CMS, Mr. Schaeffer was employed by the Department of Health and Human Services in 1978, the Illinois Bureau of the Budget from 1975 to 1976 and the Illinois Department of Mental Health from 1972 to 1975. Mr. Schaeffer was named the Judge Widney Professor and Chair at the University of Southern California in 2007 and serves on the board of The Brookings Institution, the RAND Corporation and the board of fellows of Harvard Medical School. Mr. Schaeffer is also a member of the Institute of Medicine of the National Academy of Sciences.

The Board concluded that Mr. Schaeffer should serve on the Board as Mr. Schaeffer’s career as a chief executive officer of health insurance organizations such as Blue Cross and WellPoint, as well as his experience with and insight gained into government reimbursement programs while with CMS, provide a deep understanding of the nation’s healthcare system, healthcare industry, private and public reimbursement programs and the operations of our Company.

KEVIN W. SHARER

Mr. Kevin W. Sharer has been the Company’s Chief Executive Officer, or CEO, since May 2000 and has been Chairman of our Board of Directors since January 2001. Effective as of May 23, 2012, Mr. Sharer will step down as CEO of the Company. Mr. Sharer will remain as Chairman of the Board until December 31, 2012 at which time he will retire from the Board and the Company. Mr. Sharer served as Amgen’s President and Chief Operating Officer from 1992 to May 2000, as CEO and President from May 2000 to May 2010 and has been a director of Amgen since November 1992. Under Mr. Sharer’s leadership as CEO, the Company has successfully launched nine products and completed the biotechnology industry’s largest-ever acquisition, which brought our eighth product, Enbrel®. During Mr. Sharer’s tenure as CEO, Amgen has grown its annual revenues from over $3 billion in 1999 to revenues approaching $16 billion in 2011. Prior to joining the Company, Mr. Sharer was an executive with MCI Communications Corporation and the General Electric Company and a consultant with McKinsey & Company, Inc.

Mr. Sharer’s leadership skills were shaped by his training at the U.S. Naval Academy. He became lieutenant commander in the U.S. Navy, serving on two nuclear attack submarines and overseeing one nuclear submarine’s construction. After he left the U.S. Navy, he attended business school, receiving his MBA from the University of Pittsburgh.

Mr. Sharer has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2007 and a member of its Board Nominating and Governance and Management Compensation Committees. He has served as a director of Northrop Grumman Corporation, a global security company, since 2003 and is on its Policy Committee. From 2001 to 2007, Mr. Sharer was a director of 3M Company, and from 1996 to 2005 he was a director of Unocal Corporation, a crude petroleum and natural gas company, serving on its Board Governance and Management Development and Compensation Committees. He was also the Chairman of the Board of Pharmaceutical Research and Manufacturers of America from 2005 to 2007. He is Chairman of the Board of the Los Angeles County Museum of National History.

The Board concluded that Mr. Sharer should serve on the Board because Mr. Sharer’s knowledge regarding our Company’s operations and the markets and industries in which we compete provides a critical link between management and the Board of Directors, enabling the Board to provide its oversight function with the benefit of management’s perspective of the business.

RONALD D. SUGAR

Dr. Ronald D. Sugar is the retired Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global security company, having held these posts from 2003 through 2009. He was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President, Chief Operating Officer and director of Litton Industries, Inc., a developer of military products, from 2000 until 2001, and Chief Financial Officer of TRW, Inc., an aerospace, automotive and credit reporting company, from 1994 to 1996, and President and Chief Operating Officer of TRW Aerospace, a developer of missile systems and spacecraft, from 1998 to 2000. He is a senior advisor to Ares Management LLC, a privately-held asset manager and Securities and Exchange Commission registered investment advisor, and a senior advisor to Northrop Grumman Corporation, both since 2010.

Dr. Sugar has been a director of Chevron Corporation, a petroleum, exploration, production and refining company, since 2005, and chairs its Audit Committee. Dr. Sugar has also been a director of Apple Inc., a manufacturer and seller of, among other things, personal computers, mobile communication and media devices since 2010 and of Air Lease Corporation, an aircraft leasing company, since 2010. Dr. Sugar chairs the Audit and Finance Committee of Apple, chairs the Compensation Committee of Air Lease, and serves on the Air Lease Governance Committee. Dr. Sugar is a member of the National Academy of Engineering, trustee of the University of Southern California, member of UCLA Anderson School of Management Board of Visitors, director of the Los Angeles Philharmonic Association and national trustee of the Boys and Girls Clubs of America.

The Board concluded that Dr. Sugar should serve on our Board because Dr. Sugar’s board and senior executive-level expertise, including his recent experience as Chairman and Chief Executive Officer of Northrop Grumman Corporation, provides valuable leadership experience and insight in the areas of operations, government affairs, technology and finance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE FOURTEEN NAMED NOMINEES.

ITEM 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has selected Ernst & Young LLP, or Ernst & Young, as our independent registered public accountants for the fiscal year ending December 31, 2012, and the Board has further directed that management submit this selection for ratification by the stockholders at our Annual Meeting. Ernst & Young has served as our independent registered public accounting firm and has audited our financial statements since the Company’s inception in 1980. A representative of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young as our independent registered public accountants is not required by our Certificate of Incorporation, our Amended and Restated Bylaws, or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young, but still may retain them. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

ITEM 3

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

This advisory stockholder vote, commonly known as “Say on Pay,” gives you as a stockholder the opportunity to endorse or not endorse our executive pay program and policies. Accordingly, you are being asked to vote on the compensation of our Named Executive Officers, or NEOs, as disclosed in the Compensation Discussion and Analysis and related compensation tables and the narrative in this proxy statement.

Our compensation programs reflect the following objectives that are strongly aligned with the interests of our stockholders:

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Pay for performance in a manner that strongly aligns with stockholder interests by rewarding performance on both a short- and long-term basis. Our executive cash incentive and equity incentive programs for 2011 depended primarily on achieving our business and financial goals, growth in the price of our Common Stock and our relative long-term total shareholder return, or TSR. The largest portion of long-term incentive, or LTI, equity awards granted to our NEOs is based on the performance of our TSR relative to our peer group’s TSR over a three-year period. We generally do not offer defined benefit or traditional executive supplemental defined benefit pension plans to our NEOs.

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Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success. To attract executive talent with proven skills and experience, we believe the inducements and compensation packages we offer need to provide a sufficient catalyst for executives to agree to join our management team, account for compensation lost in joining our team and compare favorably to compensation obtainable at companies where we compete for high caliber executive talent.

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Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value. Examples include our clawback policy, which applies to cash or equity compensation payouts awarded to executive officers, and our executive stock ownership guidelines, which by requiring executives to hold significant amounts of the Company’s equity, further aligns their interests with the interests of our stockholders and our long-term success.

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Consider all Amgen staff members in the design of our executive compensation programs, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success. As a result, there are no special plans for our NEOs.

Our 2011 Executive Compensation Was Aligned With Our Performance:

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Our solid performance in 2011 grew revenues by 4% over 2010 to $15.6 billion. Our strong balance sheet permitted us to initiate payment of quarterly dividends, with a dividend of $0.28 per share declared in July and October 2011, and an increased dividend declared in December 2011 for stockholders of record in February 2012 of $0.36 per share. In 2011, we returned $500 million of cash to our stockholders through dividends and $8.3 billion through stock repurchases equal to approximately 15% of our Common Stock outstanding as of December 31, 2010.

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Our stock price increased from $54.90 to $64.21 per share during 2011, reflecting strong stock price appreciation of approximately 17% and a one-year TSR of 18%, including the impact of our dividends under our new plan to return capital to stockholders.

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Our annual cash incentive award program for 2011 resulted in payment of 181.9% of target opportunity based on our financial (revenue and adjusted earnings per share, or EPS) and operational objectives. This annual cash incentive award program payment was primarily driven by our strong revenue and EPS performance (which benefited from our strategic decision to expand our stock repurchase program reflecting our confidence in the long-term value of our Company) and, to a lesser degree, our execution and advancement of our pipeline. Going forward, we have determined to replace EPS with adjusted net income as one of the two primary financial goals in our annual cash incentive award program to align compensation with a measure that more directly correlates with the underlying performance of our operations.

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However, given our TSR for the longer-term 2009-2011 performance period under our performance award program, our performance award program payout for the 2009-2011 performance period was reduced to only 45.5% of target.

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In December 2011, we announced that Kevin W. Sharer, our Chairman of the Board and Chief Executive Officer, or CEO, notified us of his plan to step down as CEO on May 23, 2012, the date of the Company’s 2012 Annual Meeting of Stockholders, and as Chairman of the Board at the end of 2012. Prior to that time, the Board of Directors, or Board, had engaged in extensive succession planning efforts. As a result, the independent members of the Board announced that Robert A. Bradway, our President and Chief Operating Officer, will succeed Mr. Sharer as CEO effective May 23, 2012. There is no separation agreement with Mr. Sharer and no employment agreement with Mr. Bradway.

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In March 2012, the Compensation and Management Development Committee, or Compensation Committee, targeted Mr. Bradway’s LTI equity award compensation for CEO at the median of our 2012 peer group, resulting in a 34% reduction in targeted LTI equity award value from the previous CEO award value in 2011. This reduction was primarily due to our change in compensation philosophy to target the median of our peer group to be responsive to our stockholders. In addition, Mr. Bradway’s base salary was set slightly above the 30th percentile of our peer group and his annual cash incentive award target was set at the median of our 2012 peer group. In sum, Mr. Bradway’s total target compensation falls below the median of our 2012 peer group, resulting in target compensation that is 32% lower than Mr. Sharer’s 2011 total target compensation, reflective of Mr. Sharer’s service in this role in excess of ten years.

•

Also in December 2011, Dr. Roger M. Perlmutter, Executive Vice President, Research and Development, announced his plans to retire effective February 12, 2012. The Board appointed Dr. Sean E. Harper, our Senior Vice President, Global Development and Corporate Chief Medical Officer, who has a decade of experience at our Company, as Dr. Perlmutter’s successor.

•

We successfully recruited Anthony C. Hooper as our new Executive Vice President, Global Commercial Operations. Mr. Hooper is a seasoned global business leader who has led commercial operations in mature and emerging pharmaceutical markets, and his experience is key to our global expansion objectives. Now, with Messrs. Bradway and Hooper and Jonathan M. Peacock, our Executive Vice President and Chief Financial Officer, we have significantly strengthened the international experience and expertise of our senior management team to help us navigate our entry into new markets worldwide.

2011 Stockholder Outreach and Resulting Changes to Our Compensation Programs:

During 2011 management engaged in extensive outreach efforts with our stockholders to discuss concerns those stockholders had with our compensation policies and practices. We reached out to stockholders comprising over 59% of our outstanding shares. We made the following changes effective for our 2012 compensation program:

•

Changed our compensation philosophy and significantly reduced the grant value of regular annual LTI equity awards by lowering the benchmarking target by 25 percentage points to the 50th percentile, or median, of our peer group to be responsive to our stockholders. When combined with changes in our peer group (as described below), this resulted in reductions in LTI equity award grant date targeted valuations for 2012 of 34% for Mr. Sharer, our current CEO, on an annual basis and a 72% reduction based on the actual grant provided to Mr. Sharer in 2012 to reflect his partial year of service as CEO in 2012.

•	Replaced time-vested LTI equity awards with performance-based equity awards by increasing the weighting of performance units from 50% to 80% of our regular annual LTI equity award grant values,

resulting in 80% of units granted being in the form of performance units. To make this shift, we eliminated time-vested stock options and a portion of the value of time-vested restricted stock units, or RSUs, as illustrated in the following chart:

LTI Equity Awards	2010 Allocation	2011 Allocation	2012 Allocation
Performance Units	40%	50%	80%
Stock Options	40%	25%	0%
RSUs	20%	25%	20%

•

Linked actual pay delivery from LTI equity awards more closely to performance because performance units only vest if specified performance goals are achieved. Historically, our relative or absolute TSR has been a primary metric for determining the extent to which performance units may be earned, and currently, our outstanding performance units are earned exclusively based on our TSR relative to the TSRs of our peer group companies. We believe TSR is an important metric as it provides the greatest indication of stockholder alignment and ensures that compensation realized reflects our stock performance relative to our peer group. Our move in 2012 to 80% allocation of performance units further increases the emphasis of our compensation on performance for 2012 and beyond. As illustration, our performance unit payouts over the last three years resulted in below-target payouts at the following percentages of target grant values, due to the reduction in the units earned based primarily on our TSR multipliers in effect for these years.

Performance Period	Absolute TSR	TSR Multiplier Effect (% of Earned Award Paid)	Multiplier (Relative or Absolute TSR)	Payout as a % of Target
2009-2011 performance period	6.5%	50%	Relative	45.5%
2008-2010 performance period	3.7%	73%	Absolute	73.0%
2007-2009 performance period	(0.3)%	50%	Absolute	47.4%

•

Rebalanced our peer group to include Allergan, Inc. and Celgene Corporation for 2012 decisions, in addition to Gilead Sciences, Inc. which was previously added to our peer group for 2011 decisions. These three companies are among those in our industry with which we both most closely compete for executive talent and closely match in terms of market capitalization and revenue.

•

Replaced EPS with adjusted net income as one of the two primary financial goals in our 2012 annual cash incentive award program to align compensation with a measure that more directly correlates with the underlying performance of our operations.

•

Increased the stock ownership guideline for our CEO from five times base salary to six times base salary to further align the interests of our CEO to our stockholders and mitigate potential compensation-related risk.

Board Recommends Vote “FOR” Our Executive Compensation:

Our Board believes that our current executive compensation program aligns the interests of our executives with those of our stockholders. We intend that our compensation programs reward actions and outcomes that are consistent with the sound operation of our Company and are aligned with the creation of long-term stockholder value.

For the reasons discussed above, the Board recommends that stockholders vote “FOR” the following resolution:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Securities and Exchange Commission rules in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure of this proxy statement.”

Although this vote is advisory and is not binding on the Board, our Compensation Committee values the opinions expressed by our stockholders and will consider the outcome of the vote when making future executive compensation decisions.

We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote on executive compensation at our 2013 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION INDICATING THE APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.

ITEM 4

APPROVAL OF AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

TO AUTHORIZE STOCKHOLDER ACTION BY WRITTEN CONSENT

We received a stockholder proposal in each of the last two years requesting our Board of Directors, or Board, to take the steps necessary to permit stockholder action by written consent. At our 2010 annual meeting of stockholders, the stockholder written consent proposal was approved by 62.66% of the votes cast (representing 46.45% of our outstanding shares). In 2011, our Board decided to oppose the stockholder written consent proposal a second time as it believed that the support in 2010 was based largely on older investor written consent policies. While the 2011 stockholder proposal received far less support, it was nonetheless approved by 50.19% of the votes cast (representing 38.10% of our outstanding shares). The Board continues to be concerned that stockholder action by written consent without the appropriate safeguards is not in the best interests of our Company or our stockholders, particularly when it enables uninformed action, creates stockholder disenfranchisement, or is lacking in procedural requirements. We have also received feedback from our stockholders on this issue and many expressed concerns about stockholder rights to act by written consent without procedural safeguards. Thus, our Board has determined to recommend a proposal to authorize stockholder action by written consent that is designed to avoid many of the concerns presented by the prior stockholder proposals and expressed by our stockholders. Our Board has declared advisable and has submitted to our stockholders for their approval, the amendment to our Restated Certificate of Incorporation attached hereto as Appendix B (the “Amendment”) that would permit action by written consent of our stockholders, subject to certain procedural requirements designed to protect the best interests of the Company and all of our stockholders.

At present, our Restated Certificate of Incorporation does not permit any stockholder action by written consent. The General Corporation Law of the State of Delaware permits us to restrict stockholders’ ability to act by written consent in our Restated Certificate of Incorporation or eliminate it entirely. The Board is proposing the Amendment that, while enabling action by written consent, contains procedural safeguards to ensure a stockholder action by written consent does not occur without adequate notice, transparency, information or time. Without these procedural safeguards, stockholder action by written consent creates the potential for uninformed action and stockholder confusion and potentially disables the Company from pursuing superior alternatives in the face of an unsolicited takeover. The safeguards include the following:

•

To ensure that a stockholder who has little or no support for the action being proposed does not cause the Company to incur unnecessary expense or disruption caused by a consent solicitation, the proposed Amendment requires a minimum stock ownership threshold of 15% or more of the outstanding stock to request the Board to set a record date to determine stockholders entitled to consent, which is the same ownership threshold as is required for stockholders to call a special meeting.

•

To provide transparency, any stockholder seeking to act by written consent would be required to provide the same information as would be required to propose a matter to be acted upon at a stockholder meeting or to nominate a director.

•

To ensure that the written consent is in compliance with applicable laws and is not duplicative, the written consent process would not be available for a limited number of matters, specifically: (i) those matters that would not be a proper subject for stockholder action, (ii) if an identical or substantially similar item is included in the Company’s notice of meeting for a meeting that has been called but not yet held, and is within ninety (90) days of the request to set a record date, or (iii) if the request to set a record date involved a violation of the federal proxy rules or other applicable law.

•

To provide the Board with a reasonable timeframe to properly evaluate and respond to a stockholder request, the Amendment requires that the Board must act, with respect to a valid request, to set a record date by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery by the stockholder of any information requested by the Company to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent. The record date must be no more than ten (10) days after the Board action to set a record date. Should the Board fail to set a record date by the required date, the record date is the date the first signed stockholder written consent is delivered to the Company.

•

To ensure that stockholders have sufficient time to consider the proposal and any statements in opposition, as well as to provide the Board the opportunity to present its views regarding the proposal and, in appropriate cases, to pursue superior options in a proposed change of control of the Company, the proposed Amendment would put the timing of action by written consent on the same timetable as action at a special meeting called by stockholders and by prohibiting dating and delivering consents until ninety (90) days after the delivery of a valid request to set a record date.

•

To protect against stockholder disenfranchisement, consents must be solicited from all stockholders, giving each stockholder the right to consider and act on a proposal. This protection would eliminate the possibility that a small group of stockholders could act without a public and transparent discussion of the merits of any proposed action, and without the input from all of our stockholders.

Without the foregoing procedural safeguards, a group of stockholders could, among other actions, remove and replace the sitting Board without notice to the Company and without making publicly available information regarding this stockholder action by written consent. Further, in the most likely context in which written consent would be employed, involving a potential change of control of the Company, the uncertain timetable created by a written consent without this procedural structure would allow the action to be effective as soon as written consents representing the requisite number of votes are received, without giving the Board or our other stockholders adequate time to consider potential ramifications or suitable alternatives. This uncertainty could prevent the Board from receiving the highest value for the Company and our stockholders in a potential sale transaction, as potential bidders may not want to engage in the cost and effort of due diligence and negotiations given the possibility that at any time, without notice, the Board they were negotiating with might be replaced and a transaction agreed to with the party soliciting consents. These procedural safeguards also prevent duplicative proposals, where a similar proposal had been noticed for a meeting within ninety (90) days and require an independent inspector of elections to be able to establish the accuracy of the tabulation of the stockholder action by written consent, which is in all parties’ best interests.

If this proposal to approve the Amendment is adopted by the requisite vote of our stockholders, Article Tenth of our Restated Certificate of Incorporation will be amended as set forth in the Certificate of Amendment of Restated Certificate of Incorporation (Certificate of Amendment) attached hereto as Appendix B upon the filing of the Certificate of Amendment with the Secretary of the State of the State of Delaware and our Amended and Restated Bylaws will be correspondingly amended.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION.

ITEM 5

STOCKHOLDER PROPOSALS

Certain stockholders have informed the Company that they intend to present the proposals set forth below at our 2012 Annual Meeting of Stockholders, or Annual Meeting. If the stockholders (or their respective “qualified representatives” as determined under our Amended and Restated Bylaws) are present at the Annual Meeting and properly submit their respective proposal for a vote, then the stockholder proposals will be voted upon at the Annual Meeting.

In accordance with the Federal securities laws, the stockholder proposals and supporting statements are presented below as submitted by the stockholders and are quoted verbatim (including footnotes) and are in italics. The Company disclaims all responsibility for the content of the proposals and the supporting statements, including websites and other sources referenced in the supporting statements. Any references to websites are not intended to function as a hyperlink, and the information contained on any such websites are not intended to be part of this proxy statement.

FOR THE REASONS STATED IN THE BOARD’S RESPONSES, WHICH FOLLOW EACH OF THE STOCKHOLDER PROPOSALS, THE BOARD STRONGLY AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” ALL STOCKHOLDER PROPOSALS #1, #2, #3 AND #4.

Stockholder Proposal #1

The UAW Retiree Medical Benefits Trust with an address of 301 North Main Street, Suite 100, Ann Arbor, MI 48104, owner of 1,679,924 shares of our Common Stock as of October 6, 2011, and the Illinois State Board of Investment with an address of 180 North LaSalle Street, Suite 2015, Chicago, Illinois 60601, owner of 202,332 shares of our Common Stock as of December 1, 2011 have notified the Company that they intend to submit the following proposal at the Annual Meeting:

RESOLVED: That stockholders of Amgen Inc. (“Amgen” or the “Company”) ask the board of directors to adopt a policy that the board’s Chairman be an independent director according to the definition set forth in the Nasdaq Listing Rules, unless Amgen’s stock ceases being listed there and is listed on another exchange, at which point that exchange’s standard of independence should apply. If the board determines that a Chairman who was independent when he or she was selected is no longer independent, the board shall promptly select a new Chairman who satisfies this independence requirement. Compliance with this requirement may be excused if no director who qualifies as independent is elected by stockholders or if no independent director is willing to serve as Chairman. This policy shall apply prospectively so as not to violate any contractual obligation at the time it is adopted.

SUPPORTING STATEMENT

Amgen’s CEO Kevin Sharer also serves as Chairman of the Company’s board. In our view, an independent board chair promotes greater board effectiveness. The primary duty of a board of directors is to oversee the management of a company on behalf of its stockholders, and we believe that the combined CEO and chair compromises this important oversight function. It also weakens the board’s ability to exercise strong and independent leadership.

In March 2009, the Chairman’s Forum, a group of over 50 current and former board chairman, directors, chief executives, investors and governance experts hosted by Yale’s Millstein Center, endorsed the voluntary adoption of independent, non-executive chairmen of the board, finding that “[t]he independent chair curbs conflicts of interest, promotes oversight of risk, manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.” (Chairing the Board: The Case for Independent Leadership in Corporate North America, Yale Millstein Center, 2009).

We believe that independent board leadership would be particularly valuable at Amgen, where CEO pay is disconnected from company performance. Despite a 3% loss of share value in 2010 and a 7% loss in share value over the previous five years, total compensation paid to Mr. Sharer increased by 37% from 2009 to 2010. (Peter Whoriskey, “Cozy Relationships and ‘Peer Benchmarking’ Send CEOs’ Pay Soaring.” The Washington Post, Oct. 3, 2011) The company’s 2011 proxy statement reports that the board benchmarks long term equity awards to the 75th percentile of its peer group, although the company is at or below the 25th percentile for annual revenues, net income and employee count. An October 2011 article in The Washington Post detailed ties between Mr. Sharer and four of the six members of the board’s compensation committee. (Ibid.) Holders of only 56% of shares voted to approve Amgen’s management “say on pay” proposal in 2011, with proxy advisors ISS and Glass Lewis both recommending that clients vote against the proposal.

We urge support for this proposal.

Board Response to Stockholder Proposal #1

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #1 for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is not in the best interests of the Company or its stockholders.

The Company’s governing documents permit the roles of the Chairman and CEO to be filled by the same or different individuals. This flexibility permits the Board to choose a leadership structure that can be tailored to the strengths of the Company’s officers and directors and best addresses the Company’s evolving and highly complex business. Each year, the Board reviews its leadership structure to determine whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and its stockholders. As part of its December 2011 evaluation, the Board has determined that combining the roles of Chairman and CEO in Mr. Sharer at this time offers several distinct benefits to the Company and its stockholders. After considering Mr. Sharer’s unique insight, along with the Company’s current corporate governance structure, including its strong emphasis on Board independence, a strong independent presiding director and focus on Board and committee involvement, the Board concluded that the Company can more effectively execute its strategy and business plans to maximize stockholder value if Mr. Sharer continues to hold the positions of Chairman and CEO.

Independent oversight of management is a keystone of the Company’s corporate governance structure. The Board believes that the interests of the Company and its stockholders are best served when the Board’s independent members are fully involved in the Company’s operations. The Board does not consider the mandated separation of the Chairman and CEO to be necessary to accomplish this goal. The Company achieves independent oversight of executive management through the composition of the Board, through use of a presiding independent director and through the Company’s corporate governance policies and practices.

The Board remains committed to having both a substantial majority of independent directors and a strong committee system. 12 out of the 14 director nominees (over 85%) are independent as defined by the NASDAQ listing standards and the requirements of the SEC, with Messrs. Sharer and Bradway representing the sole exceptions. All members of the Board’s key committees (Audit, Compensation and Management Development, Corporate Responsibility and Compliance and Governance and Nominating) are independent. This means that oversight of critical issues such as the integrity of the Company’s financial statements, the efficacy of the Company’s enterprise risk management program, executive compensation decisions (including for Mr. Sharer), and the development and implementation of the Company’s corporate governance policies and practices is entrusted to independent directors. The Company’s independent directors routinely meet without the presence of executive management, including at each regularly scheduled Board meeting, to review the Company’s performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items, as needed. Mr. Sharer, our CEO, will be stepping down from his position as CEO effective as of the 2012 Annual Meeting of Stockholders and will continue as Chairman until December 31, 2012, at which time he will retire from that position. The independent members of the Board announced that Mr. Bradway will succeed

Mr. Sharer as CEO effective May 23, 2012. The Board announced their intention to elect Mr. Bradway as Chairman when Mr. Sharer retires from that position at the end of 2012 and the Board will elect a lead independent director at that time.

Additionally, Dr. Coffman, as Chair of the Governance and Nominating Committee, serves as the current presiding independent director. Dr. Coffman’s primary responsibilities include:

•	acting as the principal liaison to the Chairman regarding the views of, and any concerns or issues raised by, the independent directors;

•	setting the agenda for and presiding at all meetings of the independent directors and apprising the Chairman of the issues considered when necessary and appropriate;

•	calling meetings of the independent directors when necessary and appropriate;

•	presiding at all meetings of the Board at which the Chairman is not present; and

•	reviewing, in consultation with the Chairman, schedules, agendas, and materials for Board meetings when necessary and appropriate.

The Company’s governing documents also permit the Board to establish and, when appropriate, adjust the scope of the presiding independent director’s responsibilities. This flexibility gives the Board the ability to appoint a lead independent director if the Board determines that such structure is in the best interests of the Company and its stockholders.

Given the Company’s independent Board structure, role of the presiding independent director and other strong corporate governance practices, the Board believes that mandating a separation of the positions of Chairman and CEO would weaken the Company’s current leadership structure. Furthermore, the proposal would deprive the Board of the valuable flexibility to exercise its business judgment in selecting the individual best suited to serve as Chairman in the future. Accordingly, the Board does not believe that implementing the proposal would be in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL # 1.

Stockholder Proposal #2

Ms. Jovita Carpenter, owner of 200 shares of our Common Stock as of December 1, 2011, naming Jared S. Goodman, counsel for the People for the Ethical Treatment of Animals Foundation, as her proxy with an address of 1536 16th Street NW, Washington, D.C. 20036, has notified the Company that she intends to submit the following proposal at the Annual Meeting:

TRANSPARENCY IN ANIMAL USE

RESOLVED, that the Board is requested to issue an annual report to shareholders detailing measures taken to ensure that Amgen’s animal experimentation oversight committee functions properly with regard to the use of animals in painful and lethal experiments, procedures to ensure appropriate animal care in-house and at contract laboratories, and specifics on how Amgen uses animals and plans to promote alternatives to animal use.

Supporting Statement:

Our Company posts a number of public policies on its website.1 Our environmental policy, for example, provides specific data on compliance issues, energy use,2 and conservation targets. Goals for fuel efficiency, recycling, and waste reduction are clearly articulated.3 Environmental notices of violations are reported.4

[1]	http://www.amgen.com/about/corporate_compliance html.
[2]	http://www.amgen.com/about/environment/performance html.
[3]	http://www.amgen.com/about/environment/targets html.
[4]	http://www.amgen.com/about/environment/compliance.html.

In contrast, our Company’s animal testing policy is composed solely of generic statements and provides no specific information.5 Unlike other international companies,6 it does not provide details such as animal use numbers or specific efforts to incorporate replacement methods.

Publicly available government documents show that our Company’s animal experimentation oversight committee—required by law to review experiments and ensure compliance with applicable laws—is not functioning properly. This committee is the animals’ last line of defense, yet it is not scrutinizing our Company’s animal use as required.

Of the thousands of animals used in the past four years by our Company, a staggering 64% were used in painful experiments, including those in which “appropriate anesthetic, analgestic, or tranquilizing drugs were used.” In 2011, our Company’s oversight committee was cited for failing to properly oversee painful and invasive experiments that involved exposing animals’ blood vessels and inserting tubes into them. It was also cited for failing to review significant changes to experimental protocols involving dogs.7

Our Company states that it “exercises diligent animal welfare oversight for sponsored work at contract research organizations.” Yet in one contract laboratory used by our Company, Covance, Inc., an undercover investigator videotaped workers striking primates and throwing them against cages. Primates circled frantically in their cages, pulled out their hair, and chewed at their own flesh.8

In another instance, a primate became trapped in his cage bars, unable to reach food or water for days, while others suffered frostbite from inadequate weather protection. The government has cited and fined Covance for improper care and failure to provide pain relief to suffering animals.

Given that 92% of drugs deemed safe and effective when tested on animals fail in human clinical trials and that, of the remaining 8%, half are later relabeled or withdrawn due to unanticipated, severe adverse effects, there is a also a clear scientific imperative for improving how our Company’s products are tested.

Our Company must incorporate recommendations from the National Academy of Sciences to use recent scientific advances to “transform toxicity testing from a system based on whole-animal testing to one founded primarily on in vitro [non-animal] methods.”9 These approaches will improve efficiency and predictivity to humans, and reduce animal use and suffering as well as cost.

We urge stockholders to vote FOR this proposal.

Board Response to Stockholder Proposal #2

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #2 for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is not in the best interests of the Company or its stockholders.

The Board believes the preparation of an additional report as requested by the proponent is an unnecessary use of Company resources. In the course of developing and delivering innovative medicines and treatments to patients, it is essential for the Company to assess the safety and efficacy of new drugs prior to their use in humans. The Company is dedicated to protecting the welfare of animals and diligently fulfills its ethical obligation to provide humane and responsible treatment for research animals. Furthermore, the Company is committed to the development and use of non-animal research methods wherever such methods are available and scientifically valid. The fundamental principles of the Company’s commitment to the ethical use of animals in research are publicly available for review at www.amgen.com/science/ethical_research.html.

[5]	http://www.amgen.com/science/ethical_research.html.
[6]	http://www.novonordisk.com/science/bioethics/animal_ethics.asp.
[7]	http://www.aphis.usda.gov/animal_welfare/efoia/index.shtml.
[8]	http://www.covancecruelty.com.
[9]	Toxicity Testing in the 21st Century: A Vision and a Strategy (NRC 2007).

The Company’s policies and standards on laboratory animal care abide by the principles known as the 3Rs of animal research:

•	Refine animal experiments by eliminating or minimizing impact to animals and reducing potentially painful or invasive procedures wherever possible;

•	Reduce the use of animals by including the absolute minimum number of animals needed to obtain valid results in each experiment; and

•	Replace animals in research by always looking for alternative, non-animal research methods that can provide the data needed to answer key scientific questions.

Furthermore, the Company’s Commitment to the Ethical Use of Animals in Research reflects the Company’s dedication to the humane treatment of animals used in research. In furtherance of this commitment, the Company ensures that:

•

The care and use of all laboratory animals meet or exceed relevant local, national and international regulations. The Company’s programs and facilities are subject to unannounced regulatory review and inspections. They also undergo regular peer review inspections to maintain our accreditation status by the Association for the Assessment and Accreditation of Laboratory Animal Care International (AAALAC), a private nonprofit organization that promotes the humane treatment of animals in science. AAALAC is recognized as the “gold standard” internationally for research animal programs.

•	All animal use is reviewed and approved by a panel of objective experts, which includes independent external representation from the local community.

•

Quality veterinary care is available at all times and all of the Company’s laboratory animals are consistently monitored for signs of ill health by veterinary professionals and other qualified staff members.

•	Staff members involved in the care of laboratory animals are properly trained to ensure they can competently care for these animals.

•

The Company enforces the same high standards at its contract research organizations, with regular on-site evaluations. Service providers that conduct animal research on the Company’s behalf must adhere to high standards in their animal care and welfare practices, must have robust plans in place to prevent any lapses in animal welfare, and are required to promptly address any issues that may arise.

The diligence that the Company brings to animal care and welfare has been recognized by AAALAC. This past year, AAALAC reviewed all four of the Company’s sites in the United States where animal research is conducted and reported that the animal welfare programs at each of these sites were “exemplary”—the highest designation that AAALAC confers. It is a significant achievement to have even one site receive this high distinction, and truly remarkable to have every site in the Company’s U.S. network receive this designation.

The Board believes that the annual report requested by this proposal would not provide greater transparency on the Company’s existing policies or enhance the Company’s exemplary practices regarding animal use. Accordingly, the Board believes that this proposal is unnecessary and that the resources required to prepare an additional report to stockholders, as requested by the proponent, would be better devoted to the Company’s core mission of delivering innovative therapies to patients with grievous illnesses. For the foregoing reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #2.

Stockholder Proposal #3

Pax World Mutual Funds with an address of 30 Penhallow Street, Suite 400, Portsmouth, NH 03801, owner of 302,371 shares of our Common Stock as of December 7, 2011, has notified the Company that it intends to submit the following proposal at the Annual Meeting:

Request for Disclosure of Lobbying Policies and Practices

Whereas, businesses, like individuals, have a recognized legal right to express opinions to legislators and regulators on public policy matters.

It is important that our company’s lobbying positions, as well as processes to influence public policy, are transparent. Public opinion is skeptical of corporate influence on Congress and public policy and questionable lobbying activity may pose risks to our company’s reputation when controversial positions are embraced. Hence, we believe full disclosure of Amgen’s policies, procedures and oversight mechanisms is warranted.

Resolved, the stockholders of Amgen request the Board authorize the preparation of a report, updated annually, disclosing:

1.

Company policy and procedures governing the lobbying of legislators and regulators, including that done on our company’s behalf by trade associations. The disclosure should include both direct and indirect lobbying and grassroots lobbying communications.

2.

A listing of payments (both direct and indirect, including payments to trade associations) used for direct lobbying as well as grassroots lobbying communications, including the amount of the payment and the recipient.

3.	Membership in and payments to any tax-exempt organization that writes model legislation or endorses legislation.

4.	Description of the decision making process and oversight by the management and Board for

a.	direct and indirect lobbying contribution or expenditure; and
b.	expenditures for grassroots lobbying.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation, (b) reflects a view on the legislation and (c) encourages the recipient of the communication to take action with respect to the legislation.

Both “direct and indirect lobbying” and “grassroots lobbying communication” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee of the Board or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As stockholders, we encourage transparency and accountability on the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly as well as grassroots lobbying initiatives. We believe such disclosure is in stockholder’s best interests. Absent a system of accountability, company assets could be used for policy objectives contrary to a company’s long-term interests posing risks to the company and stockholders.

Amgen spent approximately $22.7 million in 2009 and 2010 on direct federal lobbying activities, according to disclosure reports (U.S. Senate Office of Public Records). This figure may not include grassroots lobbying to directly influence legislation by mobilizing public support or opposition. Also, not all states require disclosure of lobbying expenditures to influence legislation or regulation.

Such expenditures and contributions can potentially involve the company in controversies posing reputational risks.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

Board Response to Stockholder Proposal #3

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #3 for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is not in the best interests of the Company or its stockholders.

The Company recognizes the importance of sound public policy in achieving our goal of serving patients by providing therapies that restore health and save lives. Accordingly, it is in the best interests of the Company and its stockholders for the Company to participate in the political process. The Company is committed to transparency in this regard and its contributions and expenditures are well documented as required by existing disclosure requirements and internal policies. As such, the Board believes that producing the report requested by this proposal would be an unnecessary use of the Company’s resources without a commensurate benefit.

The Board is dedicated to the highest standard of legal compliance, ethical behavior and accurate disclosure to the public. The Corporate Responsibility and Compliance Committee of the Board annually reviews the Company’s policies, practices and philosophy regarding making political contributions. Contributions are made in accordance with Company policies approved by senior management and are audited on a regular basis. In addition, the Company strictly complies with the disclosure obligations imposed by the numerous federal, state and local laws that regulate the Company’s political contributions and expenditures at all levels. The Company publicly discloses and regularly updates information regarding its political contributions and lobbying expenditures at www.amgen.com/about/corporate_governance_political_contributions.html. The Company also discloses all of its U.S. lobbying activities to the U.S. House of Representatives and the Company’s corporate contributions and political action committee contributions made to candidates and organizations are publicly disclosed in compliance with the U.S. Congress’s Honest Leadership and Open Government Act.

The Board believes that a combination of the voluntary disclosure on our website and the ample, legally-mandated public disclosure is sufficient to address the concerns cited in this stockholder proposal. Any additional disclosure would impose an unnecessary administrative burden on the Company while providing little, if any, value to the Company’s stockholders. Furthermore, the disclosure of the decision making process behind the Company’s contributions and expenditures could place the Company at a competitive disadvantage by revealing our long-term business strategies and priorities. Accordingly, the Board does not believe that implementing the proposal is in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL # 3.

Stockholder Proposal #4

Mr. William Steiner with an address of 112 Abbottsford Gate, Piermont, NY 10968, owner of at least 500 shares of our Common Stock as of December 12, 2011, has notified the Company that he intends to submit the following proposal at the Annual Meeting:

4 - CEO to Serve on a Maximum of One Other Board

RESOLVED, Shareholders request that our board of directors adopt a policy that allows our Chief Executive Officer to serve on no more than one outside board of directors of a public company that has a market capitalization of more than $200 million. This policy would address any possible need for any exception to this rule.

While our CEO Kevin Sharer was paid $21 million by Amgen he was overextended by directorships on the boards of Northrop Grumman (annual sales of $30 billion) and Chevron (annual sales of $233 billion). Mr. Sharer was also on the Chevron executive pay committee (and Chevron was rated high concern for executive pay by The Corporate Library). Plus Northrop Grumman is no longer headquartered in California.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to make our company more competitive:

The Corporate Library, an independent investment research firm, rated our company “D” with “High Governance Risk” and “High Concern” in Executive Pay – $21 million for Kevin Sharer, our CEO. Mr. Sharer was also potentially entitled to $24 million if there was a change in control.

Our company continued to give out discretionary bonuses – new CFO Jonathan Peacock received a $1 million sign-on bonus. Sign-on bonuses in the form of cash and not tied to performance are not in the best interests of shareholders. In addition, long-term incentive pay for executives continued to include time-vesting equities in the form of market-priced stock options and restricted stock units.

Vance Coffman, on our audit and nomination committees, was designated a “Flagged (Problem) Director” by The Corporate Library due his chairmanship of Bristol-Myers’ audit committee when Bristol-Myers settled an SEC suit alleging substantial accounting fraud. Two-thirds of our nomination committee individually received 17% in negative votes.

The proposal for shareholders to act by written consent received 51% and 63% votes in consecutive years and management did not move to adopt it. In fact management spent extra money to oppose the written consent proposal but could not stop our 51% vote. However, Andrea Robinson, assistant secretary, said it is important to understand Amgen’s shareholder base and how they feel about particular issues.

Mr. Sharer allowed no questions at our 2010 annual meeting when the election of directors and auditors were introduced for voting. Mr. Sharer boasted that he held 85% of proxies and would not even allow our audit firm to answer a question.

Please encourage our board to respond positively to this proposal to increase CEO focus on our company’s challenges – Yes on 4.

Board Response to Stockholder Proposal #4

The Board of Directors recommends a vote “AGAINST” Stockholder Proposal #4 for the following reasons:

Our Board of Directors has considered this proposal and has concluded that it is unnecessary and not in the best interests of the Company or its stockholders.

The Board understands that it is important that our Chief Executive Officer, or CEO, is not overcommitted due to his service on outside boards of directors. The Board also recognizes that the time our CEO spends as a director of outside companies provides him with insight and experience that enhances his value to the Company. To balance these interests, the Board has adopted corporate governance principles requiring our CEO to limit his service on outside boards of directors to ensure that such participation does not interfere with his ability to fulfill his duties to the Company. In furtherance of this policy, the corporate governance principles prohibit our CEO from serving on more than two outside public company boards of directors. In addition, the Governance and Nominating Committee must review and consent to each outside board membership that our CEO desires to accept. This process allows the Governance and Nominating Committee to assess whether our CEO’s commitments might interfere with his effective service to the Company.

The Board believes that the current policy strikes an appropriate balance between permitting our CEO to gather experience as a director on outside boards of directors and preventing him from becoming overcommitted. This proposal would arbitrarily restrict board service, thereby reducing the diversity of issues and insights to which our CEO is exposed and would not be in the best interests of the Company or its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” STOCKHOLDER PROPOSAL #4.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 26, 2012 by: (i) each current director and nominee; (ii) our Chief Executive Officer, our Chief Financial Officer and each of our other three most highly compensated executive officers for the year ended December 31, 2011 (collectively, the NEOs) and (iii) all of our current directors and executive officers as a group. There were 782,409,949 shares of our Common Stock outstanding as of March 26, 2012. None of our directors, nominees, NEOs or executive officers, individually or as a group, beneficially owns greater than 1% of our outstanding shares of Common Stock.

	Amgen Inc. Common Stock(1)(2)
Beneficial Owner	Total Common Stock Beneficially Owned	Shares Acquirable Within 60 Days	Percent of Total
Non-Employee Directors and Nominees
David Baltimore	75,131	46,000	*
Frank J. Biondi, Jr.	62,696	46,000	*
François de Carbonnel	40,339	36,828	*
Vance D. Coffman	50,123	40,000	*
Rebecca M. Henderson	30,000	30,000	*
Frank C. Herringer(3)	44,527	30,000	*
Tyler Jacks	0	0	*
Gilbert S. Omenn	225,497	46,000	*
Judith C. Pelham	65,909	46,000	*
J. Paul Reason	40,554	30,000	*
Leonard D. Schaeffer	41,882	30,000	*
Ronald D. Sugar	25,000	25,000	*

Named Executive Officers
Kevin W. Sharer(4)	901,449	707,125	*
Robert A. Bradway	367,892	326,000	*
Jonathan M. Peacock	58,323	43,750	*
Roger M. Perlmutter(5)	408,231	256,000	*
Anthony C. Hooper	18,201	0	*
All current directors and executive officers as a group (21 individuals) (6)	2,915,689	2,189,644	*

*	Less than 1%.

(1)

Information in this table is based on our records and information provided by directors, NEOs, executive officers and in public filings. Unless otherwise indicated in the footnotes and subject to community property laws, where applicable, each of the directors and nominees, NEOs and executive officers has sole voting and/or investment power with respect to such shares, including shares held in trust.

(2)

Includes shares which the individuals shown have the right to acquire (a) upon vesting of restricted stock units, or RSUs, where the shares are issuable as of March 26, 2012 or within 60 days thereafter, and (b) upon exercise of stock options that are vested as of March 26, 2012 or within 60 days thereafter, as set forth in the table below. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person. Excludes vested RSUs for which receipt has been deferred (deferred RSUs) by certain of the non-employee directors to a date later than 60 days after March 26, 2012 and any dividends paid on the deferred RSUs reinvested to acquire additional deferred RSUs.

Name	RSUs Included	Stock Options Included	RSUs Excluded
David Baltimore	0	46,000	0
Frank J. Biondi, Jr.	0	46,000	9,637
François de Carbonnel	1,828	35,000	2,012
Vance D. Coffman	0	40,000	6,158
Rebecca M. Henderson	0	30,000	3,565
Frank C. Herringer	0	30,000	10,992
Tyler Jacks	0	0	0
Gilbert S. Omenn	0	46,000	4,421
Judith C. Pelham	0	46,000	0
J. Paul Reason	0	30,000	6,158
Leonard D. Schaeffer	0	30,000	3,023
Ronald D. Sugar	0	25,000	1,828
Kevin W. Sharer	29,875	677,250	0
Robert A. Bradway	10,500	315,500	0
Jonathan M. Peacock	0	43,750	0
Roger M. Perlmutter	0	256,000	0
Anthony C. Hooper	0	0	0

(3)	Includes 10,821 shares held by family trusts.

(4)	Includes 189,932 shares held by a trust and 4,392 shares (excluding fractional shares) in Amgen’s Retirement and Savings Plan, or 401(k) Plan.

(5)

The beneficial ownership reported is as of February 12, 2012. On February 12, 2012, Dr. Perlmutter retired from the Company. On February 29, 2012, the Company entered into a one-year consulting services agreement, effective as of February 13, 2012, among the Company, Perlmutter Consulting, Inc. and Dr. Perlmutter, with the option to extend the agreement for a second year by mutual agreement among the parties.

(6)

Includes 868,166 shares (excluding fractional shares) held by the six executive officers who are not NEOs and who have a right to acquire upon the vesting of RSUs that have not been deferred to a date later than 60 days after March 26, 2012 or upon exercise of vested stock options as of March 26, 2012 or within 60 days thereafter. All current directors and executive officers as a group have the right to acquire a total of 79,821 shares upon vesting of RSUs where the shares are issuable as of March 26, 2012 or within 60 days thereafter and 2,109,823 shares upon exercise of stock options that are vested as of March 26, 2012 or within 60 days thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our Common Stock owned by each person or entity known to the Company to be the beneficial owners of more than five percent of our Common Stock as of December 31, 2011, except as noted, based on a review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G through March 30, 2012.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
PRIMECAP Management Company(2) 225 South Lake Avenue, #400 Pasadena, CA 91101	50,703,563	6.48%
BlackRock, Inc.(3) 40 East 52nd Street New York, NY 10022	47,867,806	6.12%
FMR LLC(4) 82 Devonshire Street Boston, MA 02109	43,946,871	5.62%

(1)

The “Percent of Class” reported in this column has been calculated based upon the numbers of shares of Common Stock outstanding as of March 26, 2012 and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)

The amounts shown and the following information was provided by PRIMECAP Management Company pursuant to a Schedule 13G filed with the SEC on February 13, 2012 indicating beneficial ownership as of December 31, 2011 of 50,703,563 shares of our Common Stock. PRIMECAP Management Company reports that it has sole voting power over 15,724,834 of these shares and sole dispositive power over 50,703,563 shares.

(3)

The amounts shown and the following information was provided by BlackRock, Inc. pursuant to a Schedule 13G filed with the SEC on February 13, 2012 indicating beneficial ownership as of December 31, 2011 of 47,867,806 shares of our Common Stock. BlackRock, Inc. reports that it has sole voting and dispositive power over 47,867,806 shares.

(4)

The amounts shown and the following information was provided by FMR LLC pursuant to a Schedule 13G filed with the SEC on February 14, 2012 indicating beneficial ownership as of December 31, 2011 of 43,946,871 shares of our Common Stock. FMR LLC reports that it has sole voting power over 4,059,120 of these shares and sole dispositive power over 43,946,871 shares.

CORPORATE GOVERNANCE

Board of Directors Corporate Governance Highlights

Our Board of Directors, or Board, is governed by our corporate governance principles, which are amended from time to time to incorporate certain current best practices in corporate governance. The corporate governance principles may be found on our website at www.amgen.com and are available in print upon written request to the Company’s Secretary. The Board’s corporate governance practices include the following:

•

Executive Sessions of Independent Directors—Our independent directors meet privately on a regular basis. The chairman of the Governance and Nominating Committee, or Governance Committee, is our presiding independent director, who presides at such meetings and has the additional responsibilities and authorities discussed below.

•

Majority Stockholder Votes Required for Director Elections—If an incumbent director up for re-election at a meeting of stockholders fails to receive a majority of affirmative votes in an uncontested election, the Board will adhere to the director resignation policy as provided in our Amended and Restated Bylaws.

•

Access to Management—We afford our directors ready access to our management. Key members of management attend Board and committee meetings to present information concerning various aspects of the Company, its operations and results. The Corporate Responsibility and Compliance Committee, or Compliance Committee, members also have regular meetings with our Chief Compliance Officer, and the Audit Committee members have regular meetings with our internal auditors.

•

Authority to Retain Outside Advisors—The Board vests its committees with the authority to retain outside advisors. The Audit Committee has the sole authority to hire and terminate the independent registered public accountants. The Compensation and Management Development Committee, or Compensation Committee, has the sole authority to hire and terminate compensation advisors for senior management compensation review. The Governance Committee has the sole authority to hire and terminate search firms to identify director candidates and compensation advisors for our directors’ compensation review.

•

Limitation on Number of Boards—A director who is currently serving as our Chief Executive Officer, or CEO, should not serve on more than two outside public company boards. No director should serve on more than five outside public company boards.

•

Retirement Age—The Board has established a retirement age of 72. A director will retire from the Board on the day of the annual meeting of stockholders following his or her 72nd birthday. The Board has determined that it would be beneficial to have Dr. David Baltimore’s service transition with that of Dr. Tyler Jacks to facilitate such transition and has waived the retirement age with respect to Dr. Baltimore (who is currently 74 years old). Dr. Baltimore will retire from the Board as of the 2013 annual meeting of stockholders.

•

Changes in Circumstances Evaluated—If a director has a substantial change in principal business or professional affiliation or responsibility, including a change in principal occupation, he or she shall offer his or her resignation to the chairman of the Governance Committee. The Governance Committee determines whether to accept the resignation based on what it believes to be in the best interests of the Company and its stockholders.

•

Outside Relationships Require Pre-Approval—Without the prior approval of disinterested members of the Board, directors should not enter into any transaction or relationship with the Company in which they will have a financial or a personal interest or any transaction that otherwise involves a conflict of interest.

•

Conflicts of Interest—If an actual or potential conflict of interest arises for a director or a situation arises giving the appearance of an actual or potential conflict, the director must promptly inform the Chairman of the Board, or Chairman, or the chairman of the Governance Committee. All directors will recuse themselves from any discussion or decision found to affect their personal, business or professional interests.

•

Board and Committee Evaluations—The Board and the Audit, Compensation, Compliance and Governance Committees each have an annual evaluation process which focuses on their role and effectiveness, as well as fulfillment of their fiduciary duties. The Board and Governance Committee completed their evaluations in December 2011, while the Audit Committee, Compensation Committee and Compliance Committee each completed its assessment in October 2011 for further evaluation by the Governance Committee in December. The results of the committee evaluations are reported to the full Board. Each committee was satisfied with its performance.

Director Qualifications and Review of Board Diversity

Our Governance Committee is responsible for determining Board membership qualifications and for selecting, evaluating and recommending to the Board nominees for the annual election to the Board and to fill vacancies as they arise. The Governance Committee reviews periodically with the Board the composition and size of the Board, reviews each committee’s performance and recommends, if necessary, measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity advisable for the Board as a whole and contains at least the minimum number of independent directors required by applicable laws and regulations.

The Governance Committee maintains guidelines for selecting nominees to serve on the Board and for considering stockholder recommendations for nominees. The Amgen Inc. Board of Directors Guidelines for Director Qualifications and Evaluations are included in this proxy statement as Appendix A. Among other things, Board members should possess demonstrated breadth and depth of management and leadership experience, financial and/or business acumen or relevant industry or scientific experience, integrity and high ethical standards, sufficient time to devote to the Company’s business, the ability to oversee, as a director, the Company’s business and affairs for the benefit of our stockholders, the ability to comply with the Amgen Board of Directors’ Code of Conduct and a demonstrated ability to think independently and work collaboratively. In addition, although the Governance Committee does not maintain a diversity policy, the Governance Committee considers diversity in its determinations. Diversity includes race, ethnicity, age and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience and scientific and academic expertise, geography and personal backgrounds.

Leadership Structure and Risk Oversight

Leadership Structure

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. The Board has currently determined that it is in the best interests of the Company and its stockholders to have Mr. Kevin W. Sharer, our CEO, serve as Chairman, coupled with an active presiding independent director. As such, Mr. Sharer holds the position of Chairman and CEO, and Dr. Vance D. Coffman, the chairman of our Governance Committee serves as the presiding independent director. Mr. Sharer will be stepping down from his position as CEO effective as of the 2012 Annual Meeting of Stockholders, or Annual Meeting, and will continue on as Chairman until December 31, 2012, at which time he will retire from that position. Mr. Robert A. Bradway, our President and Chief Operating Officer, will succeed Mr. Sharer as CEO effective May 23, 2012 and the Board has announced their intention to elect Mr. Bradway as Chairman when Mr. Sharer retires from that position at the end of 2012. The Board has also announced their intention to elect a lead independent director at that time.

Corporate Governance Structure. The Board believes our corporate governance structure, with its strong emphasis on Board independence, an active presiding independent director and strong Board and committee involvement, provides sound and robust oversight of management.

Board Independence. At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations regarding director independence to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

Twelve out of the fourteen director nominees (over 85%) are independent as defined by The NASDAQ Stock Market, or NASDAQ, listing standards and the requirements of the Securities and Exchange Commission, or SEC, with the exceptions being Messrs. Sharer and Bradway. All of our directors are elected annually.

Presiding Independent Director. Dr. Coffman, the chairman of our Governance Committee, serves as the presiding independent director. In such position, he serves as a means for regular communication between the independent directors and Mr. Sharer, keeping Mr. Sharer apprised of any concerns, issues or determinations made during the independent sessions, and consults with Mr. Sharer on other matters pertinent to the Company and the Board. The presiding independent director chairs the independent sessions of the Board, as well as meetings of the Board at which Mr. Sharer is not present.

Key Committees Comprised of Independent Directors. The Audit Committee, the Compensation Committee, the Compliance Committee and the Governance Committee are each composed solely of independent directors and provide independent oversight of management. In addition, the Audit and Compensation Committees meet in executive session at all regular meetings with no members of management present (unless otherwise requested by the committee). Each of our committees effectively manages their Board delegated duties and communicates regularly with the Chairman and members of management. In addition, the Compensation Committee has an effective process for monitoring and evaluating Mr. Sharer’s compensation and performance. Each committee chair reports to the full Board at each regular meeting of the Board.

Independent Directors Sessions. At each regularly scheduled Board meeting, the independent directors generally meet in an executive session without Messrs. Sharer and Bradway to review Company performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items. These independent sessions are organized and chaired by our presiding independent director.

Annual Assessment. As part of the Board’s annual self-evaluation process, the Board reviews its leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and its stockholders.

Benefits of Combined Leadership Structure. The Board believes that the Company and its stockholders has been best served by having Mr. Sharer in the role of Chairman and CEO through May 23, 2012 and will continue to be the best served by having Mr. Sharer continue in the role of Chairman for the remainder of 2012 to assist Mr. Bradway in his transition to his new role for the following reasons:

•

Mr. Sharer is most familiar with our highly complex and long-cycle business and the unique challenges we face. Mr. Sharer’s day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters.

•

Mr. Sharer has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Sharer’s wealth of knowledge regarding Company operations and the industries and markets in which we compete positions him to identify and prioritize matters for Board review and deliberation.

•

As Chairman and CEO, Mr. Sharer has served as an important bridge between the Board and management and provided critical leadership for carrying out our strategic initiatives and confronting our challenges. During the remainder of the time that Mr. Sharer serves as Chairman, the Board believes that Mr. Sharer will bring unique insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value in this period of transition.

•

The strength and effectiveness of the communications between Mr. Sharer as our Chairman and Dr. Coffman as our presiding independent director results in effective Board oversight of the issues, plans and prospects of our Company.

Flexibility of Board. The Board is committed to high standards of corporate governance. Our Company and its management team is undergoing great changes as it evolves over time. The Board values its flexibility to select, from time to time, a leadership structure that is best able to serve the Company’s and stockholders’ best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board regularly evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and its stockholders. The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that will enable the Company to most effectively execute its strategy and business plans to maximize stockholder value would be detrimental to the Company and its stockholders.

The Board’s Role in Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including strategic objectives to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is not only understanding control and mitigation of the risks that we face, but also understanding what level of risk is appropriate for our Company and how that level of risk may change over time or due to circumstances. We believe that the risk management areas that are fundamental to the success of our annual and strategic plans include certainty of supply, product safety, the resiliency of our business operations, the direction and productivity of our product development efforts, legal and regulatory compliance and the reliability of public and private reimbursement systems, all of which are managed cross-functionally by senior executive management reporting directly to our CEO.

We have implemented an Enterprise Risk Management, or ERM, program, which is a Company-wide effort to identify, assess, manage, report and monitor enterprise risks and risk areas that may affect our ability to achieve our strategic objectives. The ERM program involves our Board, our management and other personnel and is overseen by one of our senior executive officers. Enterprise risks are identified by management and the business functions and, as discussed below, are overseen by the Board or appropriate Board committee. At least annually the Board discusses enterprise risks with our senior management.

Our Board also engages in risk management discussions and considers risks to the Company as a part of its strategic planning process, annual budget review and approval, capital plan review and approval, and through reviews of compliance issues in the appropriate committees of our Board, as appropriate. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	•	Oversees financial risk, capital risk, financial compliance risk and internal controls over financial reporting.

Corporate Responsibility and Compliance Committee	•	Oversees non-financial compliance risk, such as regulatory risks and compliance with the staff member Code of Conduct.

Compensation and Management Development Committee	•

Ensures that the right management talent is in place. Oversees our compensation policies and practices, including whether such policies and practices balance risk-taking and rewards in an appropriate manner as discussed further below.

Governance and Nominating Committee	•	Oversees the assessment of each member of the Board’s independence, as well as the effectiveness of our Board of Directors Corporate Governance Principles and Board of Directors’ Code of Conduct.

At each regular meeting, or more frequently as needed, the Board considers reports from each of the committees above, which reports often provide considerable detail on risk management issues and management’s response.

Compensation Risk Management

In 2011, management, working with the Compensation Committee’s independent compensation consultant, conducted an assessment of the Company’s compensation policies and practices for all staff members for material risk to the Company. The results of this assessment were reviewed and discussed with the Compensation Committee. Based on this assessment, review and discussion, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices and Company-wide goals, our compensation policies and practices do not present risks that are reasonably likely to have a material adverse effect on us.

In evaluating our compensation policies and practices, a number of factors were identified which the Company, the Compensation Committee and its independent consultant believe discourage excessive risk-taking, including the factors described below:

•

Our compensation programs consist of a mix of incentives that are tied to varying performance periods and are designed to balance our need to drive our current performance with the need to position the Company for longer-term success.

•

Of this mix of incentives, Company-wide results are the most important factor in determining the amount of an incentive award for each of our staff members. Additionally, we limit short-term incentives and make long-term incentive, or LTI, equity awards a component of compensation for all staff members. In particular, the CEO and the other executive officers participate in compensation plans that are designed so that the largest component of their compensation is in the form of LTI equity awards to ensure that a significant portion of their compensation is associated with long-term outcomes rather than short-term outcomes, which aligns these individuals’ interests with our stockholders.

•

We employ strong practices with respect to equity awards: we do not award mega-grants, discounted stock options or immediately vesting stock options to staff members; we have grant guidelines that generally limit the time period in which we can make equity grants to two business days after our announcement of quarterly earnings and we prohibit staff members from hedging the economic risk of our Company’s Common Stock.

•	We have robust stock ownership guidelines for vice presidents and above that require significant investment by these individuals in our Company’s Common Stock.

•

Our Company values and leadership behaviors are an integral part of the performance assessments of our staff members and are particularly emphasized in our assessment tools at higher positions. These evaluations serve as an important information tool and basis for compensation decisions.

•	The Compensation Committee retains full discretion to reduce or eliminate annual cash incentive awards to our executive officers and can modify, and has modified, awards downwards.

•

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Code of Ethics and Business Conduct

Our Board has adopted two codes of business conduct and ethics, one that applies to our directors and the second which applies to all of our staff members, including our executive officers. The Company also has a Code of Ethics for Senior Financial Officers. To view our codes of conduct please visit our website at www.amgen.com. We intend to disclose any future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and executive officers, at the same location on our website identified above. There were no waivers of any of the codes of conduct or the code of ethics in 2011.

Board Independence

At least annually, the Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. Each director must keep the Governance Committee fully and promptly informed as to any development that may affect the director’s independence.

The Board has determined that each of our non-employee directors is independent under the listing standards of NASDAQ and the requirements of the SEC. Mr. Sharer is not independent based on his service as our CEO and Mr. Bradway is not independent based on his services as our President and Chief Operating Officer. Messrs. Sharer and Bradway are the only directors who also serve us in a management capacity. In making its independence determinations, the Board reviewed transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. The Board’s independence determinations included reviewing the following transactions and arrangements:

•

Drs. Coffman, Henderson, Omenn and Sugar and Messrs. Biondi, de Carbonnel, Herringer and Schaeffer and Ms. Pelham are affiliated with and/or are members of the board of directors, scientific advisory board or board of trustees of companies (or healthcare institutions) with which we do business and/or to which The Amgen Foundation, Inc. makes grants or matching gifts.

•

Drs. Baltimore, Coffman, Henderson, Omenn and Sugar and Messrs. Biondi, Herringer and Schaeffer and Ms. Pelham have each served as a professor, trustee, director, member of the board of governors, board of overseers, board of fellows, board of visitors or other advisory board, council or committee for one or more colleges and universities or one or more non-profit, charitable organizations and/or research or scientific institutions. We have a variety of dealings with these institutions and entities, including:

•	Research and development, including specialized lab services;

•	Consulting and promotional and advertising services;

•

Donations and grants, including for fellowship stipend support for graduate student research, independent medical education, healthcare sponsorships and programs, symposia and honoraria and membership fees; and

•	The Amgen Foundation, Inc. grants and charitable matching contributions.

None of our directors has any direct or indirect material interest in any of these transactions and arrangements and the Board determined that these transactions and arrangements did not warrant a determination that the director was not independent.

Board Meetings

The Board held seven meetings in 2011 and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served. Mr. Bradway was appointed to the Board in October 2011 and attended all meetings of the Board after the date of his appointment. The independent directors generally meet in executive session without management present, including Messrs. Sharer and Bradway, at all regularly scheduled meetings of the Board. The chairman of the Governance Committee, our presiding independent director, presides at such meetings. We and the Board expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. All of the then-current members of the Board were present at our 2011 annual meeting of stockholders, except for Frederick W. Gluck who retired at the 2011 annual meeting of stockholders.

Board Committees and Charters

The Board’s standing committees are: Audit Committee, Compensation Committee, Compliance Committee, Equity Award Committee, Executive Committee and Governance Committee. The Board maintains charters for each of these standing committees. In addition, the Board has adopted a written set of corporate governance principles and a Board of Directors’ code of conduct that generally formalize practices we have in place. To view the charters of the committees named above, the corporate governance principles and the Board of Directors’ code of conduct, please visit our website at www.amgen.com.

Audit Committee

The Audit Committee met nine times in 2011. Mr. Biondi serves as chairman and Ms. Pelham, Mr. de Carbonnel and Drs. Baltimore and Omenn currently serve as members of the Audit Committee. All members of the Audit Committee meet the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication, and the Board has determined that each member is independent under the listing standards of NASDAQ and the rules of the SEC, regarding audit committee membership. The Board has also determined that Messrs. Biondi and de Carbonnel are each an “audit committee financial expert” as defined by SEC rules.

The Audit Committee has sole authority for the appointment, compensation and oversight of the work of the independent registered public accountants, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent registered public accountants (when appropriate) our audited consolidated financial statements to be included in our Annual Report on Form 10-K and earnings press releases.

Compensation and Management Development Committee

The Compensation Committee met five times in 2011. Mr. Herringer serves as Chairman and Adm. Reason, Mr. Schaeffer and Drs. Coffman and Sugar currently serve as members of the Compensation Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Compensation Committee assists the Board in fulfilling its fiduciary responsibilities with respect to the oversight of the Company’s compensation plans, policies and programs, especially those regarding executive compensation. The Compensation Committee is responsible for ensuring that the Company’s compensation programs are designed to encourage high performance, promote accountability and adherence to Company values and the staff member code of conduct and align with the interests of the Company’s stockholders. The Compensation Committee is responsible for ensuring that the executive management development processes are designed to attract, develop and retain talented leadership to serve the long-term best interests of the Company. The Compensation Committee has authority for overseeing the Board’s relationship with stockholders on executive compensation matters, including stockholder outreach efforts, stockholder proposals, advisory votes, communications with proxy advisory firms and related matters.

The processes and procedures of the Compensation Committee for considering and determining compensation for our executive officers are as follows:

•	Compensation for our executive officers, including our Named Executive Officers, or NEOs, is generally determined annually in March.

•

With respect to our CEO, during the first calendar quarter of each year the Compensation Committee reviews and approves Company performance goals and objectives for the current year and evaluates the CEO’s performance in light of the Company performance goals and objectives established for the prior year. The Compensation Committee evaluates the performance of the CEO within the context of the overall performance of the Company, considers competitive market data and establishes the CEO’s compensation based on this evaluation. The values of each component of total compensation (base salary, target annual cash incentive awards and equity awards) for the current year, as well as total annual compensation for the prior year (including the value of equity holdings, potential change of control payments and vested benefits under our Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan as of the end of the last fiscal year) are considered at this time. Final determinations regarding our CEO’s performance and compensation are made during an executive session of the Compensation Committee and are reported to and reviewed by the Board in an independent directors’ session.

•

During 2011, the Compensation Committee engaged Frederic W. Cook & Co., Inc., or Cook & Co. or the consultant, an independent consultant, to provide advice regarding executive compensation, market data as requested, opinions on the appropriateness and competitiveness of our executive compensation programs relative to market practice, consult on various compensation matters and recommend compensation designs and practices. Cook & Co. reported directly to the Compensation Committee. Cook & Co. works with the cooperation of management to conduct an assessment of the risks arising from our compensation policies and practices. Management interacts with the consultant to provide information or the perspective of management as requested by the consultant or Compensation Committee, coordinates payment to the consultant out of the Board’s budget, notifies the consultant of upcoming agenda items or makes the consultant aware of regular or special meetings of the Compensation Committee. Cook & Co. attends regularly scheduled meetings of the Compensation Committee (including meeting in executive session with the Compensation Committee, as requested).

•

In setting executive compensation, the Compensation Committee compares the Company’s pay levels and programs to those of the Company’s competitors for executive talent and uses this comparative data as a guide in its review and determination of compensation. For each NEO, the Compensation Committee reviews the compensation levels and practices of a peer group consisting of biotechnology and pharmaceutical companies.

•

Our Compensation Committee determines compensation for the executive officers (other than the CEO) based on the recommendations of our CEO regarding base salary, annual cash incentive awards and annual equity awards. The Compensation Committee has typically followed these recommendations.

•	The Compensation Committee holds executive sessions (with no members of management present, unless requested by the Compensation Committee) at each of its regular meetings.

•	The Compensation Committee has authority to delegate any of the functions described above to a subcommittee of its members. No delegation of this authority was made in 2011.

Equity Award Committee

The Equity Award Committee met four times in 2011. Mr. Herringer serves as chairman and Dr. Coffman and Mr. Sharer currently serve as members of the Equity Award Committee. Our Board has delegated to the Equity Award Committee the responsibility for determining annual equity-based awards to vice presidents and below who are not Section 16 officers and authority to make equity-based awards from time to time to such eligible staff members for purposes of compensation, retention, promotion and commencement of employment consistent with the equity grant guidelines established by the Compensation Committee. In addition, the Equity Award Committee presents a report to the Compensation Committee detailing the equity-based awards made by the Equity Award Committee at least twice per year.

Governance and Nominating Committee

The Governance Committee met four times in 2011. Dr. Coffman serves as chairman and Drs. Baltimore, Henderson and Sugar, and Messrs. de Carbonnel and Herringer currently serve as members of the Governance Committee, each of whom has been determined by the Board to be independent under the listing standards of NASDAQ and the requirements of the SEC.

The Governance Committee is responsible for developing and overseeing the Board’s corporate governance principles and a code of conduct applicable to members of the Board and for monitoring the independence of the Board. The Governance Committee also determines Board membership qualifications, selects, evaluates and recommends to the Board nominees to fill vacancies as they arise, reviews the performance of the Board and its committees and is responsible for director education. The Governance Committee maintains, with the approval of the Board, guidelines for selecting nominees to serve on the Board and considering stockholder recommendations for nominees. Such guidelines are included in this proxy statement as Appendix A. Stockholders wishing to communicate with the Governance Committee regarding recommendations for director nominees should follow the procedure described in “Communication with the Board” below. Additionally, the Governance Committee recommends to the Board nominees for appointment as executive officers and certain other officers.

The Governance Committee also oversees the corporate governance and Board membership matters of the Company. The Governance Committee identifies and recommends to the Board qualified individuals for Board membership and considers and recommends to the Board nominees to stand for election at the annual meeting of stockholders and to fill vacancies as they arise as more fully described in “Director Qualifications and Review of Board Diversity” above. Among the Governance Committee’s responsibilities, the Governance Committee evaluates and makes recommendations to our Board regarding compensation for non-employee Board members. Any Board member who is also an employee of the Company does not receive separate compensation for service on the Board.

The processes and procedures of the Governance Committee for considering and determining director compensation are as follows:

•

The Governance Committee has authority to evaluate and make recommendations to our Board regarding director compensation. The Governance Committee conducts this evaluation periodically by reviewing our director compensation practices against the practices of an appropriate peer group and the Governance Committee may determine to make recommendations to our Board regarding possible changes to director compensation.

•

The Governance Committee has the authority to retain consultants to advise on director compensation matters. No executive officer has any role in determining or recommending the form or amount of director compensation.

•	The Governance Committee has authority to delegate any of these functions to a subcommittee of its members. No delegation of this authority was made in 2011.

Corporate Responsibility and Compliance Committee

The Compliance Committee met five times in 2011. Mr. Schaeffer serves as chairman and Drs. Henderson and Omenn, Ms. Pelham and Adm. Reason serve as members of the Compliance Committee.

The Compliance Committee is responsible for overseeing our compliance program and reviewing our programs in a number of areas governing ethical conduct including: good manufacturing, clinical and laboratory practices; drug safety and pharmacovigilance activities; interactions with members of the healthcare community; environment, health and safety; human resources and government affairs. Additionally, the Compliance Committee receives regular updates on political, social and environmental trends, and public policy issues that may affect our business or public image, and reviews our environmental sustainability, political and philanthropic activities.

Our compliance program is designed to promote ethical business conduct and ensure compliance with applicable laws and regulations. We have codes of conduct for our officers, staff and suppliers that delineate standards for ethical business conduct and legal and regulatory compliance as well as a business conduct hotline through which anonymous reports of misconduct can be made to our Chief Compliance Officer. Our Chief Compliance Officer, who reports to the Compliance Committee, oversees the ongoing operations of the compliance program. The key objectives of our compliance program operations include developing policies and procedures, providing ongoing compliance training and education, auditing and monitoring of compliance risks, maintaining and promoting the business conduct hotline, conducting investigations, responding appropriately to any compliance violations and taking appropriate steps to detect and prevent recurrence.

Executive Committee

The Executive Committee did not meet in 2011. Mr. Sharer serves as chairman and Messrs. Biondi, Herringer and Schaeffer and Dr. Coffman currently serve as members of the Executive Committee. The

Executive Committee has all the powers and authority of the Board in the management of our business and affairs, except with respect to certain enumerated matters, including Board composition and compensation, changes to our Restated Certificate of Incorporation or any other matter expressly prohibited by law or our Restated Certificate of Incorporation.

Communication with the Board

Our annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, any committee of the Board, or the directors as a group, by sending such written communication to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics. The Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the Governance Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2012 Annual Meeting proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

Compensation Committee

of the

Board of Directors

Frank C. Herringer, Chairman

Vance D. Coffman

J. Paul Reason

Leonard D. Schaeffer

Ronald D. Sugar

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our compensation strategy, philosophy, policies, programs and practices for our Named Executive Officers, or NEOs, identified in the “Summary Compensation Table” of our Executive Compensation Tables.

SELECTED 2011 BUSINESS HIGHLIGHTS

•

Our solid performance in 2011 grew revenues by 4% over 2010 to $15.6 billion. Our strong balance sheet permitted us to initiate payment of quarterly dividends, with a dividend of $0.28 per share declared in July and October 2011, and an increased dividend declared in December 2011 for stockholders of record in February 2012 of $0.36 per share. In 2011, we returned $500 million of cash to our stockholders through dividends and $8.3 billion through stock repurchases equal to approximately 15% of our Common Stock outstanding as of December 31, 2010.

•

Our stock price increased from $54.90 to $64.21 per share during 2011, reflecting strong stock price appreciation of approximately 17% and a one-year total shareholder return, or TSR, of 18%, including the impact of our dividends under our new plan to return capital to stockholders.

•

Our annual cash incentive award program for 2011 resulted in payment of 181.9% of target opportunity based on our financial (revenue and adjusted earnings per share, or EPS) and operational objectives. This annual cash incentive award program payment was primarily driven by our strong revenue and EPS performance (which benefited from our strategic decision to expand our stock repurchase program reflecting our confidence in the long-term value of our Company) and, to a lesser degree, our execution and advancement of our pipeline. Going forward, we have determined to replace EPS with adjusted net income as one of the two primary financial goals in our annual cash incentive award program to align compensation with a measure that more directly correlates with the underlying performance of our operations.

•

However, given our TSR for the longer-term 2009-2011 performance period under our performance award program, our performance award program payout for the 2009-2011 performance period was reduced to only 45.5% of target.

•

In December 2011, we announced that Kevin W. Sharer, our Chairman of the Board and Chief Executive Officer, or CEO, notified us of his plan to step down as CEO on May 23, 2012, the date of the Company’s 2012 Annual Meeting of Stockholders, and as Chairman of the Board at the end of 2012. Prior to that time, the Board of Directors, or Board, had engaged in extensive succession planning efforts. As a result, the independent members of the Board announced that Robert A. Bradway, our President and Chief Operating Officer, will succeed Mr. Sharer as CEO effective May 23, 2012. There is no separation agreement with Mr. Sharer and no employment agreement with Mr. Bradway.

•

In March 2012, the Compensation and Management Development Committee, or Compensation Committee, targeted Mr. Bradway’s long-term incentive, or LTI, equity award compensation for CEO at the median of our 2012 peer group, resulting in a 34% reduction in targeted LTI equity award value from the previous CEO award value in 2011. This reduction was primarily due to our change in compensation philosophy to target the median of our peer group to be responsive to our stockholders. In addition, Mr. Bradway’s base salary was set slightly above the 30th percentile of our peer group and his annual cash incentive award target was set at the median of our 2012 peer group. In sum, Mr. Bradway’s total target compensation falls below the median of our 2012 peer group, resulting in target compensation that is 32% lower than Mr. Sharer’s 2011 total target compensation, reflective of Mr. Sharer’s service in this role in excess of ten years.

•

Also in December 2011, Dr. Roger M. Perlmutter, Executive Vice President, Research and Development, announced his plans to retire effective February 12, 2012. The Board appointed Dr. Sean E. Harper, our Senior Vice President, Global Development and Corporate Chief Medical Officer, who has a decade of experience at our Company, as Dr. Perlmutter’s successor.

•

We successfully recruited Anthony C. Hooper as our new Executive Vice President, Global Commercial Operations. Mr. Hooper is a seasoned global business leader who has led commercial operations in mature and emerging pharmaceutical markets, and his experience is key to our global expansion objectives. Now, with Messrs. Bradway and Hooper and Jonathan M. Peacock, our Executive Vice President and Chief Financial Officer, we have significantly strengthened the international experience and expertise of our senior management team to help us navigate our entry into new markets worldwide.

OUR 2011 SAY ON PAY VOTE AND ENGAGEMENT WITH OUR STOCKHOLDERS

2011 Compensation Decisions Were Made in March 2011 in Advance of Our 2011 Say on Pay Vote

•

Our annual compensation decisions for 2011 were made in March 2011, consistent with our historical practice and to ensure that our incentive compensation qualifies for favorable tax treatment under Section 162(m) of the Internal Revenue Code.

•

In May 2011, subsequent to our annual compensation decisions, our stockholders voted on our named executive officers’ 2010 compensation and, while more than a majority of our stockholders voted in favor of the proposal, our vote was not as supportive as we would have liked.

•	In response, we reviewed our compensation philosophy, policies, programs and practices and engaged in substantial outreach and discussions with our stockholders.

•

Our Compensation Committee engaged in iterative consideration of our stockholder feedback, based on our outreach efforts discussed below, and engaged with the Compensation Committee’s independent compensation consultant to modify the design of our compensation philosophy, policies, programs and practices.

•

For 2012, the Compensation Committee revised our compensation philosophy, policies, programs and practices to address the core concerns of our stockholders and to better align our pay with our performance.

Our Stockholder Outreach Efforts

•

In connection with and since our May 2011 say on pay advisory vote, we engaged in extensive outreach efforts to our stockholders to discuss our compensation philosophy, policies, programs and practices and to understand the reasons for our vote.

•	We have reached out to stockholders comprising over 59% of our outstanding shares and have had fulsome discussions with stockholders comprising 48% of our outstanding shares.

•	In these discussions with our stockholders, we reviewed our compensation philosophy, policies, programs and practices and engaged in a candid exchange of ideas for improvement.

•	The feedback from our stockholders was reviewed and the Compensation Committee determined to make the meaningful compensation philosophy, policy, program and practice changes described below for 2012.

•

This intensive stockholder outreach effort supplements our executive compensation website accessible at www.amgen.com/executivecompensation that we initiated in 2008 that invites all of our stockholders to fill out a survey to provide feedback directly to the Compensation Committee, regarding our executive compensation philosophy, policies, programs and practices.

OUR COMPENSATION PROGRAM CHANGES

In response to discussions with our stockholders and to continue our process of improving the alignment of our NEO compensation design with the Company’s performance, we have made the following prospective compensation philosophy, policy, program and practice changes that were implemented in 2012:

•

Changed our compensation philosophy and significantly reduced the grant value of regular annual LTI equity awards by lowering the benchmarking target by 25 percentage points to the 50th percentile, or median, of our peer group to be responsive to our stockholders. When combined with changes in our peer group (as described below), this resulted in reductions in LTI equity award grant date targeted valuations for 2012 of 34% for Mr. Sharer, our current CEO, on an annual basis and a 72% reduction based on the actual grant provided to Mr. Sharer in 2012 to reflect his partial year of service as CEO in 2012.

•

Replaced time-vested LTI equity awards with performance-based equity awards by increasing the weighting of performance units from 50% to 80% of our regular annual LTI equity award grant values, resulting in 80% of units granted being in the form of performance units. To make this shift, we eliminated time-vested stock options and a portion of the value of time-vested restricted stock units, or RSUs, as illustrated in the following chart:

LTI Equity Awards	2010 Allocation	2011 Allocation	2012 Allocation
Performance Units	40%	50%	80%
Stock Options	40%	25%	0%
RSUs	20%	25%	20%

•

Linked actual pay delivery from LTI equity awards more closely to performance because performance units only vest if specified performance goals are achieved. Historically, our relative or absolute TSR has been a primary metric for determining the extent to which performance units may be earned, and currently, our outstanding performance units are earned exclusively based on our TSR relative to the TSRs of our peer group companies. We believe TSR is an important metric as it provides the greatest indication of stockholder alignment and ensures that compensation realized reflects our stock performance relative to our peer group. Our move in 2012 to 80% allocation of performance units further increases the emphasis of our compensation on performance for 2012 and beyond. As illustration, our performance unit payouts over the last three years resulted in below-target payouts at the following percentages of target grant values, due to the reduction in the units earned based primarily on our TSR multipliers in effect for these years.

Performance Period	Absolute TSR	TSR Multiplier Effect (% of Earned Award Paid)	Multiplier (Relative or Absolute TSR)	Payout as a % of Target
2009-2011 performance period	6.5%	50%	Relative	45.5%
2008-2010 performance period	3.7%	73%	Absolute	73.0%
2007-2009 performance period	(0.3)%	50%	Absolute	47.4%

•

Rebalanced our peer group to include Allergan, Inc. and Celgene Corporation for 2012 decisions, in addition to Gilead Sciences, Inc. which was previously added to our peer group for 2011 decisions. These three companies are among those in our industry with which we both most closely compete for executive talent and closely match in terms of market capitalization and revenue.

•

Replaced EPS with adjusted net income as one of the two primary financial goals in our 2012 annual cash incentive award program to align compensation with a measure that more directly correlates with the underlying performance of our operations.

•

Increased the stock ownership guideline for our CEO from five times base salary to six times base salary to further align the interests of our CEO to our stockholders and mitigate potential compensation-related risk.

The changes for 2012 build on other actions taken over the past three years to enhance the linkage between pay and performance. With these 2012 changes, our compensation philosophy, policies, programs and practices further demonstrate our ongoing commitment to effectively align pay with performance and reflect sound governance principles. The following chart depicts our current LTI equity award practices and our other compensation and governance practices for our NEOs:

Our Long-Term Incentive Equity Award Practices Adopted in 2011

•   We have lengthened our average vesting period so RSU and stock option awards do not begin to vest until the second anniversary of the grant date;

•   We eliminated “single-trigger” equity vesting acceleration upon a change of control for our RSUs and stock options; beginning with our 2011 grants, in the event of a change of control, a qualifying termination of employment, or “double-trigger,” is required for acceleration of RSU and stock option vesting unless such awards are cashed-out at the time of transaction closing; and

•   For NEOs, LTI equity awards are granted based on a specific dollar valuation rather than a set number of shares to avoid the impact of fluctuations in the stock price between the date the Compensation Committee determines the grant amount and the actual grant date to ensure no more value is delivered than intended by the Compensation Committee.

Our Other Compensation and Governance Practices

•   We do not provide tax gross-ups except for business-related payments such as reimbursement of certain moving and relocation expenses, not including loss on sale of a home;

•   In the event of a change of control, double-trigger cash severance is limited to a multiple of two times target annual pay;

•   Our perquisites are limited to those with a clear business-related rationale for security and/or convenience;

•   We have a clawback policy that recaptures past cash or LTI equity award payouts to our NEOs if the amounts were determined based on financial results that are later restated and the NEOs’ misconduct caused the restatement;

•   We have strong LTI equity award plans and policies that prohibit re-pricing or backdating of stock awards;

•   We have robust stock ownership guidelines, including a six times base salary requirement for the CEO;

•   Our insider trading policy prohibits engaging in short sales, purchasing or pledging Common Stock on margin (other than for “cashless exercise”) or entering into any derivative or similar transactions with respect to our Common Stock; and

•   We have no multi-year guaranteed bonuses.

2011 COMPENSATION ALIGNS WITH PERFORMANCE

We made important advances in our execution and advancement of our pipeline and growth opportunities. This, coupled with a 4% increase in our revenues and a 2% increase in our EPS, resulted in payouts under our annual cash incentive award program of 181.9% of target annual cash incentive award opportunity. Our EPS performance benefited from our strategic decision to expand our stock repurchase program to return significant capital to stockholders and take advantage of the attractive interest rate environment. Going forward, we have replaced EPS with adjusted net income as one of the two primary financial goals in our annual cash incentive award program.

However, the performance units that were earned under our performance award program in 2011 were reduced by more than half (45.5%) as a result of our relative three-year TSR performance.

The following table summarizes the total compensation realized by Mr. Sharer in 2011. The table is to supplement our “Summary Compensation Table” in our Executive Compensation Tables which requires us to use accounting-based grant date LTI equity award values that do not reflect the actual compensation delivered to the NEOs in a particular year. The total compensation below provides a more accurate representation of the compensation Mr. Sharer actually realized in 2011 and is representative of the results experienced by all of our NEOs who received performance units in 2011.

Name and Principal Position	2011 Compensation Reported in Summary Compensation Table ($)	2011 Total Realized Compensation ($)(1)
Kevin W. Sharer	18,850,311	11,282,846
Chairman of the Board and Chief Executive Officer

(1)

Total realized compensation represents total compensation as calculated under the Securities and Exchange Commission, or SEC, rules, minus the aggregate grant date fair value of LTI equity awards (as reflected in the “Stock Awards” and “Option Awards” columns of the “Summary Compensation Table” in our Executive Compensation Tables) plus the value realized from the exercise of stock options and the vesting of RSUs (as reflected in the “Options Exercised and Stock Vested” table in our Executive Compensation Tables) in 2011 and the value of the performance units earned for the 2009-2011 performance period (as reflected in the “Outstanding Equity Awards at Fiscal Year End” table in our Executive Compensation Tables).

EXECUTIVE COMPENSATION OBJECTIVES

Our executive compensation program is designed to achieve the following objectives:

•

Pay for performance in a manner that strongly aligns with stockholder interests by rewarding performance on both a short- and long-term basis. Our executive cash incentive and equity incentive programs for 2011 depended primarily on achieving our business and financial goals, growth in the price of our Common Stock and our relative long-term TSR. The largest portion of LTI equity awards granted to our NEOs is based on the performance of our TSR relative to our peer group’s TSR over a three-year period. We generally do not offer defined benefit or traditional executive supplemental defined benefit pension plans to our NEOs.

•

Attract, motivate and retain the highest level of executive talent by providing competitive compensation, consistent with their roles and responsibilities, our success and their contributions to this success. To attract executive talent with proven skills and experience, we believe the inducements and compensation packages we offer need to provide a sufficient catalyst for executives to agree to join our management team, account for compensation lost in joining our team and compare favorably to compensation obtainable at companies where we compete for high caliber executive talent.

•

Mitigate compensation risk by maintaining pay practices that reward actions and outcomes consistent with the sound operation of our Company and with the creation of long-term stockholder value. Examples include our clawback policy, which applies to cash or equity compensation payouts awarded to executive officers, and our executive stock ownership guidelines, which by requiring executives to hold significant amounts of the Company’s equity, further aligns their interests with the interests of our stockholders and our long-term success.

•

Consider all Amgen staff members in the design of our executive compensation programs, to ensure a consistent approach that encourages and rewards all staff members who contribute to our success. As a result, there are no special plans for our NEOs.

PRIMARY ELEMENTS OF NAMED EXECUTIVE OFFICER COMPENSATION

Our executive compensation program is comprised of three primary elements presented below in order of magnitude and alignment with pay for performance.

Primary Elements of Named Executive Officer Compensation(1)	Purpose

LTI Equity Awards – LTI equity awards comprise the largest component of compensation for our NEOs. 2011 LTI equity awards for our NEOs consisted of 50% performance units, 25% stock options and 25% RSUs.

•     Rewards stock price appreciation, the achievement of our financial objectives and focused execution of our long-term strategy.

•     Aligns each NEO’s interest with interests of all stockholders.

•     Fosters a long-term focus and retention.

•     Facilitates executive stock ownership.

Annual Cash Incentive Awards – Awards are made under the Executive Incentive Plan, or EIP, and are determined by the Compensation Committee generally using pre-established Company performance goals and results measured under our Global Management Incentive Plan, or GMIP.

•     Motivates NEOs to meet or exceed our annual GMIP Company performance goals, driving current performance and positioning us for longer-term success.

•     Holds NEOs accountable for performance against pre-established GMIP Company performance goals.

•     Aligns and focuses all staff members around the same Company performance goals as all annual cash incentive awards are based on the same GMIP Company performance goals.

Base Salaries	• Provides a degree of financial certainty and stability. • Recognizes competitive market conditions and/or rewards individual performance through periodic increases.

(1)

Calculated using (i) the “Salary” column from the “Summary Compensation Table” in our Executive Compensation Tables, (ii) the target annual cash incentive award in the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – Target” column in the table in footnote 3 to the “Grants of Plan-Based Awards” table in our Executive Compensation Tables and (iii) the grant date fair value of annual grants of performance units, stock options and RSUs, approved on March 2, 2011 in the “Grant Date Fair Value of Stock and Option Awards” column of the “Grants of Plan-Based Awards” table in our Executive Compensation Tables. Mr. Hooper is not included in the pie charts because Mr. Hooper commenced employment with our Company in October 2011.

HOW COMPENSATION DECISIONS ARE MADE FOR OUR NAMED EXECUTIVE OFFICERS

Responsible Party	Primary Roles and Responsibilities
Compensation Committee (Comprised solely of independent directors and reports to the Board)

      •   Evaluates the performance of the CEO within the context of the overall performance of the Company.

      •   Has sole authority to determine and approve compensation packages for our CEO, other NEOs, Senior Vice Presidents and other Section 16 officers.

      •   Reviews and approves all programs in which our NEOs participate.

      •   Oversees the development of our CEO, other NEOs, Senior Vice Presidents and other Section 16 officers and effective succession planning.

      •   Oversees the Board’s relationship with and response to stockholders on executive compensation matters.

Consultant to the Compensation Committee (Frederic W. Cook & Co., Inc. – independent consultant retained directly by the Compensation Committee to assist it in performing its responsibilities)

      •   Regularly attends Compensation Committee meetings (including meeting in executive session with the Compensation Committee).

      •   Assists management with presenting market data and reviews the appropriateness of market data compiled by the Human Resources Department.

      •   Provides advice on the appropriateness and competitiveness of our compensation programs relative to market practice and attraction of the highest level of executive talent, including advising the Compensation Committee on the selection of our peer group companies.

      •   Upon request, consults on various compensation matters and recommends compensation program designs and practices to support business strategy and objectives.

      •   Works with management to conduct an assessment of the risks arising from our compensation policies and practices.

Chairman and CEO (Assisted by the Senior Vice President, Human Resources and other Company staff members)

      •   Conducts performance reviews for the other NEOs and makes recommendations to the Compensation Committee with respect to the other NEOs’, Senior Vice Presidents’ and other Section 16 officers’ compensation.

      •   Oversees the compilation of market data by Human Resources, which is reviewed by the Compensation Committee.

Use of Compensation Committee Consultant

To assist the Compensation Committee in its review and determination of executive compensation, the Compensation Committee retained and sought advice from Frederic W. Cook & Co., Inc., or Cook & Co., an independent consultant, throughout 2011 and to date in 2012. George B. Paulin, a Cook & Co. consultant, worked directly with the Compensation Committee in the roles and undertaking the responsibilities described in the table above.

On a periodic basis, the Company purchases proprietary executive compensation survey data from Cook & Co., but does not engage Cook & Co. for any other services to the Company. The surveys purchased by the Company are not customized. During 2011, the Compensation Committee, as in past years, had responsibility for engaging Cook & Co. and directed the nature of the communications and interchange of data between Cook & Co. and management.

Peer Group Company Market Information

The Compensation Committee believes that, given the unique demands of our industry, including its complex regulatory and reimbursement environment, and the challenges of running an enterprise focused on the discovery, development, commercialization and manufacture of novel treatments to address unmet medical needs, we require executive talent with significant industry experience as well as, for certain key functions, unique scientific expertise to oversee research and development activities and the complex manufacturing requirements for biological products. These very specific skills and capabilities limit the pool of talent from which we recruit and also cause our employees to be highly valued and sought after in our industry. This results in our peer group companies being the companies that we primarily look to for new executives given the similarities in experience and knowledge that are developed at these companies. Further, this also results in these companies being our most effective competitors for the attraction and retention of executive talent with the skills and capabilities that we seek and develop ourselves. For example, Messrs. Peacock and Hooper, our two most recently hired NEOs, each previously worked for companies in our peer group. Moreover, as evidenced by the fact that nine of the 11 companies in our peer group also list us as a peer, we believe that our peer group most accurately reflects those with whom we compete for executive talent. The Compensation Committee compares our pay levels and programs to those of this peer group and uses this comparative data as a reference point in its review and determination of compensation. Our approach, however, also considers our performance and the individual’s performance and other relevant factors in setting pay as opposed to simply establishing target levels of compensation at specific benchmark percentiles.

Based on recommendations from Cook & Co., the Compensation Committee uses the following objective criteria in selecting its peer group from the universe of other pharmaceutical and biotechnology companies:

•	industry;

•	our competitors for executive talent;

•	companies with similar pay models;

•	companies that identify us as their direct peer (nine of our 11 peer group companies include Amgen in their peer groups);

•	companies that compete directly with our products (nine of our 11 peer group companies have products that compete directly with our products); and

•	companies that generally compare in market-capitalization and/or revenue.

2011 Peer Group(1)

Abbott Laboratories AstraZeneca PLC Biogen Idec Inc. Bristol-Myers Squibb Company Eli Lilly and Company Gilead Sciences, Inc. GlaxoSmithKline plc	Johnson & Johnson Merck & Co., Inc. Novartis AG Pfizer Inc. Roche Group Sanofi S.A. (formerly Sanofi-Aventis)

(1)	Allergan, Inc. and Celgene Corporation were added in 2011 for 2012 compensation decisions.

The market capitalization of our peer group ranged between $16 billion and $169.9 billion determined as of the last trading day of 2010 as provided by Bloomberg L.P. The 2010 revenue of our peer group companies ranged between $4.7 billion and $67.8 billion based on filings with the SEC, except for Roche Group which was obtained from data disclosed on their website. Revenue for Roche Group and Sanofi S.A. were converted into U.S. dollars using the average of daily exchange rates for 2010 as provided by Bloomberg L.P. Revenue for GlaxoSmithKline plc was converted into U.S. dollars using the average exchange rate for 2010 disclosed within their SEC filing. Amgen’s 2010 market capitalization and revenue was $51.9 billion and $15.1 billion, respectively. The median 2010 market capitalization and revenue of our peer group (not including Amgen) was $84.5 billion and $40.3 billion, respectively. Our primary data sources for evaluating all elements of compensation for our CEO and our other NEOs’ compensation against the peer group in March 2011 were the 2010 Towers Watson Pharmaceutical Human Resources Association, or PHRA, Executive Compensation Survey and the available 2010 proxy data from 2011 filings with the SEC for the peer group as compiled by Equilar, Inc.

To address concerns of our stockholders and in response to the reduction in the number of peer group companies resulting from merger activity, in 2011, we rebalanced our peer group to include Allergan, Inc. and Celgene Corporation for 2012 compensation decisions. These companies were chosen because they are among those in our industry with which we both most closely compete for executive talent and provide greater balance in our peer group in terms of market capitalization ($21.1 billion and $27.8 billion, respectively, as of December 31, 2010) and revenue ($4.9 billion and $3.6 billion, respectively, for 2010).

ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS

Described below are our three primary elements of executive compensation in order of magnitude and degree of alignment with pay for performance.

Long-Term Incentive Equity Awards — Our Largest Primary Element of Executive Compensation

Long-Term Incentive Equity Award Grant Guidelines

We grant LTI equity awards each year to nearly all of our over 17,000 staff members worldwide to emphasize and provide incentives for long-term Company performance and to align the interests of every staff member with those of our stockholders. LTI equity award grant guidelines for each job level within the Company are set for each executive officer level, based on the size of the annual total LTI equity award budget and peer group market data. When determining each NEO’s grant level, the Compensation Committee considers the limited retirement benefits offered at our Company, the goal of tying more compensation to the interests of our stockholders and the desire to be competitive among our peer group. In December 2011, we changed our methodology to grant shares based on a specific dollar valuation rather than a number of shares to avoid the impact of fluctuations in the stock price between the date on which the Compensation Committee determines the grant amount and the actual grant date to ensure that value is delivered as intended.

Prior to our May 2011 say on pay vote, in March 2011, we set our LTI equity award budget at the 75th percentile of our peer group as had been our practice based on comparisons with our peer group companies and to account for our lack of more traditional forms of long-term wealth creation or retention programs, such as a defined benefit pension plan or subsidized Company-provided retiree medical plans that are common to our peer group. Based on our conversations with our stockholders following our 2011 say on pay vote, in which stockholders acknowledged the lack of such plans, but also recommended targeting a lower percentile, the Compensation Committee reduced the targeted benchmark measure for our LTI equity award budget for 2012 by 25 percentage points to the 50th percentile, or median, of our peer group, which when combined with changes in our peer group, resulted in reductions in LTI equity award grant date valuations of 34% for Mr. Sharer as compared to 2011 on an annual basis (and a 72% reduction based on the actual grant provided to Mr. Sharer in 2012 to reflect his partial year of service as CEO in 2012). The Compensation Committee believes that the 50th percentile is an appropriate competitive target level for our 2012 LTI equity awards budget because it is responsive to our stockholders’ concerns about targeting a higher LTI equity award value.

Long-Term Incentive Equity Award Mix

In March 2011, annual LTI equity award grants were made to our NEOs and consisted of three-year performance units, time-vested RSUs and stock options (which vest in three approximately equal annual installments on the second through fourth anniversaries of the grant date). Previous grants of time-vested RSUs and stock options had vested in four equal installments, commencing on the first anniversary of the grant date. Performance units are earned at the end of the three-year performance period based on the extent to which the performance goals for the applicable period are met.

In October 2010, the Compensation Committee changed the LTI equity award mix for 2011. As previously described, further changes were made to the LTI equity award mix by the Compensation Committee in December 2011 for LTI equity awards in 2012. The chart below shows the changes to the LTI equity award mix over the last three years:

2011 Long-Term Incentive Equity Award Mix

The changes in the 2011 LTI equity award mix were made as part of a series of measures after a review of our peer group and broader market grant practice data. The increase in the weighting of the performance units in our overall LTI equity award mix provides a greater percentage of equity compensation that is at-risk and tied to the strength of our TSR performance as compared to that of our peer group and further aligns payouts with our stockholders’ interests.

The Compensation Committee believed that this incremental change in the mix of grant types, coupled with a new design for the 2011-2013 performance goals for performance unit awards based solely on our TSR results compared to the TSRs of the companies in the peer group (described above) struck an appropriate balance between pay for performance and the retention of talent necessary for the success of the Company over the longer-term.

2012 Long-Term Incentive Equity Award Mix

Based on conversations with our stockholders following our May 2011 say on pay vote, effective for LTI equity awards granted to NEOs in 2012, the Compensation Committee changed the LTI equity award mix to 80% performance units and 20% RSUs and eliminated stock options. This change was made in response to stockholder feedback and to provide a greater percentage of equity compensation that is earned predominantly based on our performance. We believe it is important to retain a relatively small percentage of equity awards in the form of RSUs to provide retention incentives. This mix of LTI equity awards also facilitates a more efficient use of the shares available under our LTI equity award plan and minimizes dilution as fewer shares are used under our modeling when granting performance units and RSUs than when granting stock options.

Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2011

Based on 2010 peer group market survey data (which reflected 2010 annual LTI equity award grants), the Compensation Committee determined 2011 annual LTI equity awards within a range around the 75th percentile of our peer group, consistent with our annual LTI equity award grant practice at the time. The Compensation Committee took our anticipated grant values, our performance and the individual’s performance into account when determining the grants. Our approach has been to provide annual grants based on a fixed number of shares. The number of shares was established using the 75th percentile of our peer group market survey data. At the executive vice president level, each position was benchmarked against the 75th percentile of the competitive market using the 2010 Towers Watson PHRA Executive Compensation Survey. We then calculated an average of the executive vice president positions to the extent available to determine a market rate for the value of the LTI equity awards. The Compensation Committee chose to provide an equal number of shares to each NEO in their position at the time the grants were made, with the exception of Messrs. Sharer and Bradway, to reflect the similar scope of their overall leadership responsibilities for each of these other NEO positions across our Company.

In determining the number of each type of equity award to be granted, performance units and RSUs are valued relative to stock options using a ratio of 1 to 3.5 (meaning that each performance unit or RSU is considered equal in value to 3.5 stock options at the time of grant). This ratio reflects the higher value as measured at the time of grant of these awards as compared to stock options. Given the design of each award type, however, there is no guarantee of any value realized from grants of performance units or stock options because they are dependent on our financial and/or stock price performance. Based on this analysis, the Compensation Committee granted the following LTI equity awards to our CEO and the other NEOs in March 2011:

Named Executive Officer	Performance Units (#)	Stock Options (#)	Restricted Stock Units (#)	LTI Equity Award Value Calculated by Towers Watson PHRA	2010 Towers Watson PHRA Value at Market 75th Percentile	Difference vs. 75th Percentile Over/(Under)(%)
Kevin W. Sharer	120,000	210,000	60,000	$13,647,000	$14,618,300	(7)
Robert A. Bradway	42,000	73,500	21,000	$4,776,450	$4,506,600	6
Roger M. Perlmutter	31,500	55,125	15,800	$3,584,833	$3,720,750	(4)
Jonathan M. Peacock	31,500	55,125	15,800	$3,584,833	$3,720,750	(4)
Anthony C. Hooper(1)	n/a	n/a	n/a	n/a	n/a	n/a

(1)

Mr. Hooper commenced employment with the Company effective October 27, 2011 and was not an employee at the time these LTI equity awards were determined. For a description of the new-hire LTI equity awards granted to Mr. Hooper in October 2011 in connection with the commencement of his employment, see the subsection “New-Hire Equity Grants” below.

Grants to each NEO in 2012 will be value-based and targeted at the 50th percentile of our peer group market data.

Performance Units

The Compensation Committee grants performance units to tie actual compensation earned from LTI equity awards directly to our performance. Performance units are rights to receive our Common Stock, based on pre-established performance goals achieved over a performance period, generally three years. Each performance unit earned entitles the participant to one share of the Company’s Common Stock.

Performance Award Program – Performance Units Earned for the 2009-2011 Performance Period

Performance units for the 2009-2011 performance period were paid in March 2012 based upon our 2009 revenue and 2009 EPS, weighted equally, and modified at the end of the three-year performance period by a relative TSR multiplier measured over the 2009-2011 performance period.

The relative TSR multiplier is based on the ranking of our three-year TSR compared with the three-year TSRs of the Comparator Group, comprised of the companies in our 2009 peer group. The relative TSR multiplier is expressed as a percentage and varies depending on our ranking within the Comparator Group companies, as shown below. The maximum TSR multiplier that could be achieved was 160%.

The performance results for our 2009-2011 performance period are as follows:

Performance Goals for the 2009-2011 Performance Period
Measures	Threshold	Target	Maximum	Actual Performance	Earned
2009 Revenue	$14.25 billion earns 0%	$15.00 billion earns 50%	$15.75 billion earns 62.5%	$14.642 billion	28.5%

2009 EPS	$4.40 earns 0%	$4.65 earns 50%	$4.90 earns 62.5%	$4.91	62.5%
Overall Percentage	0%	100%	125.0%		91.0%

Relative TSR Multiplier for the 2009-2011 Performance Period
Measure	Threshold	Target	Maximum	Actual	Multiplier
Relative TSR for 2009-2011 Performance Period	50% for a Company ranking of 11th or below	100% for a Company ranking of 7th through 10th	160% for a Company ranking of 1st	Ranking of 12th	50%

Payout Calculation:

Performance Units Granted	X	(Revenue Percentage (28.5%) + EPS Percentage (62.5%)) X (TSR Multiplier (50%))

= Performance Units Earned (45.5%)

The actual results for the 2009-2011 performance period resulted in the Common Stock amounts earned as follows:

Named Executive Officer	Number of Units Granted (Target)	Performance Multiplier (%)	Number of Shares of our Common Stock Earned
Kevin W. Sharer	73,000	45.5	33,215
Robert A. Bradway	24,000	45.5	10,920
Roger M. Perlmutter	24,000	45.5	10,920
Jonathan M. Peacock(1)	n/a	n/a	n/a
Anthony C. Hooper(1)	n/a	n/a	n/a

(1)	Messrs. Peacock and Hooper commenced employment with the Company after participants for the 2009-2011 performance period had been determined.

Performance Award Program—Performance Units Awarded in 2011 for the 2011-2013 Performance Period

In March 2011, the Compensation Committee modified the performance award program goal design for the 2011-2013 performance period to make our TSR compared to the average of the TSRs of our 13 company peer group for such period the single performance measure to determine the number of shares earned at the end of the performance period. We believe TSR is an important metric as it provides the greatest indication of stockholder alignment and ensures that compensation realized reflects our stock performance relative to our peer group. The payout percentage equals 100% plus two times the TSR percentage difference of our TSR less the average of the TSRs of our peer group companies, which may be a positive or negative amount.

For example, assume that on April 30, 2011, a participant in the 2011-2013 performance period is awarded 1,500 performance units and that at the end of the 2011-2013 performance period, our TSR is 15%, the average TSR of our peer group companies is 9% and the TSR percentage difference is 6%. The resulting payout percentage will be 112% equal to 100% plus two times the TSR percentage difference. The participant will earn 1,680 shares of our Common Stock (equal to multiplying 1,500 performance units by the payout percentage).

The Compensation Committee chose to eliminate the single-year revenue and EPS measures from the goal design for the 2011-2013 performance period to focus exclusively on longer-term measures that are in full alignment with longer-term stockholder interests. The maximum number of performance units that may be earned is 150% of the target performance units granted for the 2011-2013 performance period.

Performance Award Program—2012–2014 Performance Period

In March 2012, the Compensation Committee approved a performance award goal design and calculation for the 2012-2014 performance period that is identical to the 2011-2013 performance period goal design discussed above, except that the peer group has been updated to reflect our 2012 peer group. The maximum number of performance units that may be earned continues to be 150% of the target performance units granted for the 2012-2014 performance period. In addition, the Compensation Committee approved an amendment to our performance award program to grant dividend equivalents on all grants of performance units, commencing with the 2012–2014 performance units to the extent such performance units are earned, in response to our decision to grant dividends to our stockholders.

Historical Payouts Under Our Performance Award Program

Our Compensation Committee specifically designed our performance award program to closely tie actual long-term performance with long-term pay, and TSR has been, and is expected to continue to be, the key measurement of our performance under this program. Given our lower TSR performance during the past three performance periods, the performance units earned more recently under our performance award program have been significantly lower than the performance units granted. The payouts under our performance award program for our most recent performance periods for Mr. Sharer, our current CEO, are set forth in the table below and are representative of the results experienced by all of our NEOs:

Stock Options and Restricted Stock Units

Time-vested RSUs result in a share of Common Stock being delivered to the grantee on the vesting of each RSU, and serve as an effective retention tool within our mix of grant types because RSUs have intrinsic value on the date of grant and going forward.

The Compensation Committee has historically granted time-vested stock options to tie compensation to absolute increases in our stock price over multi-year periods. Stock options are rights to purchase our Common Stock on or after the vesting date at the closing price of our Common Stock on the date of grant. Unlike RSUs, our stock price must increase over the exercise price set at the date of grant for stock options to have any value. Effective for 2012, the Compensation Committee determined to no longer grant stock options to our NEOs to provide greater emphasis on our performance units which for 2011 and 2012 are tied exclusively to our TSR as compared to the TSRs of the companies in our peer group.

Terms and Vesting

Beginning with the 2011 annual LTI equity award grants, the Compensation Committee revised the vesting period of RSUs and stock options from vesting in four equal annual installments commencing on the first anniversary of the grant date, to a delayed commencement of vesting, in three approximately equal annual installments, on the second, third and fourth anniversaries of the grant date. This action was taken to further emphasize the focus of the LTI equity award program on increasing our stock price over the longer-term and to enhance the retention of talented staff members by lengthening the average time from the date of grant over which shares are earned. For the 2011 annual grants, the term of our stock options is ten years to align our option grants with the competitive practice in place at our peer group companies, and in recognition of the fact that we are engaged in a long-cycle business, in which the Company performance that drives stockholder value is often realized over significant periods of time.

In March 2012, the Compensation Committee approved amendments to the RSU form agreements to grant dividend equivalents on all grants of RSUs to the extent such RSUs vest, commencing with the 2012 annual grant of RSUs, in response to our decision to grant dividends to our stockholders.

New-Hire Equity Grants

To compensate Mr. Hooper for equity lost as a result of his leaving his previous employer, to induce him to join the Company and to provide long-term incentives that are in alignment with stockholder interests, the Compensation Committee approved grants of an aggregate of 105,555 performance units (35,185 performance units in each of three varying performance periods) and 45,238 time-vested RSUs, with a total grant date fair value of $8,464,614, as described more fully below. Because the LTI equity awards were primarily for replacement, the award vehicles, grant values and vesting provisions were meant to be substantially similar to the values and structures of those awards at his previous employer.

With respect to the three performance unit awards of 35,185 units each, the number of units was computed using a value per award of $1,925,000 divided by the average daily closing price of our Common Stock for the 60 trading days immediately preceding the grant date of October 27, 2011. The performance units may only be earned and converted to shares based on the performance of our TSR as compared to the TSRs of our peer group companies during the applicable performance period, with a maximum payout of 150% of the performance units granted. The performance periods for the performance unit awards each commenced on the October 27, 2011 and shall end on December 31, 2012, December 31, 2013 and December 31, 2014, respectively. The goal design for these performance unit awards is identical to the awards for the 2011-2013 performance period awards, except that we added Allegan, Inc. and Celgene Corporation to the peer group used to calculate the payout. Mr. Hooper’s RSUs were granted on October 27, 2011 and 50% vested on March 2, 2012 with the remaining 50% to vest in approximately one-third increments on March 2, 2013, March 2, 2014 and March 2, 2015, contingent upon Mr. Hooper being actively employed with us through each vesting date.

In December 2011, the Compensation Committee approved a time-vested RSU grant and, pursuant to our equity grant guidelines, on January 31, 2012 (the grant date), Mr. Hooper was granted 26,497 RSUs with a total grant date fair value of $1,753,836. This award was provided in addition to Mr. Hooper’s offer letter amount because (1) the value of equity grants forfeited by Mr. Hooper by leaving his previous position to take the position with us was higher than previously estimated as Mr. Hooper’s previous employer used an above-target multiplier, whereas we had used a target multiplier in our models, (2) the value of shares of Mr. Hooper’s previous employer, driven by the share price at the time of his departure, was higher than previously estimated in our models and (3) Mr. Hooper’s previous employer had been more rigorous in pro-rating certain equity awards held by Mr. Hooper than we had previously modeled. Each of these RSUs will vest in three approximately equal installments on each of March 2, 2012, 2013 and 2014.

Approximately 76%, or $7,718,450, of the total equity awards granted to Mr. Hooper was not new compensation, but was granted to replace equity rights that Mr. Hooper forfeited due to joining us and terminating his employment with his previous employer.

Long-Term Incentive Equity Awards Granted to Named Executive Officers in 2012

As Mr. Sharer plans to step down as CEO on May 23, 2012, in March 2012, the Compensation Committee determined to grant him a pro-rata LTI equity award that approximates the five months of the year he will serve as our CEO in an amount targeted at the median of our peer group in accordance with our new compensation policy to target the median. In connection with Mr. Bradway’s promotion to CEO effective May 23, 2012, in March 2012 the Compensation Committee determined that they would not grant a special promotional grant to Mr. Bradway. Further, Mr. Bradway’s 2012 LTI equity award grant and the LTI equity award grants for each of our other NEOS were also set at the median of our peer group.

Total Cash Compensation

Target Annual Cash Compensation

Target annual cash is the sum of the NEO’s base salary and target annual cash incentive award. The Compensation Committee believes that target annual cash compensation valued at the peer group median is an appropriate standard, absent unusual or special circumstances. The Compensation Committee compares target annual cash compensation for each NEO to the most recent peer group market data for comparable positions available at that time.

In early 2011, other than Mr. Hooper (who was not yet an employee), the Compensation Committee approved target annual cash compensation for each NEO after reviewing and comparing it to the peer group median as follows:

Named Executive Officer	2011 Amgen Target Annual Cash($)	Median Target Annual Cash($)(1)	Difference vs. Median Over/(Under)(%)
Kevin W. Sharer	4,497,500	4,500,000	(0.1)
Robert A. Bradway(2)	2,056,000	1,956,435	5.1
Roger M. Perlmutter	1,774,800	1,852,500	(4.2)
Jonathan M. Peacock(3)	1,512,000	1,798,730	(15.9)

(1)	Peer group compensation data has been compiled from the 2010 Towers Watson PHRA Executive Compensation Survey.
(2)

In determining Mr. Bradway’s 2011 target annual cash compensation, the Compensation Committee reviewed data for the second highest paid employee from select companies as there was not enough data from our peer group. The information shown in the table above reflects Mr. Bradway’s cash compensation as compared to the pay levels of the second highest paid employee at these select companies.

(3)	Mr. Peacock commenced employment with our Company effective September 1, 2010 and his base salary was set to reflect his newly entering into the role of Chief Financial Officer of our Company.

Annual Cash Incentive Awards

Annual cash incentive awards to our NEOs are made under our EIP which employs a formula that generates a maximum award for each participant. Actual awards are generally then determined using pre-established Company performance goals and results measured under our GMIP. During the first 90 days of the calendar year, the Compensation Committee determines the EIP participants, the definition of adjusted net income, the maximum award payable to each participant under the EIP, the GMIP Company performance goals and weightings and the target bonus opportunities as a percentage of salary. For 2011, the maximum award for each participant under the EIP is based on a percentage (0.125% for our CEO and 0.075% for each of the other NEOs) of our adjusted net income, as defined in the EIP(1). The Compensation Committee’s practice has been to exercise negative discretion from the calculated EIP maximum award payable to each individual by using the GMIP Company performance goals score and the participant’s target annual cash incentive award opportunity in making its determination of the actual award amount paid. This approach is not purely formulaic, as the Compensation Committee also considers the contributions of each participant to our success during the performance period. Annual cash incentive awards are paid in March of the year following the EIP and GMIP annual performance periods. The Compensation Committee cannot increase the calculated EIP maximum award payable and can only reduce it.

The 2011 target annual cash incentive award opportunity for Mr. Sharer, our current CEO, remained at 150% of base salary, for Mr. Bradway remained at 100% of base salary and for the other NEOs remained at 80% of base salary. These target annual cash incentive award opportunities were calibrated to support total cash compensation at the median of our peer group. Mr. Hooper was not a participant under the EIP because Mr. Hooper had not commenced employment with the Company at the time participants were determined for 2011. Upon Mr. Hooper’s appointment as Executive Vice President, Global Commercial Operations in October 2011, he became eligible to participate in our GMIP and his target annual cash incentive award was set at 80% of base salary under the GMIP (pro-rated from his start date), consistent with the target annual cash incentive award opportunity for all of our other Executive Vice Presidents.

2011 GMIP Company Performance Goals

The GMIP Company performance goals approved by the Compensation Committee for 2011 were “Deliver Financially” (60% weighting), “Deliver the Best Pipeline” (25% weighting), and “Growth Opportunities” (15% weighting). These Company performance goals were selected to retain the emphasis on financial performance of revenue and EPS, while focusing the remaining goals on other factors critical to our near- and longer-term clinical and commercialization success that are embedded in our operating plans, budgets and forecasts. While all of these goals measure single-year performance, taken as a whole, they are intended to positively position us for both short- and long-term success:

•

The 2011 “Deliver Financially” goals (Revenue and EPS) are equally focused on top- and bottom-line growth, and were assigned the largest weighting of any goal category, consistent with the fundamental importance of financial performance to us and our stockholders over the longer-term. EPS was replaced with adjusted net income as one of the two primary financial goals for our 2012 annual cash incentive award program.

•

“Deliver the Best Pipeline” goals measured progress on both early- and later-stage product candidates to focus us on executing key clinical studies and delivering a robust product pipeline at all stages of the development continuum, which we believe is critical to our continued success over the near- and longer-term.

(1)

For 2011, adjusted net income for purposes of EIP was defined as net income determined under U.S. generally accepted accounting principles, adjusted for the following: the impact of changes in accounting principles; expenses and related costs incurred in connection with business combinations; non-cash interest expense on our convertible debt; stock option expense; losses and related costs incurred with respect to legal and contractual settlements; losses on disputes with tax authorities; expenses incurred in connection with restructurings and related actions; asset impairment charges, inventory write-offs; adverse impact of changes in tax law and losses incurred on discontinued operations.

•

“Growth Opportunities” was chosen as a 2011 goal category to highlight the importance of accomplishing a series of current-year objectives to acquire innovative products or make financially accretive acquisitions, prepare to enter into the biosimilars market and expand our business into additional countries.

All of these goal categories are intended to create stockholder value in the near- and longer-term. Threshold performance for the non-financial primary metrics, which are often expressed in milestones, are more subjective in nature than are the financial metrics and could result in a very small payout percentage (1% of annual cash compensation). Maximum performance under each measure results in earning 225% of target annual cash incentive award opportunity for that measure. The table below illustrates the weighting of each goal, the goals established and our actual performance for 2011:

Deliver Financially (60%)—Achieved 173.4%
	Threshold	Target	Maximum	Achieved
Revenue (30%)	$14,550 million	$15,300 million	$16,050 million	$15,582 million Achieved–135.7%
GMIP EPS(1)(30%)	$4.85	$5.10	$5.35	$5.33 Achieved–211.0%

(1)

For 2011, GMIP EPS reflects adjustments for (i) any changes in tax law or accounting principles, the discontinuation or operations or the recording of any extraordinary items or (ii) any (a) merger, acquisition, and investment or asset related expenses, gains and losses, (b) asset impairment charges, (c) restructuring charges, (d) gains or losses from litigation, arbitration and contractual settlements, (e) non-cash interest expense on our convertible debt or (f) stock option expense, each net of tax. EPS is the same measurement discussed in detail in our Form 8-K dated as of January 26, 2012.

Deliver the Best Pipeline (25%)—Achieved 207.0%
	Results		Achieved
Execute Key Clinical Programs Including Filings, Obtain Approvals (15%)	• •	Executed 13 of 13 key clinical studies. Achieved 35% of filings or approvals out of possible 50%.	210.0%
Early Pipeline Advancement (10%)	•	Advanced 8 new product strategy teams.	202.5%
	•	Initiated 3 first-in-human studies.
	•	4 programs moved through the early-to-late portal.

Growth Opportunities (15%)—Achieved 173.4%
	Results	Achieved

External Opportunities (5%)	• Achieved 4 bids or deals in target markets. • Achieved 3 deals for innovative products or financially attractive acquisitions.	197.0%

Biosimilars (5%)	• Advanced a regulated environment that is science-based, patient safety oriented and provides incentives for innovation. • Completed the necessary pre-clinical, clinical, manufacturing, regulatory and commercial activities required to occur in 2011 to support the launch of targeted products. • Developed a business plan that meets market/partnering needs and secured meaningful interest from prospective partners.	199.3%

Country Expansion (5%)	• Achieved 2011 revenue of $144.0 million. • Achieved 31 new filings. • Entered 6 new countries.	123.8%

Our performance against the 2011 GMIP Company performance goals (as shown in the table above) yielded a composite score of approximately 181.9%. The Compensation Committee awarded annual cash incentive awards to the NEOs based on this composite score.

The following actual annual cash incentive awards were paid to our NEOs under the EIP and the GMIP at approximately 181.9% of target:

Named Executive Officer	Target 2011 Award($)	Actual 2011 Award($)
Kevin W. Sharer	2,684,365	4,882,000
Robert A. Bradway	1,022,615	1,860,000
Roger M. Perlmutter	784,646	1,427,000
Jonathan M. Peacock	665,846	1,211,000
Anthony C. Hooper(1)	108,154	196,000

(1)	Because Mr. Hooper commenced employment with us in October 2011, he received a pro-rata share of his 2011 eligible GMIP award.

In March 2012, the Compensation Committee approved GMIP Company goal categories for 2012 performance that are substantially consistent with the 2011 Company goal categories, except it replaced “Growth Opportunities” with “Reach More Patients Through Growth Opportunities.” In addition, the Compensation Committee replaced EPS with adjusted net income as one of the two primary financial goals in our 2012 annual cash incentive award program to align compensation with a measure that more directly correlates with the underlying performance of our operations.

In March 2012, the Compensation Committee increased the target annual cash incentive award opportunity for Executive Vice Presidents, including Messrs. Peacock and Hooper, from 80% of base salary to 90% of base salary for 2012 compensation. This increase was made based on peer group market data, which suggested that we were significantly below the median of our peer group and this increase in our target annual cash incentive award opportunity to 90% would cause us to be competitive with our peer group and still fall slightly below the median of our peer group. In addition, in connection with Mr. Bradway’s promotion to CEO on May 23, 2012, the

Compensation Committee increased the target annual cash incentive award opportunity for Mr. Bradway to 130% of base salary for 2012 compensation. This percentage targets the median of our peer group and is lower than the target annual cash incentive award opportunity of 150% for Mr. Sharer because the peer group median has decreased since Mr. Sharer’s annual cash incentive award opportunity was set.

New-Hire Bonus

We paid Mr. Hooper a sign-on bonus totaling $2,700,000, consisting of an initial payment of $1,000,000 and an additional payment of $1,700,000 to induce Mr. Hooper to join our Company and to attract him to our Company and California. In addition, in March 2012, Mr. Hooper received $350,045 as a make-whole bonus to compensate him for the loss of his 2011 bonus amounts from his then-current employer as the result of his departure. Mr. Hooper brings broad global commercial operations experience crucial in implementing a strategic vision for the Company’s growth and international expansion. Mr. Hooper’s new-hire bonus reflects his experience and an inducement amount necessary to attract him to our Company. Mr. Hooper’s sign-on bonus must be repaid in full if Mr. Hooper voluntarily resigns his employment for any reason or if we terminate Mr. Hooper’s employment due to cause, in either event, prior to the two year anniversary of his start date of October 27, 2011.

Base Salaries — Our Smallest Primary Element of Executive Compensation

The base salary for each staff member, including NEOs, is managed within the range of base salaries set for that staff member’s level. Generally, in March of each year, the specific base salaries for the NEOs are set based upon the Compensation Committee’s review of the peer group base salary data available for each NEO position. Data reviewed typically includes the 25th, 50th and 75th percentile data. In addition, the Compensation Committee considers our performance, market conditions and such other factors the Compensation Committee deems relevant. Additionally, our CEO engages in a discussion with the Compensation Committee concerning his assessment of the performance of each of the other NEOs and his recommendations regarding any salary adjustments for them. The Compensation Committee uses our CEO’s evaluation of each other NEO’s performance, information with respect to each person’s experience and other qualifications, peer group base salary market data and the base salary adjustment recommendation made by the CEO in determining each NEO’s base salary. NEOs have no expectation or guarantee of a base salary increase and no pre-established formulaic base salary increases are granted.

In March 2011, the Compensation Committee engaged in extensive discussions regarding executive compensation and assessed the market competitiveness of each of the then-NEO’s base salary and such officer’s performance as well as, but to a lesser degree, the Company’s overall performance. After these discussions, the Compensation Committee determined that each NEO’s base salary should generally be increased by 2.8%, which was consistent with the increases granted to our U.S.-based staff members. The Compensation Committee approved a 5% base salary increase for Mr. Peacock, increasing his salary to $840,000, to make his salary more competitive with the peer group median for his position of approximately $947,000.

The base salary adjustments approved and implemented in March 2011 are shown in the table below:

Named Executive Officer	2010 Base Salary($)	Increase(%)	2011 Base Salary($)
Kevin W. Sharer	1,750,000	2.8	1,799,000
Robert A. Bradway	1,000,000	2.8	1,028,000
Roger M. Perlmutter	959,000	2.8	986,000
Jonathan M. Peacock	800,000	5.0	840,000

The Board appointed Mr. Hooper to serve as the Company’s Executive Vice President, Global Commercial Operations effective October 27, 2011. The Compensation Committee set Mr. Hooper’s initial base salary at $950,000, a level sufficient to attract him from his then-current employer, yet less than the base salary of his predecessor in the same role.

In March 2012, each NEO, with the exception of Mr. Sharer who will retire from the position of CEO effective May 23, 2012, received a base salary increase. Mr. Bradway received a base salary increase of approximately 36% to $1,400,000 annually in connection with his promotion to CEO on May 23, 2012. His base salary is targeted slightly above the 30th percentile of our peer group because the Compensation Committee wanted to provide Mr. Bradway with a sizeable increase to reflect his new responsibilities as CEO. Mr. Peacock received a base salary increase of 5% to bring him closer to (although still below) the median of our peer group. Mr. Hooper received a base salary increase of approximately 2.8%, which was generally intended to maintain his relative positioning as compared to the peer group median and was consistent with the increases granted to our U.S.-based staff members generally.

Perquisites

Perquisites are intended to be limited both in type and in monetary value. We do believe, however, that offering our NEOs certain perquisites facilitates the operation of our business, allowing these NEOs to better focus their time, attention and capabilities on our Company, permits our NEOs to be accessible to the business as required, alleviates safety and security concerns and assists us in recruiting and retaining these key executives. The perquisites provided to our NEOs generally include an allowance for personal financial planning and tax preparation services (not to exceed $15,000 annually combined), annual physical examinations, Company-paid moving and relocation expenses when they are required by us to move to a new location and, in limited instances, personal expenses when on business travel. Certain of our NEOs also have access to the personal use of a Company car and driver and the use of the Company aircraft to facilitate efficient use of time and alleviate security concerns. Our CEO is encouraged to use our private aircraft for all of his travel (business and personal) because the Compensation Committee believes that the value to us of making the aircraft available to our CEO, in terms of safety, security, accessibility and efficiency, is greater than the incremental cost that we incur to make the aircraft available.

It is the Compensation Committee’s intention to continually assess business needs and evolving practices to ensure that perquisite offerings are competitive and in the best interests of our stockholders. No tax gross-up reimbursements for NEOs are provided, except in connection with reimbursement of moving and relocation expenses (excluding tax gross-ups for assistance with loss on sale of a home), consistent with our other staff members. We believe that providing tax gross-up reimbursements on the applicable moving and relocation expenses paid on behalf of newly-hired executives who agree to relocate on the Company’s behalf and current executives who agree to expatriate to another country to work on the Company’s behalf is appropriate because it treats these executives in a similar manner as non-executive newly-hired employees and current employees under our Company-wide policy and assists in the attraction and retention of the executive talent necessary to compete successfully in the market.

In March 2011, the Compensation Committee limited the moving and relocation benefits for the top executives of the Company. Specifically, for Senior Vice Presidents and above, the Company has:

•	capped moving and relocation expenses;

•	capped assistance on loss on sale of a home; and

•	clarified that relocation tax gross-ups do not apply to assistance on loss on sale of a home.

Our Company-wide policy includes a repayment provision which requires an employee hired from outside the Company to repay us for moving and relocation expenses incurred by us in the event that the employee does not complete the move, resigns or is discharged for cause from the Company within two years of the employee’s employment start date (with a pro-rata refund in the second year). For employees who accept an expatriate assignment, the repayment provision is one year from the assignment date.

Mr. Peacock, our Executive Vice President and Chief Financial Officer, who relocated from Switzerland to California upon his hiring, and Mr. Hooper, our Executive Vice President, Global Commercial Operations, who relocated from New Jersey to California, incurred moving and relocation expenses during 2011 in accordance with our relocation policies. Specifically, the material relocation benefits provided to Messrs. Peacock and Hooper in 2011 included reimbursement for closing expenses and other costs related to the sale of a prior residence, housing and living expenses, reimbursement of miscellaneous other relocation expenses (including for Mr. Hooper, costs for use of our aircraft for relocation-related trips), and tax gross-up payments on the taxable portion of such benefits provided. See “Summary Compensation Table—All Other Compensation—Perquisites and Other Compensation” in our Executive Compensation Tables for more information on these benefits.

COMPENSATION POLICIES AND PRACTICES

Clawback Policy

We have a clawback policy that requires our Board to consider recapturing past cash or equity compensation payouts awarded to our executive officers, including our NEOs, if it is subsequently determined that the amounts of such compensation were determined based on financial results that are later restated and the executive officer’s misconduct caused or partially caused such restatement.

Stock Ownership Guidelines

Our stock ownership guidelines require our executives to hold a meaningful amount of our Common Stock, promote a long-term perspective in managing the company, further align the interests of our executives and stockholders and mitigate potential compensation-related risk. Executives are generally given five years following their hire into their current job level to comply with these guidelines, with compliance measured based on holdings and stock price as of December 31st. Once these ownership guidelines are met, executives are expected to maintain such ownership until they change job levels or are no longer employed by the Company. As of November 8, 2011, all executive officers, including our NEOs, that were required to meet their applicable ownership guidelines did so. Messrs. Bradway, Peacock and Hooper are not required to meet their guidelines until 2014, 2015 and 2016, respectively.

The current stock ownership guidelines are as follows, with the ownership requirement for the CEO having increased from five times base salary to six times base salary recommended by the Compensation Committee and approved by the Board in March 2012 and effective March 15, 2012:

Position	Stock Ownership Requirement
Chief Executive Officer	Six times base salary
President and Chief Operating Officer	Three times base salary
Executive Vice President	Three times base salary
Senior Vice President	13,500 shares
Vice President	4,500 shares

The following holdings count towards satisfying these stock ownership requirements, each as of the certification date:

•	shares of our Common Stock that are not subject to forfeiture restrictions and are beneficially held;

•	shares of our Common Stock held through a 401(k) plan or other qualified pension or profit-sharing plan; and

•	funds allocated under our Employee Stock Purchase Plan.

Insider Trading Policy

Our insider trading policy prohibits all staff members from buying or selling our Common Stock while aware of any material nonpublic information or engaging in short sales with respect to our Common Stock, from purchasing or pledging Common Stock on margin (with the exception of the use of a margin account to purchase our Common Stock in connection with the exercise of company-granted stock options), or entering into any derivative or similar transactions with respect to our Common Stock.

Policies for Grants of Long-Term Incentive Equity Awards

In accordance with our Equity Awards Policy, our annual grants of LTI equity awards are typically approved at an in-person or telephonic meeting of the Compensation Committee (for grants of equity awards to executive officers, including our NEOs) or the Equity Award Committee (for grants to all other staff members). In unusual and compelling circumstances, LTI equity awards may be approved by the Compensation Committee or Equity Award Committee by unanimous written consent.

The Compensation Committee typically approves the annual equity awards made to our executive officers, including our NEOs, during its March meeting. The grant date for annual awards of stock options and RSUs is the third business day after the release of our first fiscal quarter earnings. For stock options, the exercise price is equal to the closing price of the Company’s Common Stock on the grant date. Our executive officers may also receive special awards of stock options or RSUs on an ad hoc basis as determined by the Compensation Committee as new hires or for retention, promotional or other purposes, but generally only on the third business day after the release of our fiscal quarter earnings.

Tally Sheets

As part of its executive compensation review conducted annually, the Compensation Committee reviews a tally sheet for each NEO setting forth all components of compensation, including compensation paid at termination, retirement or at the time of a change of control. The tally sheet also includes a summary of both the number of shares and the value at a given price of the equity awards held by each NEO, as well as each NEO’s individual cumulative account balances in our benefit plans. These tools are employed by the Compensation Committee as a useful check on total annual compensation and the cumulative impact of our long-term programs and are considered important to understand the overall impact of compensation decisions.

Based on its review of the tally sheets, the Compensation Committee may increase or decrease certain individual elements of compensation to align total compensation with peer group market data and to promote internal equity among our NEOs, other than the CEO. No material adjustments to total compensation for any of NEOs were made in 2011 as a result of the review of these tally sheets by the Compensation Committee.

NON-DIRECT COMPENSATION AND PAYOUTS IN CERTAIN CIRCUMSTANCES

Retirement Arrangement, Offer Letters, Consulting Arrangement and Change of Control Benefits

Our CEO and other NEOs are generally not covered by contractual arrangements that provide for severance or other payments in the event of termination, but all are participants in our Change of Control Severance Plan discussed below. In addition, we typically enter into offer letters with new hires detailing their compensation, requirements to pay back certain elements of compensation and any limited severance arrangements to mitigate the candidate’s risk in changing jobs.

To attract talented executives from outside the Company, our offer letters generally include severance terms that apply to terminations that are initiated by the Company and occur for reasons “other than cause” within a limited period of time from the date of hire. Benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change.

Kevin W. Sharer

On December 14, 2011, Mr. Sharer notified us of his plan to step down as CEO effective May 23, 2012 and as Chairman of the Board and an employee of the Company at the end of 2012. When Mr. Sharer steps down as CEO in May 2012, he will assist in the transition of our new CEO and provide leadership to the Board. Through the end of Mr. Sharer’s employment with the Company on December 31, 2012, we will continue to pay Mr. Sharer a regular salary at his current base salary rate and he will be eligible for a pro-rata portion (or approximately five/twelfths) of his annual cash incentive award for 2012 for the service provided as our CEO. During 2012, he will also continue to participate in the normal benefits and perquisites as currently provided by the Company to Mr. Sharer.

Mr. Sharer was granted a reduced amount (or approximately five/twelfths) of his LTI equity awards for 2012 for the service provided as CEO through May 2012. The provisions of the performance award program and our RSU grant agreement requiring pro-ration of the performance units earned or RSUs vesting, as applicable, upon the occurrence of certain events, including death, disability or retirement shall not apply to Mr. Sharer’s grant of performance units under the 2012-2014 performance program or 2012 annual grant of RSUs. Like our other retirement-eligible employees, following Mr. Sharer’s retirement in December 2012, he will continue to vest in his outstanding RSUs and stock options in accordance with their original vesting schedules and he will continue to be entitled to a full payout from his outstanding performance units (for the 2010-2012, 2011-2013 and 2012-2014 performance periods). There will be no severance paid to Mr. Sharer. The Compensation Committee has approved providing Mr. Sharer with office space and administrative and technical support until December 31, 2017, but no decisions have been made regarding the specific support levels to be provided.

Jonathan M. Peacock

Mr. Peacock, who commenced employment effective September 1, 2010, is currently subject to an offer letter approved by the Compensation Committee. Mr. Peacock’s offer letter provides for standard severance protection for three years following his hire date at a benefit multiple of two times annual base salary and target annual cash incentive award opportunity plus up to 18 months of Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, medical coverage paid by us. These severance benefits will expire on September 1, 2013. To facilitate Mr. Peacock’s relocation from Switzerland to the U.S., he received our relocation package for international relocations. Mr. Peacock will repay his moving and relocation expenses incurred by the Company in the event Mr. Peacock resigns or is discharged for cause from the Company within two years (with pro-rata refund in the second year of his hire date).

Anthony C. Hooper

Mr. Hooper, who commenced employment effective October 27, 2011, is currently subject to an offer letter that was negotiated with Mr. Hooper in connection with his hiring and approved by the Compensation Committee. Mr. Hooper’s compensation and benefits for 2011 are described in this Compensation Discussion and Analysis. Mr. Hooper’s offer letter also provides Mr. Hooper with relocation assistance and our standard severance protection for new executives. We agreed to provide Mr. Hooper with these compensation and benefits because Mr. Hooper’s broad commercial operations experience and his leadership roles in developing the pharmaceutical business in Latin America, the Middle East, Africa, Canada, Japan and several countries in the Pacific Rim are important to implementing our strategic vision for growth and international expansion and to attract him to our Company and California. Mr. Hooper’s compensation and benefits were designed and negotiated to facilitate a prompt, effective and fair process.

Mr. Hooper’s offer letter provides for severance protection for three years following Mr. Hooper’s hire date at a benefit multiple of two times annual base salary and 80% of his annual base salary plus up to 18 months of COBRA medical and dental coverage paid by us. As with Mr. Peacock, benefits of this type are sometimes provided to officer-level candidates to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on October 27, 2014. In addition, we have agreed to compensate Mr. Hooper for cancellations or forfeitures of previously earned or vested compensation (or the denial of vesting of such compensation) arising out of his employment with us and to indemnify him against claims relating to recoupment of such compensation. Approximately 76% of the LTI equity awards granted to Mr. Hooper was intended to compensate him for the forfeitures and cancellations of outstanding equity awards that resulted from his departure from his former employer.

To facilitate Mr. Hooper’s relocation from New Jersey to California, he received our relocation package which includes a repayment agreement that says he will repay the moving and relocation expenses incurred by the Company in the event that Mr. Hooper does not complete the move, resigns or is discharged for cause from the Company within two years (with a pro-rata refund in the second year). Reimbursement of relocation expenses is essential to ensure the executive is able to move in a timely manner and able to more quickly take on his responsibilities.

Roger M. Perlmutter

Dr. Perlmutter announced his retirement effective February 12, 2012. He is entitled to the standard retirement benefits provided to our retirement-eligible employees under our LTI equity award agreements. In sum, Dr. Perlmutter will continue to vest in his outstanding RSUs and stock options in accordance with their original vesting schedules and he will continue to be entitled to a full payout from his outstanding performance units (for the 2010-2012 and 2011-2013 performance periods). Dr. Perlmutter was not granted any LTI equity awards in 2012.

In light of Dr. Perlmutter’s expertise in research and development, commercialization of the research and development product pipeline and related areas, the Compensation Committee approved a one-year consulting services agreement with Dr. Perlmutter and Perlmutter Consulting, Inc., effective February 13, 2012, with the option to extend the consulting agreement for a second year by mutual agreement. Pursuant to the consulting agreement, Dr. Perlmutter will advise us on issues related to his areas of expertise. We will pay Perlmutter Consulting $100,000 quarterly in arrears as compensation for 80 hours of Dr. Perlmutter’s services in a calendar quarter, plus an additional $1,200 per hour for any additional hours of services performed in any calendar quarter. The maximum total hours of services in any calendar quarter is 160 hours unless previously authorized. In addition, we will reimburse Perlmutter Consulting for all reasonable and normal travel-related expenses incurred in connection with the performance of Dr. Perlmutter’s services. Perlmutter Consulting and Dr. Perlmutter will each be responsible for the income and self-employment taxes due on all taxable income arising under the consulting agreement. Pursuant to the consulting agreement, Perlmutter Consulting and Dr. Perlmutter agree not to enter into any other agreement that conflicts with, or will conflict with, Perlmutter Consulting’s or Dr. Perlmutter’s obligations under the consulting agreement and to give written notice at least ten business days in advance of commencing services for any other employer or client. If Perlmutter Consulting or Dr. Perlmutter accepts employment or an engagement which we determine, in our sole discretion, is not appropriate, such acceptance shall constitute a material breach of the consulting agreement and authorize us to terminate the consulting agreement immediately. Each party to the consulting agreement can terminate the Consulting Agreement for any reason with 30 days’ prior written notice.

Change of Control Severance Plan

In the event of a change of control and a qualifying termination, our Change of Control Severance Plan provides severance payments to 1,663 staff members (as of December 31, 2011), including each NEO. The plan was structured so that payments and benefits are provided only if there is both a change of control and a termination of employment, either by us other than for “cause” or “disability” or by the participant for “good reason” (as each is defined in the plan)—sometimes referred to as a “double-trigger”—because the intent of the plan is to provide appropriate severance benefits in the event of a termination following a change of control, rather than to provide a change of control bonus.

The cash severance multiple for the CEO and all other NEOs is two times annual cash compensation. There are no tax gross-up payments provided under the plan. The payments and benefit levels under the Change of Control Severance Plan do not influence and were not influenced by other elements of compensation. The Change of Control Severance Plan was adopted, and is continued by the Compensation Committee, to reinforce and encourage the continued attention and dedication of members of management to their assigned duties without the distraction arising from the possibility of a change of control, to enable and encourage management to focus their attention on obtaining the best possible deal for our stockholders and making an independent evaluation of all possible transactions, without being influenced by their personal concerns regarding the possible impact of various transactions on the security of their jobs and benefits, and to provide severance benefits to any participant who incurs a termination of employment under the circumstances described within a certain period following a change of control in recognition of their contributions to the Company.

Change of Control Treatment of Long-Term Incentive Equity Awards

Stock Options, Restricted Stock and Restricted Stock Units

To ensure that our LTI equity award practices remain aligned with current governance best practices and are competitive with the practices of the companies in our peer group, on March 2, 2011, the Compensation Committee eliminated the single trigger full acceleration of vesting upon a change in control for future LTI equity award grants and replaced it with a “double-trigger” acceleration of vesting that requires a qualifying termination in connection with a change of control. As a result, annual grants of LTI equity awards made on or after March 2, 2011 provide that all unvested stock options and RSUs vest in full only if the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” or, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” within two years following a change of control.

Performance Units

The Compensation Committee has maintained change of control features for each of the performance periods under our performance award programs to ensure that these programs reward participants for our performance up until the time that the change of control occurs. Payment calculation methods differ according to the terms of the award for each performance period and whether a change of control occurs in the first six or 12 months of the period or thereafter. For additional information on the levels of payout, see “Potential Payments Upon Termination or Change of Control—Long-Term Incentive Equity Awards—Performance Units” in our Executive Compensation Tables.

Limited Retirement Benefits and Deferred Compensation Plan

Our health, retirement and other benefits programs are available to all of our U.S.-based staff members and are typically targeted to align in value with our peer group on a total company basis. The primary survey used to make this total company comparison is the Hewitt’s Benefit Index®, last updated as of May 2010, using a sample group of 15 companies, chosen so as to have the greatest representation from our peer group. The data generated from this survey is used by the Compensation Committee and management in evaluating the competitive positioning and program design of our health, retirement and other benefit programs that pertain to all U.S.-based staff members, including our NEOs.

Retirement and Savings Plan, Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

Our Retirement and Savings Plan, or 401(k) Plan, is available to all regular U.S.-based staff members of the Company and participating subsidiaries. All 401(k) Plan participants are eligible to receive the same level of matching and core contributions from us.

We credit to our Supplemental Retirement Plan, or SRP, which is available to all 401(k) Plan participants, Company core and matching contributions on eligible compensation that cannot be made to the 401(k) Plan because they relate to compensation that is in excess of the maximum amount of recognizable compensation allowed under the Internal Revenue Code’s qualified plan rules. Earnings under the SRP are market-based—there are no “above market” or guaranteed rates of returns offered in this plan and this plan enables us to provide the same percentage of base salary and annual cash incentive award as a retirement contribution to U.S.-based staff members at all levels. Unlike a traditional pension plan, which provides a lifetime annuity that replaces a significant portion of a participant’s final pay, retirement benefits from our 401(k) and SRP are based on investment return on the staff member’s own investment (with the exception of the Company’s match), with the participant bearing both investment and longevity risk. We also credit staff members in the SRP for lost 401(k) Plan Company match and core contributions resulting from making a deferral into the Nonqualified Deferred Compensation Plan, or NDCP.

The NDCP offers all U.S.- and Puerto Rico-based staff members at director level and above the opportunity to defer eligible base salary and bonus, up to maximum amounts typical at our peer group companies. We also have the discretion to make contributions to this plan, which we do not do on a regular basis. We did not make any contributions in the NDCP to our NEOs in 2011. We believe that offering the NDCP is appropriate because it provides executives the opportunity to save for retirement in a tax-effective fashion that is not readily available without our sponsorship.

Executive Nonqualified Retirement Plan

As part of his initial employment offer in 2001, we agreed to provide Dr. Perlmutter with supplemental retirement benefits based on his length of employment with us as a replacement for pension benefits foregone from his previous employer. The benefits are provided through our Executive Nonqualified Retirement Plan, in which Dr. Perlmutter is the only participant. In accordance with the terms of the plan, we credited a special retirement account with $10 million for Dr. Perlmutter’s benefit on September 16, 2007. Because Dr. Perlmutter was employed by us through January 2011, which was when he attained 10 years of service and was at least age 55, the terms of the plan require us to credit interest on his account balance at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from September 16, 2007 until his account balance is distributed to him.

Dr. Perlmutter retired from our Company on February 12, 2012. In connection with his retirement, Dr. Perlmutter is entitled to payment in January 2013 of his vested account under our Executive Nonqualified Retirement Plan which totaled $12,759,768 as of February 12, 2012 and which continues to accrue interest at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury Notes, adjusted and compounded annually until distributed to him in 2013.

Retiree Medical Savings Account Plan and Retiree Health Access Plan for all U.S.-based Staff members

In 2009, we implemented a Retiree Medical Savings Account Plan and a high deductible health plan, referred to as the Retiree Health Access Plan, available to all U.S.-based staff members. The Retiree Medical Savings Account Plan allows all staff members to make after-tax deferrals to be used post-termination to reimburse them for eligible medical expenses. The Company credits all eligible staff members with an annual contribution ($1,000) and makes a matching contribution equal to 50% of a staff member’s deferrals (up to $1,500 per year). Company credits can be accessed to reimburse eligible medical expenses to staff members who terminate having fulfilled the Company’s retirement criteria. We do not offer a traditional Company-paid retiree medical plan to our NEOs or other U.S.-based staff members. The Retiree Health Access Plan is available to U.S.-based staff members who retire after attaining age 55 and ten years of service and who are not eligible for Medicare. The Retiree Health Access Plan is designed to be paid for entirely by employee contributions. Our Retiree Health Access Plan is paid for entirely by a retiree’s contributions, whereas a traditional retiree medical plan provides a company subsidy based on retirement status or years of service.

TAXES AND ACCOUNTING STANDARDS

Tax Deductibility Under Section 162(m) of the Internal Revenue Code

We intend to develop compensation programs that provide for compensation that is tax deductible to us, but we recognize that the best interests of our stockholders may at times be better served by compensation arrangements that are not tax deductible. Section 162(m) of the Internal Revenue Code places a $1,000,000 limit on the amount of compensation that we may deduct for tax purposes for any year with respect to our CEO and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. The $1,000,000 limit does not apply to performance-based compensation, as defined under Section 162(m). Our executive compensation program is designed to maximize the deductibility of compensation. However, when warranted due to competitive or other factors, the Compensation Committee may decide in certain circumstances to exceed the deductibility limit under Section 162(m) or to otherwise pay non-deductible compensation. These circumstances have included the following:

•

To maintain a competitive base salary for the CEO and President and Chief Operating Officer positions, the base salaries provided to our CEO and President and Chief Operating Officer in 2011 exceeded the tax-deductible limit.

•

As previously referenced, the introduction in 2008 of RSUs as part (20%) of the annual LTI equity award mix for executives and officers is focused primarily on the attraction and retention of the talent needed to drive our long-term success. While this component of the LTI equity award program is not performance-based compensation under Section 162(m) of the Internal Revenue Code, for 2011, 75% of the annual LTI equity award grant mix and 100% of the annual cash incentive award payments remain deductible as performance-based compensation. The fiscal impact for 2011 of the RSUs not being performance-based is approximately $1,025,000, assuming the Company’s U.S. combined effective tax rate for 2011.

•

To attract highly qualified executives to join us and to promote their retention, we may offer other compensation elements that are not performance-based compensation under Internal Revenue Code Section 162(m), such as retention bonuses, as part of their initial employment offers.

Section 409A of the Internal Revenue Code

Internal Revenue Code Section 409A requires programs that allow executives to defer a portion of their current income, such as our deferred compensation plans, to meet certain requirements regarding risk of forfeiture and election and distribution timing, among other considerations. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance with Section 409A and regulatory guidance issued by the Internal Revenue Service, we are currently operating such plans in compliance with Section 409A of the Internal Revenue Code. Pursuant to that regulatory guidance, we have amended our plans and arrangements to either make them exempt from or have them comply with Section 409A.

Accounting Standards

Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, RSUs and performance units under our equity incentive award plans are accounted for under FASB ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. For example, the Compensation Committee took these accounting standards into account when discontinuing grants of incentive stock options. In addition, we modified our Employee Stock Purchase Plan to make it non-compensatory under the “safe harbor” provisions of the accounting rules and therefore no longer recognize compensation expense under this plan. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Executive Compensation Website

We have implemented a website, accessible at www.amgen.com/executivecompensation, which provides a link to this proxy statement and invites our stockholders to fill out a survey to provide input and feedback to the Compensation Committee regarding our executive compensation policies and practices. All input from our stockholders is valuable and the Compensation Committee appreciates your time and effort in completing the survey.

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by each of our Named Executive Officers, or NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
				Performance Units and Restricted Stock Units	Stock Options	EIP/GMIP

Kevin W. Sharer	2011	1,791,462	0	8,994,000	2,382,429	4,882,000	0	800,420	18,850,311
Chairman of the Board and Chief Executive Officer	2010 2009	1,748,846 1,682,308	0 0	8,306,025 4,418,324	6,691,367 4,663,347	3,635,000 3,790,000	0 0	756,895 791,738	21,138,133 15,345,717

Robert A. Bradway	2011	1,023,692	0	3,147,900	833,850	1,860,000	0	259,522	7,124,964
President and Chief Operating Officer	2010 2009	971,204 883,096	0 0	2,541,180 1,444,308	2,668,143 1,530,161	1,340,000 1,060,000	0 0	251,216 224,940	7,771,743 5,142,505

Roger M. Perlmutter	2011	981,846	0	2,363,499	625,388	1,427,000	101,360	268,510	5,767,603
Executive Vice President, Research and Development	2010 2009	958,904 934,235	0 0	2,190,600 1,444,308	1,764,756 1,530,161	1,065,000 1,125,000	61,251 41,879	270,827 266,986	6,311,338 5,342,569

Jonathan M. Peacock(8)	2011	833,846	0	2,363,499	625,388	1,211,000	0	245,158	5,278,891
Executive Vice President and Chief Financial Officer	2010	270,769	1,000,000	5,727,000	3,314,483	267,000	0	371,942	10,951,194

Anthony C. Hooper(9)	2011	171,731	3,050,045	8,464,614	0	196,000	0	174,822	12,057,212
Executive Vice President, Global Commercial Operations

(1)

Reflects base salary earned in each bi-weekly pay period (or portion thereof) during each fiscal year before pre-tax contributions and, therefore, includes compensation deferred under our qualified and nonqualified deferred compensation plans. Under payroll practices for salaried staff members of our U.S. entities, including our NEOs, base salary earned in a pay period is computed by dividing the annual base salary then in effect by 26, which is the number of full bi-weekly pay periods in a year.

(2)

For 2011, reflects the following bonuses paid to Mr. Hooper: (1) a sign-on bonus of $2,700,000 in connection with the commencement of his employment, and (ii) a $350,045 “make whole” bonus to compensate Mr. Hooper for the loss of his 2011 bonus from his then-current employer as the result of his departure from that company in October 2011.

(3)

For 2011, reflects the grant date fair values of performance units and restricted stock units, or RSUs, granted during 2011 (see footnotes 6, 7, 9, 10, and 11 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

The single measure that determines the number of units to be earned for the performance unit awards granted during 2011 is our total shareholder return, or TSR, compared with the average of TSRs of companies in our peer group, all computed over the performance period applicable to each award, which is a market condition as defined under Financial Accounting Standards Board principles regarding the measurement of stock-based compensation (ASC 718). Since these awards do not have performance conditions as defined under ASC 718, such awards have no maximum grant date fair values that differ from the fair values presented in the table above.

(4)

For 2011, reflects the grant date fair values of nonqualified stock options granted during 2011 (see footnote 8 to the “Grants of Plan-Based Awards” table for information on how these amounts were determined).

(5)

Reflects amounts that were earned under our Executive Incentive Plan, or EIP, and Global Management Incentive Plan, or GMIP, for 2011 performance which were determined and paid in March 2012. All NEOs participated in the EIP in 2011 except for Mr. Hooper, who participated in the GMIP, because Mr. Hooper had not commenced employment with the Company at the time EIP participants were determined for 2011. For a description of our EIP and GMIP, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

(6)

For 2011, reflects interest (calculated at the rate of 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually) accrued for Dr. Perlmutter under our Executive Nonqualified Retirement Plan in excess of 120% of the applicable long-term federal rate. For a description of this plan, see “Nonqualified Deferred Compensation—Executive Nonqualified Retirement Plan” below.

(7)	See the subsection “All Other Compensation—Perquisites and Other Compensation” immediately following these footnotes.

(8)

Mr. Peacock commenced employment with the Company effective September 1, 2010 as Executive Vice President and Chief Financial Officer, or CFO, and this table reflects his compensation earned beginning on that date.

(9)

Mr. Hooper commenced employment with the Company effective October 27, 2011 as Executive Vice President, Global Commercial Operations, and this table reflects his compensation earned beginning on that date.

All Other Compensation—Perquisites and Other Compensation

Perquisites. The amounts reported reflect the aggregate incremental cost of perquisites and other personal benefits provided to our NEOs. The following table sets forth the perquisites provided and all of the associated tax gross-up reimbursements made to our NEOs in 2011. Tax gross-ups are only provided with respect to moving and relocation expenses. For a description of our principles regarding moving and relocation benefits, see the discussion in “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Perquisites” in our Compensation Discussion and Analysis.

	Personal Use of Company Aircraft(1)	Personal Use of Company Car and Driver(2)	Personal Financial Planning Services	Moving and Relocation Expenses(3)(4)		Expenses Related to Guests Accompanying Officers on Business Travel	Other(5)
Name	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Tax Gross- Up($)	Aggregate Incremental Cost($)	Aggregate Incremental Cost($)	Total($)
Kevin W. Sharer	198,177	40,186	15,000	0	0	2,618	1,981	257,962
Robert A. Bradway	0	2,638	15,000	0	0	4,514	1,109	23,261
Roger M. Perlmutter	0	63,929	0	0	0	0	0	63,929
Jonathan M. Peacock	0	75	15,000	61,316	54,746	2,040	2,050	135,227
Anthony C. Hooper	0	0	12,570	115,195	25,191	3,600	535	157,091

(1)

The aggregate incremental cost of use of our aircraft for personal travel by our NEOs is allocated entirely to the highest ranking NEO present on the flight. The aggregate incremental cost for personal use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology for 2011 is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(2)

The aggregate incremental cost for personal use of a car and driver provided by us is calculated by allocating the costs of operating the car and compensating the driver between personal and business use. The cost of operating the car is allocated to personal use on the basis of miles driven for personal use to total miles driven. The cost of compensating the driver is allocated to personal use on the basis of driver hours related to personal use to the total number of driver hours.

(3)

Mr. Peacock agreed to relocate from Switzerland to Thousand Oaks, California to serve as our Executive Vice President and CFO. Certain relocation benefits were provided to Mr. Peacock in 2011 in connection with this relocation in accordance with our relocation policies, including:

(a)	$57,705 for closing expenses and other costs related to the sale of his prior residence;

(b)	$3,611 for miscellaneous other relocation expenses; and

(c)	$54,746 of tax gross-up payments on the moving and relocation benefits provided.

(4)

Mr. Hooper agreed to relocate from New Jersey to Thousand Oaks, California to serve as our Executive Vice President, Global Commercial Operations. Certain relocation benefits were provided to Mr. Hooper in 2011 in connection with this relocation in accordance with our relocation policies, including:

(a)	$60,560 for use of our aircraft for relocation-related trips, calculated based on our variable costs and in the manner specified above in footnote 1 to this table.

(b)	$35,865 for housing and living expenses;

(c)	$8,655 for closing expenses and other costs related to the sale of his prior residence;

(d)	$10,115 for miscellaneous other relocation expenses; and

(e)	$25,191 of tax gross-up payments on moving and relocation benefits provided.

(5)	Other expenses include the cost of gifts, executive physical examinations and personal expenses while on business travel.

Other Compensation. The following table sets forth compensation for our NEOs in 2011 incurred in connection with our Retirement and Savings Plan, or 401(k) Plan, and our Supplemental Retirement Plan, or SRP. These amounts are included in the “All Other Compensation” column of the “Summary Compensation Table.” See “Nonqualified Deferred Compensation” below for a description of these plans.

Name	Company Contributions to 401(k) Retirement and Savings Plan($)	Company Credits to Supplemental Retirement Plan($)	Total($)
Kevin W. Sharer	24,500	517,958	542,458
Robert A. Bradway	24,500	211,761	236,261
Roger M. Perlmutter	24,500	180,081	204,581
Jonathan M. Peacock	24,500	85,431	109,931
Anthony C. Hooper	17,731	0	17,731

Narrative Description to the Compensation Tables—Performance Units

Performance units are granted to our NEOs annually during the first year of a performance period and are paid out at the end of the performance period based on our level of achievement of the applicable performance goals established by our Compensation and Management Development Committee, or Compensation Committee, for such performance period for each grant. Our performance periods are typically three years in duration. The performance goals for the relevant performance periods are set forth below.

The number of performance units earned is determined by the Compensation Committee at the end of the performance period based on our performance against the pre-established formula for such performance period, and is paid out in shares of our Common Stock at a ratio of one share of Common Stock for each performance unit earned.

Performance units are generally forfeited unless a participant is continuously employed through the last business day of the performance period. The underlying principle is that the participant needs to have been an active employee during the entire performance period in order to have contributed to the results on which the earned awards are based. Exceptions to this treatment are a termination of employment in connection with a change of control or the death, disability or retirement of a participant as discussed under “Potential Payments Upon Termination or Change of Control” below.

Performance Units Paid for the 2009-2011 Performance Period Just Ended and Performance Units for the 2011-2013 Performance Period Just Granted

For a description of the performance units for the 2009-2011 performance period that began on January 1, 2009 and ended on December 31, 2011 and for the 2011-2013 performance period that began on January 1, 2011 and will end on December 31, 2013, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

Performance Units for the 2010-2012 Performance Period

Performance goals for the 2010-2012 performance period that began on January 1, 2010 and will end on December 31, 2012 are based upon our 2010 revenue and 2010 adjusted earnings per share, or EPS, weighted equally, in alignment with our 2010 GMIP Company goals, and modified (up or down) at the end of the three-year performance period by a relative TSR multiplier based on the rankings of our TSR results compared to the TSRs of the companies in the comparator group, or Comparator Group, for the 2010-2012 performance period.

The number of performance units earned at the end of the performance period will range from 0% to 200% of the number of performance units granted and is determined in accordance with the following formula:

Performance Units Earned	=	[	(performance units granted)	×	(2010 revenue performance percentage + 2010 EPS performance percentage)	×	(relative TSR multiplier over the 2010-2012 performance period)	]

The relative TSR multiplier is based on the ranking of our three-year TSR compared with the three-year TSRs of the 13 companies in the Comparator Group. Each Comparator Group company’s TSR is determined in a similar manner to that used to determine our TSR. The relative TSR multiplier is expressed as a percentage and varies depending on our ranking within the Comparator Group companies, as shown below. The maximum TSR multiplier that can be achieved is 160%.

The 2010-2012 performance period performance goals include Company revenue and EPS results for 2010. The performance results for these measures in 2010 and the resulting percentages earned are as follows:

Performance Goals for the 2010-2012 Performance Period
Measures	Threshold (earns 0%)	Target (earns 50%)	Maximum (earns 62.5%)	Earned (%)
2010 Revenue, as adjusted(1)	$14.352 billion	$15.102 billion	$15.852 billion	$15.053 billion 46.7%

2010 EPS(2)	$4.74	$4.99	$5.24	$5.21 61.1%
Overall Percentage	0%	100%	125.0%	107.8%

(1)	The 2010 revenue performance measure reflects adjustments for any changes in accounting principle, the discontinuation of operations or the recording of an extraordinary item.

(2)

The 2010 EPS performance measure reflects adjustments for (i) any changes in tax law or accounting principles, the discontinuation of operations or the recording of any extraordinary item or (ii) any (a) merger, acquisition, and investment or asset related expenses, gains and losses, (b) asset impairment charges, (c) restructuring charges, (d) gains or losses from litigation, arbitration and contractual settlements, (e) non-cash interest expense on our convertible debt or (f) stock option expense, each net of tax.

The percentage earned (107.8%) resulting from our 2010 revenue and 2010 EPS performance will then be modified (up or down) based on the ranking of our TSR results compared to the TSRs of the Comparator Group for the 2010-2012 performance period. The table below describes how this relative TSR multiplier is determined:

Relative TSR Multiplier for 2010-2012 Performance Period

Measure	Threshold	Target	Maximum

Relative TSR Among the Company and Comparator Group Companies	50% for a Company ranking of 10th through 14th	100% for a Company ranking of 6th through 9th	160% for a Company ranking of 1st

If our three-year TSR is ranked within the top five among the Company and the Comparator Group companies, the relative TSR multiplier will be determined by interpolating between target (100%) and maximum (160%). No interpolation is performed if the Company’s TSR ranks 6th or lower among the Company and the Comparator Group companies. The relative TSR multiplier shall not exceed 100% regardless of our ranking among the Comparator Group companies if our ending Common Stock price (plus any dividends, as if reinvested) for the performance period is at or below a pre-established minimum dollar amount.

Given that our actual performance during 2010 under the performance measures of revenue and EPS resulted in a performance percentage earned of 107.8%, the number of units that may be earned after giving effect to the relative TSR multiplier for the 2010-2012 performance period may range from 53.9% to 172.5% of the performance units granted. This presumes that our ending Common Stock price (plus any dividends, as if reinvested) used to calculate TSR for the 2010-2012 performance period exceeds the pre-established minimum dollar amount.

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our NEOs for the year ended December 31, 2011.

Name	Grant Date		Approval Date(1)		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(4)(# of units)			All Other Stock Awards: Number of Shares of Stock or Units(#)(5)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards($)
					Thres- hold	Target	Maxi- mum($)	Thres- hold	Target	Maxi- mum
					EIP/GMIP			Performance Units			RSUs	Stock Options
Kevin W. Sharer	3/2/11		3/2/11		(3)	(3)	6,087,500
	3/2/11		3/2/11					(4)	120,000	180,000				5,905,200(6)
	4/25/11		3/2/11								60,000			3,088,800(7)
	4/25/11		3/2/11									210,000	54.69	2,382,429(8)

Robert A. Bradway	3/2/11		3/2/11		(3)	(3)	3,652,500
	3/2/11		3/2/11					(4)	42,000	63,000				2,066,820(6)
	4/25/11		3/2/11								21,000			1,081,080(7)
	4/25/11		3/2/11									73,500	54.69	833,850(8)

Roger M. Perlmutter	3/2/11		3/2/11		(3)	(3)	3,652,500
	3/2/11		3/2/11					(4)	31,500	47,250				1,550,115(6)
	4/25/11		3/2/11								15,800			813,384(7)
	4/25/11		3/2/11									55,125	54.69	625,388(8)

Jonathan M. Peacock	3/2/11		3/2/11		(3)	(3)	3,652,500
	3/2/11		3/2/11					(4)	31,500	47,250				1,550,115(6)
	4/25/11		3/2/11								15,800			813,384(7)
	4/25/11		3/2/11									55,125	54.69	625,388(8)

Anthony C. Hooper	10/27/11	(2)	10/27/11	(2)	(3)	108,154	243,347
	10/27/11		10/12/11					(4)	35,185	52,777				2,002,378(9)
	10/27/11		10/12/11					(4)	35,185	52,777				1,973,175(10)
	10/27/11		10/12/11					(4)	35,185	52,777				1,934,471(11)
	10/27/11		10/12/11								45,238			2,554,590(7)

(1)

Reflects the date on which the grants were approved by the Compensation Committee. See “COMPENSATION POLICIES AND PRACTICES—Policies for Grants of Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis for a description of the timing of our annual equity award grants.

(2)	Mr. Hooper became eligible to participate in our GMIP upon commencement of his employment with the Company on October 27, 2011. His payout under our GMIP for 2011 was pro-rated based on this date.

(3)

Represents awards to our NEOs made under our EIP, except for the award to Mr. Hooper, which was made under our GMIP since Mr. Hooper had not yet commenced employment with the Company at the time EIP participants were determined. The “maximum” amounts shown in the table above (except for Mr. Hooper) reflect the largest possible payments under our EIP for the 2011 performance period, based on our EIP adjusted net income, as defined. There are no thresholds or targets under the EIP. The EIP provides that the Compensation Committee may use “negative discretion” to award any amount that does not exceed the maximum. Consistent with its practice since the EIP was approved by our stockholders in 2002, the Compensation Committee employed the goals established under our GMIP, as illustrated in the table below, as well as each NEO’s contributions in determining the actual amounts awarded under the EIP in 2011. Our GMIP for 2011 was based on our performance against three primary Company goals, weighted as follows: (1) Deliver Financially (60%); (2) Deliver the Best Pipeline (25%) and (3) Growth Opportunities (15%). Threshold goals of 50% of target performance have been established only for non-financial metrics. These non-financial metrics are often expressed in milestones or are more subjective in nature than are the financial metrics. If only one of the minor non-financial goals is accomplished, the payout percentage would be very small (1% of a target annual cash incentive award) and thus no threshold amount is shown in the table below. The GMIP-derived target and maximum payout levels for the 2011 performance period are shown in the table below. Mr. Hooper’s target and maximum payout under the GMIP has been pro-rated to reflect his October 27, 2011 commencement of employment. The actual amounts awarded under our EIP and GMIP are reported as “Non-Equity Incentive Plan Compensation” in our “Summary

Compensation Table” and are shown in the table below. For a description of our Company corporate goals and the use of the GMIP in the Compensation Committee’s exercise of negative discretion see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Annual Cash Incentive Awards” in our Compensation Discussion and Analysis.

	GMIP
	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards($)			Non-Equity Incentive Plan Compensation($)
Name	Threshold	Target	Maximum	Actual
Kevin W. Sharer	—	2,684,365	6,039,821	4,882,000
Robert A. Bradway	—	1,022,615	2,300,884	1,860,000
Roger M. Perlmutter	—	784,646	1,765,454	1,427,000
Jonathan M. Peacock	—	665,846	1,498,154	1,211,000
Anthony C. Hooper	—	108,154	243,347	196,000

(4)

Reflects information regarding performance units granted during 2011 for the 2011-2013 performance period for NEOs other than Mr. Hooper and the three separate grants of performance units to Mr. Hooper in connection with his hiring. The number of units granted (which equals the target number of units of the award) is multiplied by a payout percentage, which can range from 0% to 150%, to determine the number of units earned by the participant. Shares of our Common Stock will be issued on a one-for-one basis for each performance unit earned. The payout percentage for the 2011–2013 performance units is calculated as 100% plus two times the TSR percentage difference. The TSR percentage difference is calculated as the TSR of our Common Stock less the average of the TSRs of the peer group companies, each over the three-year performance period, and may result in a positive or negative amount. The number of units Mr. Hooper can earn under each of his performance unit grants are determined in the same manner, except that: (i) the performance periods for his grants start on his hire date of October 27, 2011 and end on December 31, 2012, December 31, 2013 and December 31, 2014, respectively, and (ii) consistent with the performance units granted for the 2012–2014 performance period, Allergan, Inc. and Celgene Corporation were added to the peer group used to determine the average of the TSRs to which our TSR is compared. For more information, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(5)	Reflects RSUs granted during 2011, including the annual grant of RSUs to our NEOs and RSUs granted to Mr. Hooper in connection with the commencement of his employment.

(6)

Reflects the grant date fair values of the performance units granted during 2011 for the 2011-2013 performance period determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of $49.21. The grant date fair value per unit was determined using a payout simulation model with the following key assumptions: risk-free interest rate of 1.2%; volatility of the price of our Common Stock of 33%; dividend yield on our Common Stock of 0%; the closing price of our Common Stock on the grant date of $51.39 per share; volatilities of the prices of the stocks of the peer group companies and the correlations of returns of our Common Stock and the stock of the peer group companies to simulate TSRs and their resulting impact on the payout percentage based on contractual terms.

(7)

Reflects the grant date fair values of RSUs granted during 2011 determined in accordance with ASC 718 based on the number of RSUs granted multiplied by the grant date fair value per unit of $51.48 for RSUs granted on April 25, 2011 and $56.47 for RSUs granted on October 27, 2011. The fair value per unit of RSUs granted on April 25, 2011 was based on the closing price of our Common Stock on that date of $54.69 reduced by an expected dividend yield of 2% over the weighted average vesting period of the award which was discounted at a risk-free interest rate of 1.1%. The fair value per unit of RSUs granted on October 27, 2011 was based on the closing price of our Common Stock on that date of $58.06 reduced by an expected dividend yield of 2% over the weighted average vesting period of the award which was discounted at a risk-free interest rate of 0.3%.

(8)

Reflects the grant date fair values of stock options granted during 2011 determined in accordance with ASC 718 based on the number of stock options granted multiplied by the grant date fair value per stock option of approximately $11.34. The grant date fair value per stock option was determined using a stock option valuation model with the following assumptions: risk-free interest rate of 2.4%; expected life of 5.8 years; expected volatility of 23%; expected dividend yield of 2% and exercise price of $54.69.

(9)

Reflects the grant date fair value of the performance unit awards granted to Mr. Hooper with the performance period beginning on the grant date and ending on December 31, 2012, determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of $56.91 which reflects the impact of the payout percentage as described in footnote 4 to this “Grants of Plan-Based Awards” table above.

The grant date fair value per unit for this award and for the other two performance unit awards granted to Mr. Hooper for the performance periods beginning on the grant date and ending on December 31, 2013 and December 31, 2014, respectively, (see footnotes 10 and 11 to this “Grants of Plan-Based Awards” table below) were calculated using payout simulation models with the following key assumptions: risk-free interest rates of 0.2%, 0.4% and 0.6% for the performance periods ending on December 31, 2012, 2013 and 2014, respectively; volatilities of the price of our Common Stock of 20%, 22% and 32% for the performance periods ending on December 31, 2012, 2013 and 2014, respectively; dividend yield on our Common Stock of 2.1%; the closing price of our Common Stock on the grant date of $58.06 per share; volatilities of the prices of the stocks of the peer group companies and the correlations of returns of our Common Stock and the stock of the peer group companies to simulate TSRs and their resulting impact on the payout percentage based on contractual terms.

(10)

Reflects the grant date fair value of the performance unit awards granted to Mr. Hooper for the performance period beginning on the grant date and ending on December 31, 2013 determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of $56.08 which reflects the impact of the payout percentage as described in footnote 4 to this “Grants of Plan-Based Awards” table above. See footnote 9 to this “Grants of Plan-Based Awards” table above for a description of how the grant date fair value of this award was determined.

(11)

Reflects the grant date fair value of the performance unit awards granted to Mr. Hooper for the performance period beginning on the grant date and ending on December 31, 2014 determined in accordance with ASC 718 based on the number of performance units granted multiplied by the grant date fair value per unit of $54.98 which reflects the impact of the payout percentage as described in footnote 4 to this “Grants of Plan-Based Awards” table above. See footnote 9 to this “Grants of Plan-Based Awards” table above for a description of how the grant date fair value of this award was determined.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2011 granted to each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Option)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
	Stock Options				Restricted Stock Units		Performance Units
Kevin W. Sharer	0	210,000	54.69	4/25/21(2)	121,875	7,825,594	97,560	(6)	6,264,328
	79,625	238,875	58.43	4/26/20(3)			98,098	(7)	6,298,873
	128,000	128,000	50.44	4/28/16(3)			33,215	(8)	2,132,735
	192,000	64,000	42.13	4/29/15(3)
	195,000	0	62.55	4/26/14
	195,000	0	71.88	4/3/13
	225,000	0	58.61	3/15/12

Robert A. Bradway	0	73,500	54.69	4/25/21(2)	43,500	2,793,135	34,146	(6)	2,192,515
	31,750	95,250	58.43	4/26/20(3)			25,872	(7)	1,661,241
	42,000	42,000	50.44	4/28/16(3)			10,920	(8)	701,173
	63,000	21,000	42.13	4/29/15(3)
	65,000	0	62.55	4/26/14
	40,000	0	64.56	7/17/13

Roger M. Perlmutter	0	55,125	54.69	4/25/21(2)	33,800	2,170,298	25,609	(6)	1,644,354
	21,000	63,000	58.43	4/26/20(3)			25,872	(7)	1,661,241
	42,000	42,000	50.44	4/28/16(3)			10,920	(8)	701,173
	63,000	21,000	42.13	4/29/15(3)
	65,000	0	62.55	4/26/14
	65,000	0	71.88	4/3/13
	75,000	0	58.61	3/15/12

Jonathan M. Peacock	0	55,125	54.69	4/25/21(2)	90,800	5,830,268	25,609	(6)	1,644,354
	43,750	131,250	57.27	10/28/20(3)

Anthony C. Hooper	0	0	n/a	n/a	45,238	2,904,732	35,325	(9)	2,268,218
							35,325	(9)	2,268,218
							35,325	(9)	2,268,218

(1)

Stock options granted prior to April 26, 2010 expire on the seventh anniversary of their grant date. Stock options granted on or after April 26, 2010 expire on the tenth anniversary of their grant date.

(2)	Stock options vest at a rate of 33%, 33% and 34% on the second, third and fourth anniversaries of the April 25, 2011 grant date, respectively.

(3)

Stock options vest in equal installments of 25% on the first, second, third and fourth anniversary of the grant date. Thus, the remaining unvested stock options with an expiration date: (i) in 2020 vest one third per year in 2012, 2013 and 2014; (ii) in 2016 vest 50% per year in 2012 and 2013 and (iii) in 2015 vest in full in 2012.

(4)	The following table shows RSUs outstanding as of December 31, 2011:

Name	Units Granted on October 27, 2011 (a)	Units Granted on April 25, 2011 (b)	Units Granted on October 28, 2010 (c)	Units Granted on April 26, 2010 (c)	Units Granted on April 28, 2009 (d)	Units Granted on April 29, 2008 (e)
Kevin W. Sharer	0	60,000	0	34,125	18,500	9,250
Robert A. Bradway	0	21,000	0	13,500	6,000	3,000
Roger M. Perlmutter	0	15,800	0	9,000	6,000	3,000
Jonathan M. Peacock	0	15,800	75,000	0	0	0
Anthony C. Hooper	45,238	0	0	0	0	0

(a)	Reflects total RSUs granted, which are scheduled to vest as follows: 22,619 units on March 2, 2012, 7,690 units on March 2, 2013, 7,690 units on March 2, 2014 and 7,239 units on March 2, 2015.

(b)	Reflects total RSUs granted, which are scheduled to vest at a rate of approximately 33%, 33% and 34% of the amounts shown on the second, third and fourth anniversaries of the grant date, respectively.

(c)	Reflects remaining unvested RSUs, which are scheduled to vest in equal installments of one-third of the amounts shown on the second, third and fourth anniversaries of the grant date.

(d)	Reflects remaining unvested RSUs, which are scheduled to vest in equal installments of one-half of the amounts shown on the third and fourth anniversaries of the grant date.

(e)	Reflects remaining unvested RSUs, which are scheduled to vest on April 29, 2012.

(5)

The market values of RSUs and performance units were calculated by multiplying the number of RSUs outstanding or the number of performance units (as determined in accordance with Securities and Exchange Commission, or SEC, rules and footnotes 6 through 9 below), as applicable, by the closing price of our Common Stock on December 31, 2011 ($64.21).

(6)

Reflects the number of performance units granted for the 2011–2013 performance period multiplied by the payout percentage of 81.3% which equals 100% plus two times the TSR percentage difference. The TSR percentage difference, which is a negative amount, equals our TSR for the one-year period ended December 31, 2011 less the average of TSRs of the peer group companies for that same period. For information on the actual number of units to be earned for these performance unit grants, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis.

(7)

Reflects the number of performance units granted for the 2010-2012 performance period multiplied by: (i) 107.8% which is the sum of the revenue and EPS performance percentages based on the actual results achieved with regard to the 2010 financial performance measures and (ii) a relative TSR multiplier of 100% for the two-year period that ended on December 31, 2011. For information on the actual number of units to be earned for these performance unit grants, see “Summary Compensation Table—Narrative Description to the Compensation Tables – Performance Units” above.

(8)

Reflects the actual number of performance units earned for the 2009-2011 performance period which equals the number of performance units granted multiplied by: (i) 91% which is the sum of the revenue and EPS performance percentages based on actual results achieved with regard to the 2009 revenue and EPS performance measures, and (ii) a relative TSR multiplier of 50% for the three-year period that ended on December 31, 2011.

(9)

Reflects the number of performance units for each of the three performance unit awards granted to Mr. Hooper with performance periods beginning on the October 27, 2011 grant date and ending on December 31, 2012, December 31, 2013 and December 31, 2014, respectively, multiplied by the payout percentage of 100.4% which equals 100% plus two times the TSR percentage difference. The TSR percentage difference equals our TSR for the period from the grant date to December 31, 2011, less the average of TSRs of the peer group companies for these awards (which are the companies used for the performance unit awards for the 2012–2014 performance period) for the same period. See “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis for more information.

The estimated payouts of the performance units described above are disclosed in the limited context of our executive compensation program and should not be understood to be statements of our expectations of our stock price or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Option Exercises and Stock Vested

The following table summarizes the vesting of stock awards for each of our NEOs for the year ended December 31, 2011. No stock options were exercised by our NEOs in 2011. For a description of the performance units for the 2009-2011 performance period that were earned as of December 31, 2011, and the associated payout values, see the “Outstanding Equity Awards at Fiscal Year End” table and footnote 8 to the table.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Kevin W. Sharer	29,875	1,676,229
Robert A. Bradway	10,500	587,985
Roger M. Perlmutter	9,000	505,950
Jonathan M. Peacock	25,000	1,451,500
Anthony C. Hooper	0	0

(1)	The value realized on vesting of RSUs was calculated as the product of the closing price of a share of our Common Stock on the day prior to the vesting date, multiplied by the number of units vested.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding aggregate contributions to and account balances under our SRP, Nonqualified Deferred Compensation Plan, or NDCP, and Executive Nonqualified Retirement Plan for and as of the year ended December 31, 2011.

Name	Executive Contributions in 2011($)	Company Contributions in 2011($)(1)	Aggregate Earnings (Losses) in 2011($)(2)	Withdrawals in 2011($)	Aggregate Balance at December 31, 2011($)(3)
Kevin W. Sharer	0	517,958	128,247	0	22,451,396
Robert A. Bradway	0	211,761	(24,149)	0	1,603,046
Roger M. Perlmutter	0	180,081	685,712	0	14,913,700
Jonathan M. Peacock	0	85,431	(471)	0	84,960
Anthony C. Hooper	0	0	0	0	0

(1)	Reflects credits to the SRP which are included in the “All Other Compensation” column of the “Summary Compensation Table.”

(2)

Reflects earnings in the NDCP, SRP and Executive Nonqualified Retirement Plan for 2011. Earnings on accounts in the Executive Nonqualified Retirement Plan consists of interest accrued on Dr. Perlmutter’s vested account balance calculated at a rate equal to 125% of the 10-year moving average yield of 10-year U.S. Treasury Notes, adjusted annually and compounded annually. Interest credited to Dr. Perlmutter for 2011 totaled $629,033, which includes $101,360 that exceeds 120% of the applicable long-term Applicable Federal Rate, and accordingly, is included in the “Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table.”

(3)

Reflects balances in the NDCP, SRP and Executive Nonqualified Retirement Plan at December 31, 2011. Mr. Peacock’s balance is composed of his SRP account which is unvested and is scheduled to vest on September 1, 2013, the third anniversary of Mr. Peacock’s hire date. These balances include the following aggregate amounts that are reported as compensation in this proxy statement in the “Summary

Compensation Table” in 2011, 2010 and 2009: $3,471,611 for Mr. Sharer; $572,806 for Mr. Bradway; $758,490 for Dr. Perlmutter; $85,431 for Mr. Peacock; and none for Mr. Hooper.

General Provisions of the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The SRP is designed to provide a “make-whole” benefit to 401(k) Plan participants who have eligible compensation in excess of the Internal Revenue Code’s qualified plan compensation limit. The Company credits to the SRP a 10% contribution on such compensation to represent the equivalent percentage of Company contributions that would have been made to the 401(k) Plan if the compensation had been eligible for deferral into the 401(k) Plan. For the same reason, the Company also credits to the SRP a 10% contribution on amounts deferred into the NDCP. No “above market” crediting rates are offered.

The SRP and the NDCP are unfunded plans for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Deferred amounts are our general unsecured obligations and are subject to our on-going financial solvency. We have established a grantor trust (a so-called “rabbi” trust) for the purpose of accumulating funds to assist us in satisfying our obligations under the NDCP. Earnings on amounts contributed to our SRP and NDCP, like our 401(k) Plan, are based on participant selections among the investment options selected by a committee of our executives. This committee has the sole discretion to discontinue, substitute or add investment options at any time. Participants can select from among these investment options for purposes of determining the earnings or losses that we will credit to their plan accounts, but they do not have an ownership interest in the investment options they select. Unlike our 401(k) Plan, we do not offer the opportunity to invest through a brokerage window or in our Common Stock under our NDCP or SRP. The investment options in the NDCP and the SRP also differ in that they include six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios,” that have been created for use as default investment options. The investment options during 2011 are described in the subsection “Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan” below. Invested amounts can be transferred among available plan investment options on any business day and effective at the close of business on that day (subject to the time of the request and the market being open).

Retirement and Savings Plan and Supplemental Retirement Plan

Our 401(k) Plan is a qualified plan that is available to regular staff members of the Company and participating subsidiaries. All 401(k) Plan participants, including our NEOs, are eligible to receive the same level of matching and nonelective or “core” contributions from us. Company contributions on eligible compensation earned above the Internal Revenue Code qualified plan compensation limit and on amounts that were deferred to the NDCP are credited to our SRP, a nonqualified plan that is available to all 401(k) Plan eligible staff members.

Contributions. We make a core contribution of 5% of eligible compensation to all regular staff members under the 401(k) Plan, regardless of whether the staff members elect to defer any of their compensation to the 401(k) Plan. In addition, under the 401(k) Plan, participants are eligible to receive matching contributions of up to 5% of their eligible compensation. Under our SRP, we credit 10% of each participant’s eligible compensation in excess of the maximum recognizable compensation limit for qualified plans, which equals the combined percentage of our core contributions and maximum matching contributions under our 401(k) Plan. We also credit 10% of each participant’s compensation that is not eligible for deferral into our 401(k) Plan because the participant deferred it to the NDCP.

Distributions. Participants receive distributions from the SRP following their termination of employment. Distributions for most participants are made in a lump sum payment in the first or second year following termination of employment, or, for balances in excess of a de minimis amount, in installments that commence in the year following termination. For our NEOs, Section 409A of the Internal Revenue Code generally requires that their distributions may not occur earlier than six months following our NEO’s termination of employment.

Vesting. Participants in the 401(k) Plan are immediately vested in participant and Company contributions and related earnings and losses on such amounts. Participants in the SRP are immediately vested in contributions that are made with respect to amounts the participants deferred under the NDCP and related earnings and losses on such amounts, and are fully vested in the remainder of their accounts upon the earlier of: (i) three continuous years of their service to us; (ii) termination of their employment on or after their normal retirement date (as defined in the 401(k) Plan); (iii) their disability (as defined in the 401(k) Plan); (iv) their death or (v) a change of control and termination of their employment as described below in “Potential Payments Upon Termination or Change of Control—Amended and Restated Change of Control Severance Plan.”

Nonqualified Deferred Compensation Plan

Our NDCP allows participants to defer receipt of a portion of their eligible compensation to a future date, with an opportunity to earn tax-deferred returns on the deferrals. Members of our Board of Directors, or Board, and our U.S.- and Puerto Rico-based staff members at the director level or above, which include our NEOs, are eligible to participate in this plan. Our NEOs may participate in this plan on the same basis as the other participants in the plan.

Contributions. Participants who are staff members may elect to defer up to a maximum of 50% of their eligible base salary, up to a maximum of 100% of their annual incentive bonus and up to 100% of sales commissions. Non-employee members of our Board may defer all or a portion of their fees, including committee chair retainers and meeting fees. In addition, we may, in our sole discretion, contribute additional amounts to any participant’s account at any time, such as contributing sign-on bonuses to the accounts of newly-hired staff members or for retention purposes.

Distributions. Participants may elect to receive distributions as a lump sum or, for balances in excess of a de minimis amount, in annual installments for up to ten years. For most participants, distributions commence in the first or second year following the participant’s termination of employment. For our NEOs, Section 409A of the Internal Revenue Code generally requires that distributions may not occur earlier than six months following our NEO’s termination of employment. Participants may also elect to receive an in-service distribution of an elective deferral (called a short-term deferral) that is paid no earlier than three full years after the end of the plan year in which the deferral was made. Participants can also petition for a distribution due to an unforeseeable financial hardship.

Vesting. Participants are at all times 100% vested in the amounts that they elect to defer and related earnings and losses on such amounts.

Investment Options Under the Supplemental Retirement Plan and Nonqualified Deferred Compensation Plan

The investment options under the SRP and the NDCP and their annual rates of return for 2011 are contained in the tables below. The 401(k) Plan offers the same investment options as the SRP and the NDCP except: (i) the 401(k) Plan also allows investments in our Common Stock and offers a brokerage window and (ii) the 401(k) Plan does not offer the six portfolios based on different target retirement dates, referred to as “Target Retirement Portfolios” below. The Target Retirement Portfolios are designed to provide an all-in-one investment option for creating a diversified portfolio. Each portfolio is an asset allocation strategy built around a combination of investments from the plan’s investment options (provided below) and is adjusted over time to gradually become more conservative as the target maturity date of the portfolio approaches. We retain the right to change, at our discretion, the available investment options.

Name of Investment Option	Rate of Return for 2011	Name of Investment Option	Rate of Return for 2011
Amgen Target Retirement Portfolio Income	4.23%	Capital Preservation	2.70%
Amgen Target Retirement Portfolio 2010	3.08%	Fixed Income	7.71%
Amgen Target Retirement Portfolio 2020	0.53%	Large Cap Value	(2.38%)
Amgen Target Retirement Portfolio 2030	(2.72%)	Large Cap Index	4.80%
Amgen Target Retirement Portfolio 2040	(4.94%)	Large Cap Growth	(2.32%)
Amgen Target Retirement Portfolio 2050	(5.70%)	Small-Mid Cap Value	(5.67%)
		Small-Mid Cap Index	(3.48%)
		Small-Mid Cap Growth	(3.33%)
		International Value	(15.66%)
		International Growth	(15.10%)
		High Yield	2.99%
		Inflation-Protection	13.33%
		Emerging Markets	(17.65%)
		REIT Index	8.61%

Executive Nonqualified Retirement Plan

As part of his initial offer of employment in 2001, we agreed to provide Dr. Perlmutter supplemental retirement benefits based on his length of employment with us as a replacement for pension benefits foregone from his previous employer. The benefits are provided through his participation in our Executive Nonqualified Retirement Plan. Dr. Perlmutter is currently the only participant in this plan.

Contributions. We were obligated to credit a special retirement account under the plan with $10,000,000 for Dr. Perlmutter because he was actively employed by us on September 16, 2007 (the crediting date).

Earnings. Dr. Perlmutter’s account began earning interest on September 16, 2007. Since Dr. Perlmutter was employed with us through the date he attained 10 years of service and was at least age 55, which occurred in January 2011, under the terms of the Executive Nonqualified Retirement Plan, we credit interest on his account balance at a rate equal to 125% of the 10-year moving average yield on 10-year U.S. Treasury notes, adjusted annually and compounded annually, from his crediting date until his account balance is distributed to him.

Distributions. Because Dr. Perlmutter terminated his employment and retired on February 12, 2012, which is prior to attaining age 60 and 10 years of service with us (which would have occurred on September 16, 2012), the plan provides for his account balance to be distributed in a lump sum in January 2013.

Potential Payments Upon Termination or Change of Control

Amended and Restated Change of Control Severance Plan

Our Change of Control Severance Plan provides a lump sum payment and certain other benefits for each participant in the plan who separates from employment with us in connection with a change of control. Market practices generally and the practices of the companies in our peer group have evolved since our Change of Control Severance Plan was originally adopted. To ensure that the Change of Control Severance Plan continues to be aligned with current governance best practices, on December 9, 2010, at the suggestion of the Compensation Committee’s independent consultant and with the input and direction of the Compensation Committee, the Board amended and restated the Change of Control Severance Plan.

If a change of control occurs and a participant’s employment is terminated by us other than for cause or disability or by the participant for good reason within two years after the change of control, the participant will be entitled to:

•	a lump sum cash payment in an amount equal to:

•	the product of:

•	a benefits multiple of 1 or 2 based on the participant’s position (each of our NEOs have a benefits multiple of 2); and

•

the sum of (i) the participant’s annual base salary immediately prior to termination or, if higher, immediately prior to the change of control, plus (ii) the participant’s targeted annual cash incentive award for the year in which the termination occurs;

•

if, as a result of the participant’s termination of employment, the participant becomes entitled to, and timely elects to continue, healthcare (including any applicable vision benefits) and/or dental coverage under the Consolidated Omnibus Reconciliation Act of 1985, or COBRA, Company-paid group health and dental insurance continuation coverage for the participant and his or her dependents under COBRA until the earlier of (i) the expiration of a participant’s eligibility for coverage under COBRA or (ii) the expiration of the 18-month period immediately following the participant’s termination (whichever occurs earlier);

•	fully-vested benefits accrued under our 401(k) Plan and our SRP;

•

either a lump-sum cash payment or a contribution to our SRP, as determined by us in our sole discretion, in an amount equal to the sum of (1) the product of $2,500 and the participant’s benefits multiple and (2) the product of (x) 10%, (y) the sum of (i) the participant’s annual base salary as in effect immediately prior to the participant’s termination or, if higher, as in effect immediately prior to the change of control, plus (ii) the participant’s targeted annual bonus for the year in which the termination occurs (which equals the participant’s annual base salary multiplied by the participant’s target annual bonus percentage, each as in effect immediately prior to the termination or, if higher, as in effect immediately prior to the change of control) and (z) the benefits multiple; and

•

indemnification and, if applicable, directors’ and officers’ liability insurance provided by us for four years following the participant’s termination (each of our NEOs would receive such liability insurance benefits, which results in no additional cost to us).

The plan provides that, if all payments or benefits received under the Change of Control Severance Plan or any other plan, arrangement or agreement would cause the participant to be subject to excise tax, then the payments will be reduced to the extent necessary to avoid the excise tax, provided that the reduced payments, net of federal, state and local income taxes, is greater than the payments without such reduction, net of federal, state and local income taxes and excise tax.

The plan provides that the benefits described above would be provided in lieu of any other severance benefits that may be payable by us (other than accrued vacation and similar benefits otherwise payable to all staff members upon a termination). However, other than with respect to Messrs. Peacock and Hooper, we currently have no standing severance arrangement that provides severance benefits to any of our NEOs. For a description of Messrs. Peacock’s and Hooper’s severance benefits, see the subsection “Messrs. Peacock’s and Hooper’s Offer Letters” below. The plan also provides that the benefits described above may be forfeited if the participant discloses our confidential information or solicits or offers employment to any of our staff members during a period of years equal to the participant’s benefits multiple following the participant’s termination.

The plan expires on December 31, 2014 and is subject to automatic one-year extensions unless we notify participants no later than November 30 of the year prior to the expiration date that the term will not be extended. If a change of control occurs prior to the plan’s expiration, the plan will continue in effect for at least 24 months following the change of control. Prior to a change of control, we can terminate or amend the plan at any time. After a change of control, the plan may not be terminated or amended in any way that adversely affects a participant’s interests under the plan, unless the participant consents in writing.

“Change of Control” is defined in the plan as the occurrence of any of the following:

•

any person, entity or group has acquired beneficial ownership of 50% or more of (i) our then outstanding common shares or (ii) the combined voting power of our then outstanding securities entitled to vote in the election of directors;

•	individuals making up the incumbent Board (as defined in the plan) cease for any reason to constitute at least a majority of our Board;

•

immediately prior to our consummation of a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such transaction do not, immediately thereafter, own more than 50% of the then outstanding shares of the reorganized, merged or consolidated company entitled to vote generally in the election of directors;

•	a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company; or

•	any other event which the incumbent Board (as defined in the plan), in its sole discretion, determines is a change of control.

“Cause” is defined in the plan as (i) conviction of a felony or (ii) engaging in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out the participant’s duties, resulting in material economic harm to us, unless the participant believed in good faith that the conduct was in, or not contrary to our best interests.

“Disability” under the plan is determined based on our long-term disability plan as is in effect immediately prior to a change of control.

“Good reason” is defined in the plan as (i) an adverse and material diminution of a participant’s authority, duties or responsibilities, (ii) a material reduction in a participant’s base salary, (iii) an increase in a participant’s daily commute by more than 100 miles roundtrip or (iv) any other action or inaction by the Company that constitutes a material breach of the agreement under which the participant provides services. In order to terminate with “good reason,” a participant must provide written notice to the Company of the existence of the condition within the required period, the Company must fail to remedy the condition within the required time period and the participant must then terminate employment within the required time period.

Long-Term Incentive Equity Awards

Stock Options, Restricted Stock and Restricted Stock Units

Our stock plans (or the related grant agreements approved for use under such stock plans) provide for accelerated vesting or continued vesting of unvested stock options, restricted stock and RSUs in the circumstances described below.

Change of Control/Qualifying Termination in Connection with a Change of Control. With respect to stock options and RSUs made prior to March 2, 2011, all such unvested awards will vest in full upon a Change of Control (as defined in the stock plans or the related grant agreements approved for use under such stock plans), irrespective of the scheduled vesting dates for these awards. With respect to stock options and RSUs made on or after March 2, 2011, all such awards will vest in full only if, within 24 months following the change of control, the grantee’s employment is involuntarily terminated other than for “cause” or “disability,” and, in the case of staff members subject to the Change of Control Severance Plan, voluntarily terminated with “good reason” (as each is defined in the grant agreements).

Death or Disability. In general, unvested stock options and RSUs granted in calendar years prior to the year death or disability occurs vest in full upon the occurrence of such event. For unvested stock options and RSUs granted in the calendar year death or disability occurs, a pro-rata amount of these stock options and RSUs immediately vests based on the number of completed months of employment during the calendar year such event occurs. Under our stock plans, a disability has the same meaning as under Section 22(e)(3) of the Internal Revenue Code and occurs where the disability has been certified by either the Social Security Administration, the comparable government authority in another country with respect to non-U.S. staff members or an independent medical advisor appointed by us.

Retirement. In general, unvested stock options and RSUs granted in calendar years prior to the year in which an employee retires continue to vest on their original vesting schedule following the retirement of the holder if the holder has been continuously employed for at least 10 years and is age 55 or older or is age 65 or older, regardless of service (a retirement-eligible participant). If a retirement-eligible participant receives a grant of stock options or RSUs in the calendar year such retirement occurs, the participant will vest in a pro-rata amount of the award he or she would be otherwise entitled to based upon the number of complete months of employment during the calendar year such retirement occurs. Holders have the lesser of five years from the date of retirement or the remaining period before expiration to exercise any vested stock options. Mr. Sharer and Dr. Perlmutter would have received this benefit had they retired on December 31, 2011. No other NEOs would have received this benefit because they did not meet the above-noted requirements.

Performance Units

Our performance award program provides for a potential payout of outstanding performance units upon a change of control (as defined in our Change of Control Severance Plan) or upon a termination of employment due to death, disability or retirement.

Change of Control. With respect to grants of performance units for the 2010-2012 performance period, in the event of a change of control that occurs during the first year of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period using the assumption that the target levels of all performance measures (including TSR multipliers) have been satisfied. If a change of control occurs during the second or third years of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment based upon the actual performance with respect to the one-year performance measures for revenue and EPS goals, multiplied by the relative TSR multiplier based on the ranking of the greater of (i) our actual TSR performance for such shortened period or (ii) our TSR performance using the assumption that the ending Common Stock price for such shortened period is equal to the value of consideration paid for a share of our Common Stock (whether such consideration is paid in cash, stock or other property, or any combination thereof) relative to the TSRs of the Comparator Group for the shortened performance period.

With respect to grants of performance units for the 2011-2013 performance period and the 2012-2014 performance period and the grants of performance units made to Mr. Hooper, in the event of a change of control that occurs after the sixth calendar month of the performance period and before the end of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to the amount the participant would have received for the performance period basing (A) our TSR performance for which our ending Common Stock price is computed on the greater of (i) the average daily closing price of our Common Stock for the last sixty (60) trading days of such shortened period or (ii) the value of consideration paid for a share of our Common Stock in the change of control (whether such consideration is paid in cash, stock or other property, or any combination thereof) and (B) the average of TSRs of the companies in our Comparator Group on such companies’ average daily closing stock price for the last sixty (60) trading days of such shortened performance period. In the event of a change of control that occurs during the first six calendar months of the performance period, the performance period terminates as of the last business day of the last completed quarter before the change of control and the participant is entitled to a payment equal to an amount calculated in the manner described in the preceding sentence pro-rated for the number of complete calendar months elapsed during the performance period.

Death or Disability. For all performance unit grants made in calendar years prior to the year death or disability occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. For a performance unit grant made in the calendar year death or disability occurs, a participant will be paid a pro-rata amount of the award he or she would otherwise be entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such event occurs.

Retirement. In the event of retirement of a participant who has been continuously employed with us for at least 10 years and is age 55 or older or is age 65 or older regardless of service (a retirement-eligible participant), for performance unit grants made in calendar years prior to the year in which retirement occurs, the participant will be paid the full amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period. If a retirement-eligible participant receives a performance unit grant in the calendar year such retirement occurs, the participant will be paid a pro-rata amount of the award he or she would be otherwise entitled to, if any, as determined at the end of the performance period, based upon the number of complete months of employment during the performance period in the calendar year such retirement occurs. Mr. Sharer and Dr. Perlmutter would have received these benefits had they retired on December 31, 2011; none of the other NEOs would have received this benefit if they had retired on December 31, 2011 because they did not meet the above-noted requirements.

Messrs. Peacock’s and Hooper’s Offer Letters

We entered into offer letters with Messrs. Peacock and Hooper in connection with their initial hiring in September 2010 and October 2011, respectively, which provide limited severance benefits in the event of terminations of employment by us, other than for cause. Each offer letter provides for severance protection for three years following the hire date at a benefit multiple of two times salary and target bonus plus up to 18 months of COBRA medical and dental coverage paid by us. Benefits of this type are sometimes provided to officer-level candidates in order to provide an incentive to them to join the Company by reducing the risk of making such a job change. These severance benefits will expire on September 1, 2013 for Mr. Peacock and on October 27, 2014 for Mr. Hooper, the third anniversary of the commencement of Messrs. Peacock’s and Hooper’s employment with the Company, respectively.

For purposes of the offer letters, “cause” is defined as: (i) unfitness for service, inattention to or neglect of duties, or incompetence; (ii) dishonesty; (iii) disregard or violation of the policies or procedures of the Company; (iv) refusal or failure to follow lawful directions of the Company; (v) illegal, unethical or immoral conduct; (vi) breach of our Proprietary Information and Inventions Agreement or (vii) any other reason set forth in California Labor Code Section 2924, in all cases, as determined by us.

Estimated Potential Payments

The tables below set forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, a qualifying termination within two years following a change of control, retirement, the death or disability of our NEOs, and with respect to Messrs. Peacock and Hooper, upon termination without cause. The amounts shown assume that the triggering events occurred on December 31, 2011 and do not include: (i) the 2009-2011 performance unit awards and the EIP and GMIP payouts, which were earned as of December 31, 2011; (ii) other benefits earned during the term of our NEO’s employment that are available to all salaried staff members, such as accrued vacation; (iii) benefits paid by insurance providers under life and disability policies and (iv) benefits previously accrued and vested under the Executive Nonqualified Retirement Plan, the SRP and the NDCP. For information on the accrued amounts payable under these plans, see the “Nonqualified Deferred Compensation” table above. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from the Company.

The value of accelerated equity awards (and the value of equity awards that would continue to vest after Mr. Sharer and Dr. Perlmutter retire) shown in the tables below was calculated using the closing price of our Common Stock on December 31, 2011 ($64.21) in accordance with SEC rules. The value of stock options is the aggregate spread between $64.21 and the exercise prices of the stock options, if less than $64.21, while $64.21 is the value per unit of RSUs and the 2011-2013 and 2010-2012 performance unit grants as well as Mr. Hooper’s performance unit grants.

Estimated Payments to Mr. Sharer

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	8,995,000(1)	0	0
Intrinsic value of accelerated unvested stock options	4,556,378	6,555,578	6,555,578	6,555,578
Intrinsic value of accelerated unvested RSUs	3,972,994	7,825,594	7,825,594	7,825,594
Value of 2011-2013 performance units	6,218,096(2)	6,218,096(2)	6,264,328(3)	6,264,328(3)
Value of 2010-2012 performance units	6,298,873(2)	6,298,873(2)	6,298,873(3)	6,298,873(3)
Continuing health benefits for 18 months(4)	0	11,492	0	0
Retirement plan contributions for two years(5)	0	904,500	0	0

Total	21,046,341	36,809,133	26,944,373	26,944,373

Estimated Payments to Mr. Bradway

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	4,112,000(1)	0	0
Intrinsic value of accelerated unvested stock options	1,592,565	2,292,285	0	2,292,285
Intrinsic value of accelerated unvested RSUs	1,444,725	2,793,135	0	2,793,135
Value of 2011-2013 performance units	2,176,334(2)	2,176,334(2)	0	2,192,515(3)
Value of 2010-2012 performance units	1,661,241(2)	1,661,241(2)	0	1,661,241(3)
Continuing health benefits for 18 months(4)	0	35,514	0	0
Retirement plan contributions for two years(5)	0	416,200	0	0

Total	6,874,865	13,486,709	0	8,939,176

Estimated Payments to Dr. Perlmutter(7)

Estimated Potential Payment or Benefit	Retirement($)
Intrinsic value of unvested stock options	1,930,950
Intrinsic value of unvested RSUs	2,170,298
Value of 2011-2013 performance units	1,644,354
Value of 2010-2012 performance units	1,661,241

Total	7,406,843

Estimated Payments to Mr. Peacock

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Termination Without Cause($)(8)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	2,101,676(6)	3,024,000	0	0
Intrinsic value of accelerated unvested stock options	910,875	1,435,665	0	0	1,435,665
Intrinsic value of accelerated unvested RSUs	4,815,750	5,830,268	0	0	5,830,268
Value of 2011-2013 performance units	1,632,218(2)	1,632,218(2)	0	0	1,644,354(3)
Value of 2010-2012 performance units	0	0	0	0	0
Continuing health benefits for 18 months(4)	0	35,514	35,514	0	0
Retirement plan contributions for two years(5)	0	307,400	0	0	0
Acceleration of unvested balance of SRP	0	84,960	0	0	84,960

Total	7,358,843	11,427,701	3,059,514	0	8,995,247

Estimated Payments to Mr. Hooper

	Triggering Event
Estimated Potential Payment or Benefit	Change of Control($)	Change of Control and Termination($)	Termination Without Cause($)(8)	Retirement($)	Death or Disability($)
Lump sum cash severance payment	0	3,420,000(1)	3,420,000	0	0
Intrinsic value of accelerated unvested stock options	0	0	0	0	0
Intrinsic value of accelerated unvested RSUs	0	2,904,732	0	0	484,079(9)
Value of 2011-2014 performance units	0(2)	0(2)	0	0	385,581(3)
Value of 2011-2013 performance units	0(2)	0(2)	0	0	385,581(3)
Value of 2011-2012 performance units	0(2)	0(2)	0	0	385,581(3)
Continuing health benefits for 18 months(4)	0	24,075	24,075	0	0
Retirement plan contributions for two years(5)	0	347,000	0	0	0

Total	0	6,695,807	3,444,075	0	1,640,822

(1)	These amounts represent the cash severance payments pursuant to our Change of Control Severance Plan described above.

(2)

In the event of a change of control occurring after the first six months of the 2011-2013 performance period, the number of performance units that would have been earned is the number of performance units granted multiplied by a payout percentage of 80.7%, which equals 100% plus two times the TSR percentage difference. The TSR percentage difference, which is a negative amount, equals our TSR over the shortened performance period ended September 30, 2011 less the average of the TSRs of the peer group companies for the same period. Our TSR for purposes of determining the TSR percentage difference would be based on the higher of the average closing price of our Common Stock for a 60 day averaging period that ended on September 30, 2011 or the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the table, the TSR for our Common Stock was based on the 60 day averaging period. The resulting number of units that would have been earned was multiplied by $64.21, the closing price of our Common Stock on December 31, 2011.

In the event of a change of control during the second year of the 2010-2012 performance period, the number of performance units that would have been earned is the number of performance units granted multiplied by: (i) 107.8% which is the sum of the revenue and EPS performance percentages based on the actual results achieved with regard to the 2010 financial performance measures (see footnote 7 to the “Outstanding Equity Awards at Fiscal Year End” table) and (ii) a relative TSR multiplier of 100% for the shortened performance period ended on September 30, 2011. Our TSR for purposes of determining the relative TSR multiplier would be based on the higher of the average closing price of our Common Stock for a 20 day averaging period that ended immediately preceding September 30, 2011 or the value of consideration the acquirer paid for a share of our Common Stock in the change of control. For purposes of the payout values shown in the table, the TSR for our Common Stock was based on the 20 day averaging period. The resulting number of units that would have been earned was multiplied by $64.21, the closing price of our Common Stock on December 31, 2011.

In the event of a change of control with respect to Mr. Hooper’s performance unit awards on December 31, 2011, he would not receive a payout because the performance period with respect to his awards did not commence prior to September 30, 2011, the date at which the performance periods end for purposes of calculating a payout.

For information on the actual number of units to be earned for these performance unit grants, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units” above.

(3)

In the event death or disability occurs, the participant is entitled to the number of performance units that would have been earned by the NEO if he had remained employed for the entire performance period. The number of units estimated to be earned and the resulting payouts are calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” (see footnotes 5, 6, 7 and 9 to that table), except that for Mr. Hooper, the value in the table above reflects a pro-rata reduction based on the complete months of service provided by Mr. Hooper in 2011 (rounded to two decimal places) since death or disability is assumed to have occurred in the year these awards were granted. In the event of actual death or disability, payout of shares in satisfaction of amounts earned for grants for the 2011-2013 and 2010-2012 performance periods and the grants of performance units to Mr. Hooper would not occur until after the end of the performance periods. For more information, see “ELEMENTS OF COMPENSATION AND SPECIFIC COMPENSATION DECISIONS—Long-Term Incentive Equity Awards” in our Compensation Discussion and Analysis, and “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units” above.

As Mr. Sharer was retirement-eligible as of December 31, 2011, the retirement payout amounts for the performance units for the 2011-2013 and 2010-2012 performance periods were calculated in the same manner as the respective death and disability payout amounts.

(4)

Reflects the estimated cost of medical and dental insurance coverage based on rates charged to our staff members for post-employment coverage provided in accordance with COBRA for the first 18 months following termination, adjusted for the last six months of this period by a 10% inflation factor for medical coverage and a 6% inflation factor for dental coverage.

(5)

Reflects the value of retirement plan contributions for two years calculated as two times the sum of: (i) $2,500 and (ii) the product of: (a) 10% and (b) the sum of the NEO’s annual base salary as of December 31, 2011 and the NEO’s targeted annual bonus for 2011 (which equals the NEO’s annual base salary as of December 31, 2011 multiplied by the NEO’s target annual bonus percentage).

(6)

Reflects the cash severance payment pursuant to our Change of Control Severance Plan described above. Mr. Peacock’s cash severance payment was reduced by $922,324 from the amount otherwise due to him to avoid excise tax he would be liable for if all benefits pursuant to the Change of Control Severance Plan were paid to Mr. Peacock. For purposes of determining whether this cash severance payment reduction should be made, we applied the highest applicable federal and state income tax rates to the benefits subject to income taxes that would be payable to Mr. Peacock pursuant to the Change of Control Severance Plan in the table above.

(7)

Dr. Perlmutter terminated his employment and retired from the Company on February 12, 2012. Since Dr. Perlmutter became retirement-eligible prior to this date, his unvested stock options, RSUs and performance units will continue to vest on their original schedules subsequent to his termination date. For presentation purposes in the table above, these awards are valued as if they were fully vested on December 31, 2011. The value for stock options is the aggregate spread between the closing price of our stock on December 31, 2011 ($64.21) and the exercise prices of the unvested stock options outstanding as of that date, if less than $64.21, and the value of RSUs is $64.21 multiplied by the number of RSUs outstanding on December 31, 2011. The values of performance units for the 2011-2013 and 2010-2012 performance periods were calculated in the same manner and using the same assumptions as the values shown for these awards in the “Outstanding Equity Awards At Fiscal Year End” table (see footnotes 5, 6 and 7 to that table). The payout of shares in satisfaction of amounts earned for grants for the 2011-2013 and 2010-2012 performance periods will not occur until after the end of the performance periods. For information on the actual number of performance units to be earned for these performance periods, see above under “Summary Compensation Table—Narrative Description to the Compensation Tables—Performance Units.”

In addition, Dr. Perlmutter will receive a distribution of his account in the Executive Nonqualified Retirement Plan, which had a balance of $12,759,768 as of February 12, 2012. His account under this plan will continue to accrue interest at a rate of 125% of the 10-year moving average of 10-year U.S. Treasury Notes adjusted and compounded annually until it is distributed to him in a lump sum in January 2013. He will also continue to accrue earnings and losses and receive distributions of his account in the SRP, which had a balance of $2,234,517 as of February 12, 2012, as provided under the terms of this plan. For information on the Executive Nonqualified Retirement Plan and the SRP, see “Nonqualified Deferred Compensation” above.

(8)

Reflects amounts that would be paid to Messrs. Peacock and Hooper pursuant to their respective offer letters in the event Messrs. Peacock or Hooper was terminated without “cause,” including two years of annual salary and annual target incentive bonus and the cost of providing continuing medical and dental insurance coverage for 18 months in accordance with COBRA calculated in the same manner as described in footnote 4 above. The terms of Messrs. Peacock’s and Hooper’s offer letters relating to these benefits expire at the end of the third year of their employment.

(9)

Reflects a pro-rata reduction of the RSUs granted to Mr. Hooper in connection with the commencement of his employment based on the number of complete calendar months of service provided by Mr. Hooper in 2011 since death or disability is assumed to have occurred in the year these awards were granted.

DIRECTOR COMPENSATION

The compensation program for our non-employee directors is intended to be competitive and fair so that we can attract the best talent to our Board of Directors, or Board, and recognize the time and effort required of a director given the size and complexity of our operations. In addition to cash compensation, we provide equity grants and have stock ownership guidelines to align the directors’ interests with all of our stockholders’ interests and to motivate our directors to focus on our long-term growth and success. Directors who are our staff members are not paid any fees for serving on our Board or for attending Board meetings.

Cash Compensation. Each non-employee director receives an annual retainer of $55,000. In addition, chairs receive additional annual retainers, as follows: (i) Audit Committee, $20,000; (ii) Compensation and Management Development Committee, $10,000; (iii) Corporate Responsibility and Compliance Committee, $6,000 and (iv) Governance and Nominating Committee, $6,000. Directors are compensated $3,000 for each Board meeting they attend ($1,500 for telephonic attendance) and $1,500 for each committee meeting they attend ($750 for telephonic attendance). Directors are also compensated for attending meetings of committees of which they are not members or special meetings if they are invited to do so by the Chairman of the Board or the committee chair. Directors are entitled to reimbursement of their expenses, in accordance with our policy, incurred in connection with attendance at Board and committee meetings and conferences with our senior management. We also make tax gross-up payments to our directors to reimburse them for additional income taxes imposed when we are required to impute income on perquisites that we provided.

Equity Incentives. Under the provisions of our Director Equity Incentive Program, each non-employee director receives an automatic annual grant of restricted stock units, or RSUs, on the third business day after the release of our first fiscal quarter earnings, with a grant date fair market value of $100,000, based on the closing price of our Common Stock on the date of grant (rounded down to the nearest whole number). Each non-employee director also receives an automatic annual grant of stock options on the same day the RSUs are granted to purchase 5,000 shares of our Common Stock. The exercise price of the stock options is 100% of the closing price of our Common Stock on the grant date, and the stock options expire seven years after the grant date for those issued from March 15, 2004 through April 29, 2009 and ten years after the grant date for those issued prior to March 15, 2004 and those issued on and after May 6, 2009.

The stock options and RSUs vest (i) on the date of grant if the non-employee director has had three years of prior continuous service as a non-employee director of the Company or (ii) on the first anniversary of the date of grant if the non-employee director has had less than three years of prior continuous service as a non-employee director of the Company. Upon the death or disability (as defined in the stock plans) of a non-employee director, the vesting of unvested stock options is accelerated by one year for each full year of service as a non-employee director and the vesting of RSUs is accelerated by one month for each full month of service as a non-employee director. In March 2012, our Board approved an amendment to the Director Equity Incentive Program to grant dividend equivalents on grants of RSUs to non-employee directors, to the extent such RSUs vest, commencing with the 2012 annual grant of RSUs.

Deferred Compensation and Other Benefits. Non-employee directors are eligible to participate in the Nonqualified Deferred Compensation Plan, or NDCP, that we maintain for our staff members (see “Nonqualified Deferred Compensation” in our Executive Compensation Tables above for more information). Earnings under this plan are market-based—there are no “above market” or guaranteed rates of returns.

Through The Amgen Foundation, Inc., the Company maintains for all eligible staff members and non-employee directors a charitable contributions matching gift program. Our directors participate in the program on the same terms as our staff members. The Amgen Foundation, Inc. matches, on a dollar-for-dollar basis, qualifying donations made by directors and staff members to eligible organizations, up to $20,000 per person, per year.

Guests of our Board members are occasionally invited to Board events, and we may pay or reimburse travel expenses and may provide transportation on our aircraft for both the director and his or her guest.

Director Stock Ownership Guidelines. Under the Board’s stock ownership guidelines that were originally adopted in December 2002 and amended in October 2009, all non-employee directors are expected to hold 8,000 shares of our Common Stock, while serving as a non-employee director.

All non-employee directors are expected to comply with the stock ownership guidelines on or before December 31st of the calendar year in which the fifth anniversary of their date of election by stockholders or the Board falls. For purposes of the Board stock ownership guidelines, issued and outstanding shares of our Common Stock held beneficially or of record by the non-employee director, issued and outstanding shares of our Common Stock held in a qualifying trust (as defined in the guidelines) and vested RSUs that are deferred will count towards satisfying the stock ownership guidelines. All directors met the stock ownership guidelines, as applicable, as of December 31, 2011. Compliance dates for directors elected to the Board more than five years ago have passed. Directors elected to the Board within the last five years have the following compliance dates:

Director	Compliance Date
François de Carbonnel	December 31, 2014
Vance D. Coffman	December 31, 2013
Rebecca M. Henderson	December 31, 2015
Ronald D. Sugar	December 31, 2016

Director Compensation Table

The following table shows compensation of the non-employee members of our Board for 2011. Mr. Sharer, our Chairman of the Board and Chief Executive Officer, and Mr. Bradway, our President and Chief Operating Officer, are not included in this table as they are employees and thus receive no compensation for their service as directors.

Director	Fees Earned or Paid in Cash($)(2)	Stock Awards($)(4)(6)	Option Awards($)(5)(6)	All Other Compensation($)(7)	Total($)
David Baltimore	89,500	99,973	69,448	28,793	287,714
Frank J. Biondi, Jr.	102,000	99,973	69,448	26,722	298,143
François de Carbonnel	89,500	97,981	69,448	11,113	268,042
Jerry D. Choate(1)	42,500	99,973	69,448	20,000	231,921
Vance D. Coffman	91,750	99,973	69,448	31,412	292,583
Frederick W. Gluck(1)	40,750	99,973	69,448	20,016	230,187
Rebecca M. Henderson	82,750	97,981	69,448	21,038	271,217
Frank C. Herringer	96,750(3)	99,973	69,448	26,528	292,699
Gilbert S. Omenn	91,000	99,973	69,448	23,715	284,136
Judith C. Pelham	88,000	99,973	69,448	21,204	278,625
J. Paul Reason	88,000	99,973	69,448	5,341	262,762
Leonard D. Schaeffer	89,500	99,973	69,448	21,672	280,593
Ronald D. Sugar	86,500	97,981	69,448	22,511	276,440

(1)

Messrs. Choate and Gluck retired from our Board on May 20, 2011. Accordingly, fees earned by Messrs. Choate and Gluck in 2011 consist of a pro-rata amount of the annual retainer (pro-rated on a quarterly basis) and fees for Board and committee meetings attended in 2011.

(2)

Reflects all fees paid to members of our Board for participation in regular, telephonic and special meetings of the Board and its committees, retainer fees and fees paid for services provided to our management by certain members of the Board in connection with special meetings, as applicable.

(3)	All of these fees were deferred by Mr. Herringer under our NDCP.

(4)

Reflects the grant date fair value of 1,828 RSUs granted on April 25, 2011 to each director named above determined in accordance with ASC 718. The grant date fair value of these awards, except with respect to Mr. de Carbonnel and Drs. Henderson and Sugar, is based on the closing price of our Common Stock on the grant date of $54.69, multiplied by the number of RSUs granted. The grant date fair value per unit of $53.60 for RSUs granted to Mr. de Carbonnel and Drs. Henderson and Sugar is based on the closing price of our Common Stock on the grant date reduced by an expected dividend yield of 2% over the one year vesting period for these awards which was discounted at a risk-free rate of 0.2%.

(5)

Reflects the grant date fair value of stock options granted during 2011 determined in accordance with ASC 718. On April 25, 2011, each director named above was granted stock options to purchase 5,000 shares of our Common Stock with a grant date fair value of approximately $13.89 per option. The grant date fair value of these stock option grants were calculated using a stock option valuation model with the following assumptions: risk-free interest rate of 3.2%; expected life of 8.1 years; expected volatility of 23%; expected dividend yield of 2% and exercise price of $54.69.

(6)

All of the RSUs and stock options granted to directors in 2011 were fully vested upon grant, except the RSUs and stock options granted to Mr. de Carbonnel and Drs. Henderson and Sugar which are scheduled to vest on April 25, 2012, subject to continued service on the Board through that date.

The table below shows the aggregate numbers of stock awards and stock option awards outstanding for each non-employee director as of December 31, 2011. Stock awards consist of unvested RSUs, vested RSUs for which receipt of the underlying shares of our Common Stock has been deferred (vested/deferred RSUs) and dividends paid on vested/deferred RSUs reinvested to acquire additional vested/deferred RSUs (rounded down to the nearest whole number of units). Upon vesting and the passage of any applicable deferral period, the RSUs are paid in shares of our Common Stock on a one-for-one basis. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Director	Aggregate Stock Awards Outstanding as of December 31, 2011(#)	Aggregate Option Awards Outstanding as of December 31, 2011(#)
	Restricted Stock Units and Dividend Equivalent Units	Stock Options
David Baltimore	0	51,000
Frank J. Biondi. Jr.	9,585	67,000
François de Carbonnel	3,829	35,000
Jerry D. Choate	0	67,000
Vance D. Coffman	6,125	40,000
Frederick W. Gluck	0	67,000
Rebecca M. Henderson	3,555	30,000
Frank C. Herringer	10,933	35,000
Gilbert S. Omenn	4,398	51,000
Judith C. Pelham	0	51,000
J. Paul Reason	6,125	35,000
Leonard D. Schaeffer	3,007	35,000
Ronald D. Sugar	1,828	25,000

(7)	The table below provides a summary of amounts paid by the Company for perquisites and other special benefits.

		Personal Use of Company Aircraft(b)		Expenses in Connection with Guests Accompanying Directors on Business Travel(c)		Other(d)
Director	Matching of Charitable Contributions($) (a)	Aggregate Incremental Amounts($)	Tax Gross- Up($)	Aggregate Incremental Amounts ($)	Tax Gross- Up($)	Tax Gross- Up($)	Dividends Paid on Vested/ Deferred RSUs($)(e)	Total($)
David Baltimore	20,000	8,412	381	0	0	0	0	28,793
Frank J. Biondi, Jr.	20,000	745	1,674	0	0	0	4,303	26,722
François de Carbonnel	10,000	0	0	0	0	0	1,113	11,113
Jerry D. Choate	20,000	0	0	0	0	0	0	20,000
Vance D. Coffman	20,000	6,965	1,041	0	0	0	3,406	31,412
Frederick W. Gluck	20,000	0	0	0	0	16	0	20,016
Rebecca M. Henderson	20,000	72	5	0	0	0	961	21,038
Frank C. Herringer	20,000	0	1,476	0	0	0	5,052	26,528
Gilbert S. Omenn	20,000	0	179	771	320	0	2,445	23,715
Judith C. Pelham	20,000	0	1,204	0	0	0	0	21,204
J. Paul Reason	0	788	1,147	0	0	0	3,406	5,341
Leonard D. Schaeffer	20,000	0	0	0	0	0	1,672	21,672
Ronald D. Sugar	20,000	1,636	875	0	0	0	0	22,511

(a)	These are charitable contributions of The Amgen Foundation, Inc. that matched the directors’ charitable contributions made in 2011.

(b)

Where we have invited guests to accompany directors on our aircraft or where the director, for non-business purposes, accompanies executives using our aircraft for business purposes, we typically incur no incremental cost for transporting the guest, but we are required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances. The aggregate incremental cost of use of our aircraft is calculated based on our variable operating costs, which include the cost of crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs, fuel, trip specific maintenance and other smaller variable costs. In determining the incremental cost relating to fuel and trip-related maintenance, we applied our actual average costs. We believe that the use of this methodology is a reasonably accurate method for calculating fuel and trip-related maintenance costs. Because our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, our aircraft purchase costs and the cost of maintenance not related to trips.

(c)

Where we have invited guests accompanying directors for business purposes, we may incur incremental costs for the guest and may be required to impute income to the director for his or her income tax purposes. We reimburse the director for the additional income taxes imposed on the director in these circumstances.

(d)

Mr. Gluck incurred personal expenses while on business travel in 2010 for which we were required to impute income to him for his income tax purposes. The amount reflects the tax gross-up payment we reimbursed Mr. Gluck in 2011 for the additional income taxes imposed on him in connection with these expenses.

(e)

Amounts reflect dividends paid on vested/deferred RSUs granted prior to 2011 as the impact of dividends was not considered in determining the grant date fair values of these awards for purposes of reporting compensation in the “Stock Awards” column in the “Director Compensation Table” in the Company’s proxy statements in prior years.

AUDIT MATTERS

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2011.

The Audit Committee has also discussed with Ernst & Young LLP, or Ernst & Young, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by the applicable requirements of the PCAOB regarding Ernst & Young’s communication with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission, or SEC.

Audit Committee of the Board of Directors

Frank J. Biondi, Jr., Chairman

David Baltimore

François de Carbonnel

Gilbert S. Omenn

Judith C. Pelham

Independent Registered Public Accountants

The following table presents fees for professional services provided or to be provided by Ernst & Young for audits of the years ended December 31, 2011 and December 31, 2010, and fees for other services rendered by Ernst & Young during these periods.

	2011	2010
Audit	$5,931,000	$5,285,000
Audit-Related	529,000	368,000
Tax	133,000	52,000
All Other Fees	0	38,000

Total Fees	$6,593,000	$5,743,000

Included in Audit fees above are professional services associated with the integrated audit of our consolidated financial statements and our internal control over financial reporting and the statutory audits of various subsidiaries of the Company. Audit-Related fees are primarily attributable to audits of our affiliated companies, our retirement plans and amounts for certain agreed upon procedures with respect to partner billings for a co-promotion arrangement and third party royalties owed to us. Tax fees are primarily attributable to various U.S. and International tax compliance and planning services. All Other Fees for 2010 relate to Ernst & Young’s assistance with our Enterprise Risk Management assessment and planning. Commencing in 2011, the Company excludes value added taxes, or VAT, from the fees for professional services provided by Ernst & Young reflected in the table above as these amounts are ultimately recovered by the Company from the taxing authorities. To conform to the current year presentation, the Audit and Total Fees line items included in the table above for 2010 have been reduced by $210,000 from the amount previously reported, as a result of the exclusion of VAT. Ernst & Young did not perform any professional services with respect to information systems design and implementation for the years ended December 31, 2011 and 2010. The Audit Committee has considered whether the Audit-Related and Tax services provided by Ernst & Young are compatible with maintaining that firm’s independence.

From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has approved all audit and permissible non-audit services prior to such services being provided by Ernst & Young. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Ernst & Young for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our written Approval of Related Party Transactions policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy applies to: (1) any person who is, or at any time since the beginning of our last fiscal year was, a member of our Board of Directors, or Board, one of our executive officers or a nominee to become a member of our Board; (2) any person who is known to be the beneficial owner of more than five percent of any class of our voting securities; (3) any immediate family member, as defined in the policy, of, or sharing a household with, any of the foregoing persons and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, or is a partner or principal or in a similar position or in which such person has a more than five percent beneficial ownership interest. “Related party transaction” is defined in the policy as a transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including but not limited to any indebtedness or guarantee of indebtedness), between us and any of the foregoing persons, other than: (1) any matters related to compensation or benefits; (2) transactions involving less than $120,000 when aggregated with all similar transactions or (3) transactions approved by another independent committee of our Board.

The Audit Committee considers all relevant facts and circumstances available to it, including the recommendation of management. No member of the Audit Committee participates in any review, consideration or approval of any related party transaction involving such member or any of his or her immediate family members, except that such member is required to provide all material information concerning the related party transaction to the Audit Committee.

Related party transactions may be preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification shall not be forthcoming, management shall make all reasonable efforts to cancel or annul such transaction. At each scheduled meeting of the Audit Committee, management shall update the Audit Committee as to any material changes to any approved or ratified related party transaction. The Audit Committee has excluded each of the following related party transactions under the terms of our Approval of Related Party Transactions policy:

1.	any matters related to compensation or benefits; or

2.

transactions involving less than $120,000 (or such different amount as may require disclosure or approval under any future amendment to the rules and regulations of the Securities and Exchange Commission, including Item 404 of Regulation S-K, or the listing requirements of The NASDAQ Stock Market LLC, including Rule 5630) when aggregated with all similar transactions; or

3.	transactions approved by another independent committee of the Board.

In deciding whether to approve or ratify a related party transaction, the Audit Committee will consider the following factors:

•	whether the terms of the transaction are (i) fair to the Company and (ii) at least as favorable to the Company as would apply if the transaction did not involve a related party;

•	whether there are demonstrable business reasons for the Company to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the Audit Committee deems relevant.

Transactions with Related Persons

Keith Jones, who is the brother-in-law of Brian M. McNamee, our Senior Vice President, Human Resources and an executive officer of the Company, is employed by the Company as a Senior Biopharmaceutical Representative, Oncology. Mr. Jones’ compensation earned in 2011 consisted of $77,677 in base salary, $46,464 in cash incentives and bonuses and a grant of 120 restricted stock units. This transaction did not require the review or approval of the Audit Committee pursuant to the Company’s Approval of Related Party Transactions policy.

ANNUAL REPORT AND FORM 10-K

The Annual Report to Stockholders, containing the Company’s Annual Report on Form 10-K for fiscal 2011, which contains the consolidated financial statements of the Company for fiscal 2011, accompanies this proxy statement but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for Fiscal 2011, filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. The Company’s Form 10-K is also available online at the Company’s website at www.amgen.com. A list of exhibits is included in the Form 10-K and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or Exchange Act, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (collectively, Reporting Persons), to file reports of ownership and changes in ownership with the Securities and Exchange Commission, or SEC, and with The NASDAQ Stock Market LLC. Copies of the Section 16 reports are also required to be supplied to the Company and such reports are available on our website at www.amgen.com.

Based solely on our review of the reports filed by Reporting Persons and written representations from certain Reporting Persons that no other reports were required for those persons, during the year ended December 31, 2011, the Reporting Persons met all applicable Section 16(a) filing requirements, other than (i) Frank J. Biondi, Jr., our director, filed a late form reporting two exempt transactions and (ii) Thomas J.W. Dittrich, our Vice President, Finance and Chief Accounting Officer, amended his Form 3 to reflect additional holdings.

Stockholder Proposals

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2013 annual meeting of stockholders. To be eligible for inclusion in our 2013 proxy statement, your proposal must be received by us no later than December 13, 2012, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Business Proposals and Nominations Pursuant to our Bylaws. Under our Amended and Restated Bylaws, or Bylaws, to nominate a director or bring any other business before the stockholders at the 2013 annual meeting of stockholders that will not be included in our proxy statement pursuant to Rule 14a-8, you must comply with the procedures set forth in our Bylaws, including those summarized below. In addition, assuming the date of the 2013 annual meeting of stockholders is not more than 30 days before and not more than 70 days after the anniversary date of the 2012 Annual Meeting of Stockholders, or Annual Meeting, you must notify us in writing and such notice must be delivered to our Secretary no earlier than January 23, 2012 and no later than February 22, 2012. Moreover, as further described below, certain information required to be included in such notice must be updated as of the record date of the meeting at which the nomination or other proposal is to be presented not later than 10 days after such record date. In addition, our Bylaws provide that if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or other business proposal, the nomination will be disregarded and the proposed business will not be transacted, notwithstanding that proxies in respect of the vote on the nomination or other business proposal may have been received by the Company.

Our Bylaws provide that a stockholder’s advance notice of a nomination must contain the following as to each person who the stockholder proposes to nominate for election as a director: (1) the information relating to the nominee that is required by paragraphs (a), (e) and (f) of Item 402 of Regulation S-K adopted by the SEC (or the corresponding provisions of any rule or regulation subsequently adopted by the SEC applicable to the Company); (2) such nominee’s written consent to being named in the proxy statement as a nominee and serving as a director if elected; (3) whether such nominee, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made has received any financial assistance, funding or other consideration from any other person (Stockholder Associated Person) in respect of the nomination and the details thereof and (4) whether any nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or any corresponding provisions subsequently adopted by the SEC and applicable to the Company). Our Bylaws provide that a stockholder’s advance notice of a proposed business item (other than a nomination) must include: (1) a brief description of the business desired to be brought before the meeting; (2) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendments); (3) the reasons why the stockholder favors the proposal and (4) whether the stockholder or the beneficial owner, if any, on whose behalf the proposal is being made has received any financial assistance, funding or other consideration from any other person (also a Stockholder Associated Person) in respect of the proposal (and the details thereof) and any material interest in such business of the stockholder, such beneficial owner or any Stockholder Associated Person.

In addition, our Bylaws provide that a stockholder giving advance notice of a nomination or a proposed business item must include the following information in the notice: (1) the name and address of the stockholder, as they appear on the Company’s books, and of such beneficial owner, if any; (2) a representation setting forth the class or series and number of shares of our capital stock which are owned beneficially and of record by the stockholder, and any such beneficial owner, nominee or Stockholder Associated Person; (3) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and any such beneficial owner, nominee and Stockholder Associated Person, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (4) a representation whether and the extent to which any hedging, derivative or other transaction or agreement is in place or has been entered into with respect to the Company or its securities (whether or not such transaction shall be subject to settlement in underlying shares of capital stock of the Company), bank debt or credit ratings, within the past six months by, or for the benefit of, such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, the effect or intent of which is to give rise to gain or loss as a result of changes in the trading price of the Company’s securities or bank debt or changes in the credit ratings for the Company, its securities or bank debt (or, more generally, changes in the perceived creditworthiness of the Company) or to increase or decrease the voting power of such stockholder and any such beneficial owner, nominee or Stockholder Associated Person, and if so, a summary of the material terms thereof; (5) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business item; (6) a representation whether the stockholder or beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to stockholders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee, and/or (b) otherwise to solicit proxies from stockholders in support of such nomination or proposed business item and (7) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. Moreover, the information described in subsections (2), (3) and (4) of this paragraph that is required to be included in the notice must be updated by the stockholder and beneficial owner, if any, presenting the nomination or other business proposal not later than 10 days after the record date of the meeting at which the nomination or other business proposal is to be presented to disclose such information as of such record date.

You may write to our Secretary at our principal executive offices at One Amgen Center Drive, Thousand Oaks, California 91320-1799, Mail Stop 38-5-A, to deliver the notices discussed above and for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the General Corporation Law of the State of Delaware and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or bank. Direct your written request to Investor Relations, Amgen Inc., One Amgen Center Drive, Thousand Oaks, CA 91320-1799, Mail Stop 28-1-C, or contact Investor Relations by telephone at (805) 447-1060 or email at investor.relations@amgen.com. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the SEC will not be deemed incorporated, unless specifically provided otherwise in such filing.

In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This proxy statement contains statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011 and in our most recent periodic reports on Form 10-Q and Form 8-K filed with the SEC, and actual results may vary materially.

Other Matters

The Board knows of no matters other than those listed in the attached Notice of Annual Meeting of Stockholders that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors

David J. Scott

Secretary

April 12, 2012

Appendix A

AMGEN INC. BOARD OF DIRECTORS

GUIDELINES FOR DIRECTOR QUALIFICATIONS AND EVALUATIONS

These guidelines set forth (1) the minimum qualifications that the Governance and Nominating Committee of the Board of Directors (the “Committee”) of Amgen Inc. (“Amgen”) believes are important for directors to possess, and (2) a description of the Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders. These guidelines are only guidelines and may be waived and/or changed by the Committee and/or the Board of Directors as appropriate.

1.	Candidate Qualifications

In seeking individuals to join the Board of Directors or to fill director vacancies on the Board of Directors, the Committee considers the following to be minimum qualifications that a candidate must possess:

•	Demonstrated breadth and depth of management and leadership experience, preferably in a senior leadership role in a large or recognized organization;

•	Financial and/or business acumen or relevant industry or scientific experience;

•	Integrity and high ethical standards;

•	Sufficient time to devote to Amgen’s business as a member of the Board;

•	Ability to oversee, as a director, Amgen’s business and affairs for the benefit of Amgen’s stockholders;

•	Ability to comply with the Board’s Code of Conduct; and

•	Demonstrated ability to think independently and work collaboratively.

In addition, the Committee may consider the following where necessary and appropriate:

•	A candidate’s independence, as defined by The NASDAQ Stock Market, Inc.;

•	A candidate’s ability to satisfy the composition requirements for the Audit Committee and the Compensation and Management Development Committee;

•	Maintaining a Board that reflects diversity; and

•	The Board’s overall size, structure and composition.

2.	Candidate Identification and Evaluation Process

(a) For purposes of identifying nominees for the Board of Directors, the Committee relies on professional and personal contacts of the Committee, other members of the Board of Directors and senior management, as well as candidates recommended by independent search firms retained by the Committee from time to time. The Committee also will consider candidates recommended by stockholders. Any director nominations submitted by stockholders will be evaluated in the same manner that nominees suggested by Board members, management or other parties are evaluated.

(b) In evaluating potential candidates, the Committee will determine whether the candidate is qualified for service on the Board of Directors by evaluating the candidate under the guidelines set forth above and by determining if any individual candidate suits the Committee’s and the Board of Director’s overall objectives at the time the candidate is being evaluated.

A-1

Appendix B

PROPOSED AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION

The following amendment is contingent upon receipt of the requisite affirmative vote of the Company’s stockholders and the filing of a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware by the Company.

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

AMGEN INC.

a Delaware corporation

Amgen Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The Restated Certificate of Incorporation of Amgen Inc. shall be amended by changing Article TENTH so that, as amended, Article TENTH shall read in its entirety as follows:

TENTH:             All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of this corporation may be effected by the written consent of the holders of capital stock of this corporation entitled to vote; provided that no such action may be effected except in accordance with the provisions of this Article TENTH and applicable law.

 (a)         Request for Record Date. The record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Article TENTH. Any stockholder seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the secretary of this corporation and delivered to this corporation and signed by holders of record of at least fifteen percent (15%) in voting power of the then outstanding shares of capital stock of this corporation entitled to vote on the matter, request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Article TENTH. Following delivery of the notice, the Board of Directors shall, by the later of (i) twenty (20) days after delivery of a valid request to set a record date and (ii) five (5) days after delivery of any information requested by this corporation to determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request and whether the request relates to an action that may be taken by written consent pursuant to this Article TENTH and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the request has been determined to be valid and to relate to an action that may be effected by written consent pursuant to this Article TENTH or if no such determination shall have been made by the date required by this Article TENTH, and in either event no record date has been fixed by the Board of Directors, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to this corporation in the manner described in paragraph (f) of this Article TENTH; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)         Notice Requirements. Any notice required by paragraph (a) of this Article TENTH must be delivered by the holders of record of at least fifteen percent (15%) in voting power of the then outstanding shares of capital stock of this corporation entitled to vote on the matter (with evidence of such ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by this corporation’s bylaws as though such stockholder was intending to make a nomination or to bring any other matter before a meeting of stockholders, other than as permitted to be included in this corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and (ii) the text of the proposal(s) (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the bylaws of this corporation). This corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by this corporation to determine the validity of the request for a record date and to determine whether the request relates to an action that may be effected by written consent under this Article TENTH. In connection with an action or actions proposed to be taken by written consent in accordance with this Article TENTH, the stockholders seeking such action or actions shall further update and supplement the information previously provided to this corporation in connection therewith, if necessary, as required by Section 15 of this corporation’s bylaws.

(c)         Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) an identical or substantially similar item (a “Similar Item”) is included in this corporation’s notice as an item of business to be brought before a meeting of the stockholders that has been called but not yet held, and the date of which is within ninety (90) days of the delivery of a request to set a record date (and, for purposes of this clause (ii) the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election of directors but the removal of directors without the election of any replacements shall not be deemed a “Similar Item” with respect to the election of directors) or (iii) such record date request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(d)         Manner of Consent Solicitation. Stockholders may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of this corporation entitled to vote on the matter pursuant to and in accordance with this Article TENTH and applicable law.

(e)         Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Article TENTH, Consents signed by a sufficient number of stockholders to take such action are so delivered to this corporation.

(f)         Delivery of Consents. No Consents may be dated or delivered to this corporation or its registered office in the State of Delaware until 90 days after the delivery of a valid request to set a record date. Consents must be delivered to this corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to this corporation of Consents, the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the Board of Directors, the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent and such Inspectors shall discharge the functions of the secretary of this corporation, or such other officer of this corporation as the Board of Directors may designate, as the case may be, under this Article TENTH. If after such investigation the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of this corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of this corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

(g)         Effectiveness of Consent. Notwithstanding anything in this Certificate to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Article TENTH. If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Article TENTH, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Article TENTH, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to this corporation that the Consents delivered to this corporation in accordance with paragraph (f) of this section, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Certificate of Incorporation.

(h)         Challenge to Validity of Consent. Nothing contained in this Article TENTH shall in any way be construed to suggest or imply that the Board of Directors of this corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of this corporation, such other officer of this corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(i)         Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Article TENTH shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

2. The foregoing amendment was duly adopted in accordance with Section 242 of the DGCL.

Printed on recycled paper	© 2012 Amgen Inc. All Rights Reserved

SAMPLE

SAMPLE

Only Amgen Inc. stockholders with admittance tickets will be admitted to the 2012 Annual Meeting of Stockholders. Each stockholder is entitled to one admittance ticket. If you come to the meeting and do not have an admittance ticket, you will be admitted only upon presentation of proper identification and evidence of stock ownership as of March 26, 2012.

☐	Please send me an admittance ticket for the Amgen Inc. 2012 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2012 in Westlake Village, California.

Name	(Please print)

Address
( )

City State	Zip Telephone No. (Please provide)

YOU DO NOT NEED TO RETURN THIS CARD IF YOU DO NOT PLAN TO ATTEND

THE 2012 ANNUAL MEETING OF STOCKHOLDERS.

SAMPLE

SAMPLE

ANNUAL MEETING OF STOCKHOLDERS OF

AMGEN INC.

May 23, 2012

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2012: The Notice of 2012 Annual Meeting of Stockholders, Proxy Statement, Form Proxy Card and 2011 Annual Report to Stockholders are available at http://www.amstock.com/ProxyServices/Amgen.

If you wish to attend the Annual Meeting, please log on to http://www.seeuthere.com/AnnualMeeting2012/Attendee to register.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

The Board of Directors recommends a vote “FOR” each of items #1, #2, #3 and #4.

1. To elect fourteen directors to the Board of Directors of Amgen Inc. for a term of office expiring at the 2013 annual meeting of stockholders. The nominees for election to the Board are: FOR AGAINST ABSTAIN

Dr. David Baltimore

Mr. Frank J. Biondi, Jr.

Mr. Robert A. Bradway

Mr. Francois de Carbonnel

Dr. Vance D. Coffman

Dr. Rebecca M. Henderson

Mr. Frank C. Herringer

Dr. Tyler Jacks

FOR AGAINST ABSTAIN

Dr. Gilbert S. Omenn

Ms. Judith C. Pelham

Adm. J. Paul Reason, USN (Retired) Mr. Leonard D. Schaeffer Mr. Kevin W. Sharer Dr. Ronald D. Sugar

2. To ratify the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 31, 2012.

3. Advisory vote to approve our executive compensation.

4. To approve an amendment to our Restated Certificate of Incorporation to authorize stockholder action by written consent.

The Board of Directors recommends a vote “AGAINST” Stockholder Proposals #1 through #4 in Item #5.

5. STOCKHOLDER PROPOSALS:

Stockholder Proposal #1 (Independent Chairman of the Board)

Stockholder Proposal #2 (Transparency in Animal Use)

Stockholder Proposal #3 (Request for Disclosure of Lobbying Policies and Practices)

Stockholder Proposal #4 (CEO to Serve on a Maximum of One Other Board)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney-in-fact, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SAMPLE

SAMPLE

This Proxy Card will be voted as specified or, if no choice is specified, will be voted FOR the election of the named nominees, FOR ratification of the selection of Ernst & Young LLP, FOR the advisory vote to approve our executive compensation, FOR the amendment to our Restated Certificate of Incorporation to authorize stockholder action by written consent and AGAINST Stockholder Proposals #1 through #4.

As of the date hereof, the undersigned hereby acknowledges receipt of the 2012 Proxy Statement and accompanying Notice of 2012 Annual Meeting of Stockholders to be held on May 23, 2012, Form Proxy Card and the 2011 Annual Report to Stockholders.

In their discretion, the Proxy Holders (as defined below) are authorized to vote upon such other matters as may properly come before the 2012 Annual Meeting of Stockholders and at any continuation, postponement or adjournment thereof. The Board of Directors, at present, knows of no other business to be presented at the 2012 Annual Meeting of Stockholders.

By signing this proxy you revoke all prior proxies. This proxy will be governed by the laws of the State of Delaware and federal securities laws.

AMGEN INC.

ONE AMGEN CENTER DRIVE, THOUSAND OAKS, CA 91320-1799

PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE 2012 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2012

Kevin W. Sharer, Robert A. Bradway, Jonathan M. Peacock and David J. Scott (the “Proxy Holders”), or any of them, each with the power of substitution, hereby are authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the shares of Amgen Inc. Common Stock of the undersigned at the 2012 Annual Meeting of Stockholders of Amgen Inc., to be held on Wednesday, May 23, 2012, at 11:00 A.M., local time, at the Four Seasons Hotel Westlake Village, Two Dole Drive, Westlake Village, CA 91362, and at any continuation, postponement or adjournment of that meeting, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other business that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

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